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                                                                     Exhibit 2.1


                            REORGANIZATION AGREEMENT

         THIS REORGANIZATION AGREEMENT (this "Agreement") is dated as of December 28, 2000 and is made by and among Presencia en Medios, S.A., a Mexican corporation, (the "Seller"), Eduardo Sitt, David Sitt and Roberto Sonabend (each a "Designated Party" and collectively, the "Designated Parties"), Presence in Media LLC, a Delaware limited liability company ("LLC-1"), Virtual Advertisement LLC, a Delaware limited liability company ("LLC-2"), PVI LA, LLC, a Delaware limited liability company ("LLC-3"), Princeton Video Image, Inc., a New Jersey corporation, (the "Purchaser") and Princeton Video Image Latin America, LLC, a New Jersey limited liability company ("Newco").

                             PRELIMINARY STATEMENTS

         A. The Seller is the owner of all of the outstanding membership interests of LLC-1.

         B. LLC-1 is the owner of all of the outstanding membership interests of LLC-2.

         C. LLC-2 is the owner of all of the outstanding membership interests of LLC-3.

         D. LLC-3 is the owner of 95,000 shares of capital stock of Publicidad Virtual, S.A. de C.V. (the "LLC-3 Shares").

         E. The Seller is the owner of 5,000 shares of capital stock of the Publicidad Virtual, S.A. de C.V. (the "Seller Shares").

         F. The Purchaser is the owner of all of the outstanding membership interests of Newco.

         G. The Purchaser wishes to acquire from the Seller, and the Seller wishes to sell to the Purchaser, the Seller Shares.

         H. Newco and LLC-2 wish to enter into a merger pursuant to which LLC-2 will be merged with and into Newco and Newco will be the surviving entity.

         In consideration of the premises and the mutual promises hereinafter set forth, the parties hereby agree as follows:

         1. Definitions. All capitalized terms used in this Agreement shall have the meanings assigned to them elsewhere in this Agreement or as specified below:

                  "Action" shall have the meaning set forth in Section 3.10 hereof.
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                  "Affiliate" shall mean, with respect to the Purchaser or the
Seller Group or any member thereof, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Purchaser or the Seller Group or any member thereof, as the case may be.

                  "Agreement" shall have the meaning set forth in the opening paragraph hereof.

                  "Articles of Incorporation" shall mean the Corporation's certificate of incorporation in the form attached hereto as Schedule 1(a).

                  "Balance Sheet Date" shall have the meaning set forth in
Section 3.4(a) hereof.

                  "Business Day" shall mean any day other than a Saturday, Sunday or day upon which banking institutions are authorized or required by law to be closed in the State of New Jersey or in the Republic of Mexico.

                  "Bylaws" shall mean the Corporation's bylaws in the form attached hereto as Schedule 1(b).

                  "Call Notice" shall have the meaning set forth in Section 9.3 hereof.

                  "Closing" shall mean the closing of the sale to, and purchase by, the Purchaser of the Seller Shares and the consummation of the Merger.

                  "Closing Date" shall mean the date of the Closing as provided in Section 2.4 hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commission" shall mean the United States Securities and Exchange Commission.

                  "Corporation" shall mean Publicidad Virtual, S.A. de C.V.

                  "Corporation Financial Statements" shall have the meaning set forth in Section 3.4(a) hereof.

                  "Corporation Licenses and Permits" shall have the meaning set forth in Section 3.13 hereof.

                  "Damages" shall have the meaning set forth in Section 9.1 hereof.

                  "Dasi" shall have the meaning set forth in Section 5.13 hereof.

                  "Dasi Agreement" shall have the meaning set forth in Section
5.13 hereof


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                  "Designated Parties" shall have the meaning set forth in the opening paragraph hereof.

                  "Designated Party" shall have the meaning set forth in the opening paragraph hereof.

                  "Effective Time" shall have the meaning set forth in Section
2.3 hereof.

                  "employee" and "consultant," when used with respect to employees or consultants of any entity shall include any employee or consultant made available to such entity pursuant to a contract between such entity and a third party.

                  "Encumbrances" shall mean any liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Merger Shares" shall have the meaning set forth in
Section 2.5 hereof.

                  "Escrow Sale Shares" shall have the meaning set forth in
Section 2.5 hereof.

                  "Escrow Shares" shall have the meaning set forth in Section
2.5 hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Exercise Notice" shall have the meaning set forth in Section
7.2 hereof.

                  "Fair Market Value" shall mean, for any day, the average of the closing sales prices of the PVI Common Stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq National Market, or if the PVI Common Stock is not then quoted on the Nasdaq National Market, on any established stock exchange, quotation system or bulletin board on which the PVI Common Stock is listed or traded for the ten (10) trading days immediately preceding such day.

                  "Intellectual Property Rights" shall mean all intellectual property rights, including, without limitation, Proprietary Information, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, franchises, licenses, trade secrets, proprietary processes and formulae.

                  "LLC-1" shall have the meaning set forth in the opening paragraph hereof.

                  "LLC-2" shall have the meaning set forth in the opening paragraph hereof.



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                  "LLC-3" shall have the meaning set forth in the opening
paragraph hereof.

                  "LLC-3 Shares" shall have the meaning set forth in Preliminary Statement C.

                  "LLCs" shall mean LLC-1, LLC-2 and LLC-3, collectively.

                  "Material Adverse Effect" shall mean, when used in connection with the Corporation, the LLCs or the Purchaser, any change or effect that, individually or in the aggregate with all other such changes or effects, would have a material adverse effect on the business, assets, results or operations, or financial condition of such party and its Subsidiaries taken as a whole or materially impair the ability of such party to perform its obligations under this Agreement.

                  "Merger" shall have the meaning set forth in Section 2.3 hereof.

                  "Merger PVI Warrants" shall have the meaning set forth in
Section 2.3 hereof.

                  "Merger Shares" shall have the meaning set forth in Section
2.3 hereof.

                  "Mexican GAAP" shall mean generally accepted accounting principles in Mexico, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "New Securities" shall mean (a) any capital stock of the Purchaser whether or not currently authorized, (b) all rights, options, or warrants to purchase capital stock of the Purchaser, and (c) all securities of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock of the Purchaser; provided, however, that the term "New Securities" shall not include (i) shares of PVI Common Stock designated by vote of the PVI Board, or options to purchase such shares, that are issued or granted to employees or consultants of the Purchaser; (ii) securities issued as a result of any stock split, stock dividend, or reclassification of PVI Common Stock, distributable on a pro rata basis to all holders of PVI Common Stock; (iii) securities issued as a result of a merger, consolidation or reorganization approved by the PVI Board; and (iv) securities issued in connection with a transaction which the PVI Board in good faith reasonably determines to be a strategic alliance, joint venture, partnership or other business arrangement, or in connection with the licensing or acquisition by the Purchaser of technology or intellectual property in a transaction which is approved by the PVI Board.

                  "Newco" shall have the meaning set forth in the opening paragraph hereof.

                  "Officers' Certificate" shall mean a certificate for or on behalf of an entity signed by the entity's president and its chief financial officer, provided that if the entity does not have a chief financial officer on the date of the Officers' Certificate, the entity's treasurer or other officer performing the duties customarily performed by a chief financial officer shall sign along with the entity's president, stating that (a) the officers signing such certificate have made or have caused to be made such investigations as are necessary in order to permit them to verify the accuracy of




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the information set forth in such certificate and (b) to the best of such officers' knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                  "Permitted Encumbrances" shall mean (a) Encumbrances set forth on the schedules hereto, b) liens for taxes not yet due and payable and (c) Encumbrances which are not individually or in the aggregate material.

                  "Permitted Transferee" shall mean (i) the Seller and its Affiliates, (ii) any direct or indirect equity holder of any Person referred to in clause (i) and any Affiliate of one or more of such equity holders, and (iii) in the case of any of the foregoing Persons in clause (ii) who is an individual, Permitted Transferee shall include such individual's immediate family, trusts solely or primarily for the benefit of such person or such person's immediate family members, and corporations, partnerships, limited liability companies or other entities in which such individual or such individual's family members and/or trusts are the majority equity holders as the case may be. For this purpose, "immediate family" of a person means the person's spouse, parents, children, adopted children, stepchildren and grandchildren.

                  "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization, a limited liability company, a joint stock corporation, a joint venture, a government or any department, agency or political subdivision thereof and any other entity.

                  "Proprietary Information" shall mean all customer lists, source and object codes, algorithms, architecture, structure, display screens, layouts, processes, inventions, trade secrets, know-how, development tools and other proprietary rights owned by the Corporation, the LLCs or the Purchaser and its Subsidiaries, as the case may be, pertaining to any product or service manufactured, marketed or sold, or proposed to be manufactured, marketed or sold (as the case may be), by the Corporation or the Purchaser and its Subsidiaries, as the case may be, or used, employed or exploited in the development, license, sale, marketing or distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda, know-how, notebooks, records and disclosures.

                  "Purchaser" shall have the meaning set forth in the opening paragraph hereof.

                  "Purchaser Financial Statements" shall have the meaning set forth in Section 4.5 hereof.

                  "Purchaser Indemnitees" shall have the meaning set forth in
Section 9.1.

                  "Purchaser Licenses and Permits" shall have the meaning set forth in Section 4.14 hereof.

                  "PVI Board" shall mean the board of directors of the Purchaser.



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                  "PVI Common Stock" shall mean the Purchaser's common stock, no par value per share.

                  "PVI Securities" shall mean the Sale Shares, the Sale PVI Warrants, the Merger Shares and the Merger PVI Warrants, collectively.

                  "PVI Warrants" shall mean warrants to purchase PVI Common Stock having the exercise prices and terms set forth on Schedule 1.1 attached hereto and being in substantially the forms attached as Schedule 1.1-A.

                  "Required Number of Directors" shall have the meaning set forth in Section 7.1 hereof.

                  "Rules" shall have the meaning set forth in Section 20 hereof.

                  "Sale Notice" shall have the meaning set forth in Section 7.2(b) hereof.

                  "Sale Shares" shall have the meaning set forth in Section 2.2 hereof.

                  "Sale PVI Warrants" shall have the meaning set forth in
Section 2.2 hereof.

                  "SEC Reports" shall have the meaning set forth in Section 4.4 hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Seller" shall have the meaning set forth in the opening paragraph hereof.

                  "Seller Group" shall mean (i) the Seller, (ii) Eduardo Sitt, David Sitt and Roberto Sonabend, (iii) LLC-1 and (iv) any Permitted Transferee that acquires PVI Common Stock or PVI Warrants and elects in a written agreement substantially in the form of Schedule 1.2 attached hereto to be bound by the provisions hereof which are applicable to the Seller Group for so long as such Person owns PVI Common Stock or PVI Warrants.

                  "Seller Indemnitees" shall have the meaning set forth in
Section 9.1 hereof.

                  "Seller Shares" shall have the meaning set forth in Preliminary Statement D.

                  "Shareholders Meeting" shall have the meaning set forth in
Section 4.24 hereof.

                  "Statute" shall have the meaning set forth in Section 4.25 hereof.



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                  "Subsidiary" shall mean any entity of which the majority of the ordinary voting power is at the time as of which any determination is being made owned by another entity either directly or through one or more Subsidiaries.

                  "Substitute Collateral" shall mean cash, U.S. government securities or an irrevocable letter of credit in favor of the Purchaser in a form reasonably acceptable to the Purchaser and drawn upon a United States bank reasonably acceptable to the Purchaser.

                   "Transaction Documents" shall mean (a) this Agreement, (b) the certificates representing the PVI Common Stock to be conveyed hereunder, (c) the certificates representing the PVI Warrants to be conveyed hereunder, (d) the employment agreements by and between the Corporation or another Mexican Subsidiary of the Purchaser and each of David Sitt and Roberto Sonabend dated as of the Closing Date, (e) the consultant services agreement by and between the Seller or any of its Affiliates and the Corporation or any of its Mexican Affiliates, (f) the registration rights agreement by and among the Purchaser and certain members of the Seller Group dated as of the Closing Date, (g) the stock option agreements between the Purchaser and each of David Sitt and Roberto Sonabend dated as of the Closing Date in the form attached hereto as Schedule 6.16, (h) the letter from the Corporation to the Seller in the form attached hereto as Schedule 6.17(a) and (i) all other contracts, agreements, schedules, certificates and other documents being delivered pursuant to or in connection with this Agreement or the transactions contemplated hereby.

                  "U.S. GAAP" shall mean generally accepted accounting principles in the United States, consistently applied throughout the specified period and in the immediately prior comparable period.

         2.       Sale and Purchase of Seller Shares; Merger.

                  2.1 Agreement to Purchase and Sell. Upon the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein, at the Effective Time (as defined below), the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller Shares.

                  2.2 Purchase Price. In consideration for the sale of the Seller Shares, at the Effective Time the Purchaser shall issue to the Seller 133,918 shares of PVI Common Stock (the "Sale Shares") and 51,841 PVI Warrants (the "Sale PVI Warrants").

                  2.3 Merger. Upon and subject to the terms of this Agreement, LLC-2 shall merge with and into Newco (the "Merger") at the Effective Time. From and after the Effective Time, the separate corporate existence of LLC-2 shall cease and Newco shall continue as the surviving limited liability company in the Merger. As of the Effective Time, without any action on the part of the holder of the outstanding membership interests of LLC-2, the outstanding membership interests of LLC-2 shall be converted into and become 2,544,435 shares of PVI Common Stock (the "Merger Shares") and 984,984 PVI Warrants (the "Merger PVI Warrants") and such membership interests shall thereafter no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and the holder thereof shall cease to have any



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rights with respect thereto. The "Effective Time" shall be the time at which
LLC-2 and Newco file the certificates of merger prepared and executed in accordance with the relevant provisions of the New Jersey Limited Liability Company Act and the Delaware Limited Liability Company Act with the Secretaries of State of the States of New Jersey and Delaware. The Merger shall have the effects specified in this Agreement and in the New Jersey Limited Liability Company Act and the Delaware Limited Liability Company Act.

                  2.4 Closing. Subject to the satisfaction of the conditions set forth in Section 5 and 6 hereof, the Closing shall occur at the offices of Smith, Stratton, Wise, Heher & Brennan, 600 College Road East, Princeton, New Jersey 08540, on or before June 1, 2001 or such other date as the parties shall mutually agree (the "Closing Date").

                  2.5 Closing Actions. At the Closing at the Effective Time, (i) the Seller shall deliver to the Purchaser certificates representing the Seller Shares, duly endorsed for transfer to the Purchaser, (ii) the Purchaser shall deliver to the Seller certificates representing eighty percent (80%) of the Sale Shares and all of the Sale PVI Warrants, (iii) the Purchaser shall deliver to LLC-1 certificates representing eighty percent (80%) of the Merger Shares and all of the Merger PVI Warrants, and (iv) the parties shall make the other deliveries provided in Sections 5 and 6 hereof, as applicable. The remaining twenty percent (20%) of the Sale Shares and the Merger Shares (such remaining amount, the "Escrow Sale Shares" and the "Escrow Merger Shares," respectively, and, collectively, the "Escrow Shares") shall be held by the Purchaser in accordance with the terms of Section 2.6 of this Agreement.

                  2.6 Setoff; Delivery of the Escrow Shares. (a) Subject to payment to the Purchaser of claims under the indemnity provisions or Section 8.7 of this Agreement and subject further to Section 9.4 hereof and except as provided in this Section 2.6, the Purchaser shall hold the Escrow Shares for the exclusive benefit of the Purchaser until released as provided in this Section
2.6 (provided that the Escrow Shares shall remain in escrow for such additional time as is necessary to permit the resolution of any disputes). The parties further agree that the Purchaser shall be entitled to set off from the Escrow Shares a number of Escrow Shares having a Fair Market Value at the time of setoff equal to any amounts that any member of the Seller Group is required to pay to the Purchaser or its officers, directors, employees, agents or Subsidiaries under this Agreement, or in the case of a violation of Section 8.7 of this Agreement, all of the Escrow Shares, provided that (i) any Escrow Shares that the Purchaser seeks to set off shall remain in escrow until the resolution of any disputes relating to the amount at issue, and (ii) prior to setting off any Escrow Shares under this Section 2.6, the Purchaser shall send to the Seller a written notice setting forth with reasonable specificity the nature of the claim, the amount claimed and any additional information reasonably necessary to allow the Seller to evaluate the validity of the claim under the terms of this Agreement. Following receipt of such written notice, the Seller shall have thirty (30) calendar days to evaluate and, at its own expense and at no cost or unreasonable burden to the Purchaser or its officers, directors, employees, agents or Subsidiaries, investigate the merits of the claim. If the Seller fails to deliver a written notice to the Purchaser challenging such claim within such 30-day period, and if the Seller does not pay such claim in cash, the parties agree that the Purchaser shall be entitled to deduct from the Escrow Shares a number of Escrow Shares with a Fair Market Value equal to the entire unpaid amount of such claim, or in the case of a violation of Section 8.7 of this Agreement, all of Escrow Shares, such shares shall no longer be part of the Escrow Shares and the Seller and LLC-1




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shall have no further right, title or interest in or to such shares. In the event that the Seller delivers to the Purchaser a written notice within such 30-day period challenging the validity or amount of such claim, the parties agree to make a good faith effort to resolve the dispute through negotiation within ten (10) days of the date on which such written notice is delivered to the Purchaser. In the event that no resolution is reached within such 10-day period (or such longer period as the parties agree to in writing), either party may refer such dispute to arbitration in accordance with Section 20 of this Agreement. On the second anniversary of the Closing Date, one-half of the Escrow Sale Shares and one-half of the Escrow Merger Shares shall be delivered to the Seller and LLC-1, respectively, and on the fourth anniversary of the Closing Date, the balance of the Escrow Sale Shares and the Escrow Merger Shares shall be delivered to the Seller and LLC-1, respectively; provided, however, that the Purchaser shall at all times retain a number of Escrow Shares with a Fair Market Value equal to one hundred ten percent (110%) of any amount that is in dispute (or all of the Escrow Shares if the Fair Market Value of the Escrow Shares is less than one hundred ten percent (110%) of such amount); provided further, that as soon as reasonably possible following the resolution of any dispute, the Purchaser shall deliver the Escrow Sale Shares and the Escrow Merger Shares which were withheld in connection with such dispute but not set-off by the Purchaser to the Seller and LLC-1, respectively. Notwithstanding anything to the contrary contained in this Section 2.6(a), the Seller may, at its option, pay in cash any amounts due to the Purchaser hereunder with respect to which the Purchaser would otherwise be entitled to retain Escrow Shares.

                  (b) The Purchaser shall release to the Seller or LLC-1 any Escrow Shares as to which the Seller or LLC-1 has delivered to the Purchaser Substitute Collateral in an amount equal to $4.00 per Escrow Share. The Purchaser shall hold and apply the Substitute Collateral in accordance with the terms of Section 2.6(a) hereof as if the Substitute Collateral were the Escrow Shares. Whenever the Purchaser is entitled to set-off the Escrow Shares or release the Escrow Shares pursuant to Section 2.6(a), it shall set-off or release either the Escrow Shares or the Substitute Collateral as directed by the Seller.

                  (c) The Seller and LLC-1 shall be entitled to vote the Escrow Sale Shares and the Escrow Merger Shares, respectively. Stock dividends paid with respect to the Escrow Shares, if any, shall be treated as Escrow Shares and shall be set-off or released when the Escrow Shares to which such dividends relate are set-off or released. Cash dividends paid with respect to the Escrow Shares, if any, shall be invested, at the option of the Seller, in a money market fund or U.S. government securities and together with interest earned thereon shall be held by the Purchaser and set-off or released when the Escrow Shares to which the dividend relates are set-off or released.

         3. Representations and Warranties of the Seller and the LLCs. Each of the Seller, LLC-1, LLC-2 and LLC-3 hereby represents and warrants to the Purchaser and Newco as follows:

                  3.1 Organization. (a) The Corporation (a) is a limited liability corporation duly organized, and validly existing under the laws of Mexico, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted, (c) is duly qualified to do business in the jurisdictions set forth on Schedule 3.1(a), which constitute all of the jurisdictions in which the conduct of the Corporation's business


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or its ownership, leasing or operation of property requires such qualification where the absence of such qualification would have a Material Adverse Effect and
(d) except as set forth on Schedule 3.1(a), has never conducted business under any name other than that set forth in this Agreement.

                  (b) Each of LLC-2 and LLC-3 (a) is a limited liability corporation duly organized, validly existing and in good standing under the laws of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted,
(c) is duly qualified to do business and is in good standing in the jurisdictions set forth on Schedule 3.1(b), which constitute all of the jurisdictions in which the conduct of its business or its ownership, leasing or operation of property requires such qualification where the absence of such qualification would have a Material Adverse Effect and (d) except as set forth on Schedule 3.1(b), has never conducted business under any name other than that set forth in this Agreement.

                  3.2 Equity Investments. Other than as set forth on Schedule 3.2, neither the Corporation nor LLC-2 nor LLC-3 has ever had, nor does it presently have, any Subsidiaries, nor has it owned, nor does it presently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other Person (except, in the case of LLC-2, the membership interests in LLC-3 and in the case of LLC-3, the LLC-3 Shares).

                  3.3 Capitalization.

                  (a) The Corporation is authorized to issue 100,000 shares of capital stock. LLC-2 is authorized to issue one (1) membership interest. LLC-3 is authorized to issue one (1) membership interest.

                  (b) Schedule 3.3(b) attached hereto sets forth a description of (i) the capital stock or other equity interests of the Corporation, LLC-2 and LLC-3, including the names of the holders of each class of capital stock of the Corporation and equity interests of LLC-2 and LLC-3 and the number of shares of such class or other equity interests which are outstanding, and (ii) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation or LLC-2 or LLC-3 is or may become obligated to issue any shares of its capital stock or other securities of the Corporation or LLC-2 or LLC-3, respectively. All of the issued and outstanding shares of the Corporation's capital stock and equity interests of LLC-2 and LLC-3 have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth on Schedule 3.3(b) attached hereto, (x) there are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation or equity interests of LLC-2 or LLC-3 pursuant to any provision of law, the Articles of Incorporation or Bylaws or other organizational documents, any agreement to which the Corporation or LLC-2 or LLC-3 is a party, or otherwise, except as contemplated by this Agreement, and
(y) there is no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, etc.) with respect to the sale, voting or transfer of any shares of capital stock of the Corporation or equity interests of LLC-2 or LLC-3 (whether outstanding or issuable upon conversion or exercise of outstanding securities) except as


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contemplated by this Agreement. True and correct copies of all such agreements, restrictions and encumbrances have been delivered to the Purchaser. Except as set forth in Schedule 3.3(b), as of the Closing, neither the Corporation nor LLC-2 nor LLC-3 will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or other equity interests.

                  3.4 Financial Information.

                  (a) The Corporation has previously delivered to the Purchaser an unaudited balance sheet and related financial statements as of September 30, 2000 (the "Balance Sheet Date") for the Corporation (collectively, the "Corporation Financial Statements").

                  (b) The Corporation Financial Statements (together with any notes thereto) (i) are true, correct and complete in all material respects, (ii) are in accordance with the books and records of the Corporation, (iii) fairly present in all material respects the financial condition of the Corporation as of the date indicated and the results of operations and cash flows of the Corporation for the period indicated and (iv) have been prepared in accordance with Mexican GAAP.

                  (c) The Corporation has provided to the Purchaser's accountants all information which they have requested in order to present the Corporation Financial Statements in accordance with U.S. GAAP. All of such information is true, accurate and complete in all material respects.

                  3.5 Absence of Undisclosed Liabilities. (a) The Corporation has no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) which were not provided for or disclosed in the Corporation Financial Statements, except (i) those incurred in the ordinary course of business which do not exceed $100,000, (ii) those reflected in Schedule 3.5 attached hereto and (iii) those under contracts, commitments or agreements of the type required to be disclosed by the Seller or the LLCs on any schedule hereto and so disclosed or which because of the dollar amount or the other qualifications in this Agreement are not required to be listed on any schedule hereto.

                  (b) Neither LLC-2 nor LLC-3 has any obligations or liabilities of any nature (matured or unmatured, fixed or contingent).

                  3.6 Absence of Changes. Except as set forth on Schedule 3.6 attached hereto, since the Balance Sheet Date there has not been, and neither the Corporation nor LLC-2 nor LLC-3 has agreed to cause:

                  (a) any material adverse change in the financial condition, results of operations, assets, liabilities, or business of the Corporation or LLC-2 or LLC-3;

                  (b) any borrowing or agreement to borrow any funds;

                  (c) any asset or property of the Corporation or LLC-2 or LLC-3 made subject to an Encumbrance, other than Permitted Encumbrances;

                  (d) any waiver of any material right of the Corporation or LLC-2 or LLC-3 or the cancellation of any material debt or claim held by the Corporation or LLC-2 or LLC-3;

                  (e) any declaration or payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, or any sale or issuance of, any shares of the capital stock of the Corporation or equity interests of LLC-2 or LLC-3, or any agreement of commitment therefore;

                  (f) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Corporation or LLC-2 or LLC-3, except (i) in the ordinary course of business consistent with past practices, (ii) those reflected in the schedules attached hereto and (iii) those which because of the dollar amount or other qualifications in this Agreement are not required to be listed on any schedule hereto;

                  (g) any loan or advance or guarantee of indebtedness by the Corporation or LLC-2 or LLC-3 to any Person or any agreement or commitment therefor;

                  (h) any damage, destruction or loss (whether or not covered by insurance) other than ordinary wear and tear materially adversely affecting the assets, property or business of the Corporation or LLC-2 or LLC-3;

                  (i) any increase, direct or indirect, in the compensation paid or payable to officers, directors, employees or consultants of the Corporation or LLC-2 or LLC-3 or the Designated Parties;

                  (j) any change in the accounting or tax reporting methods or practices followed by the Corporation or LLC-2 or LLC-3; or

                  (k) any change in any contract or agreement by which the Corporation or LLC-2 or LLC-3 or their assets are bound which would have a Material Adverse Effect.

                  3.7 Tax Matters. Except as set forth on Schedule 3.7 attached hereto, all federal, state and local tax returns and tax reports required to be filed by the Corporation and LLC-2 and LLC-3 have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all of the foregoing are true, correct and complete in all material respects. All income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding and other taxes (including interest and penalties) shown as due on such returns and reports or required to have been paid or accrued by the Corporation or LLC-2 or LLC-3 have been fully paid or are adequately provided for in the Corporation Financial Statements. No claims or deficiencies have been raised in writing by any taxing authority in connection with any of the returns and reports referred to above, and no waivers of statutes of limitations have been given or requested with respect to the Corporation or LLC-2 or

LLC-3 which are in effect. Neither the Corporation nor LLC-2 nor LLC-3 has made any tax elections (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a Material Adverse Effect on the Corporation or LLC-2 or LLC-3, their financial condition, their business as presently conducted or presently proposed to be conducted or any of their properties or assets.

                 3.8 Assets. (a) Except as set forth on Schedule 3.8 attached hereto and except for Permitted Encumbrances, the Corporation has good and marketable title to all of the property and assets, real, personal or fixed, tangible or intangible, reflected as assets in the Corporation Financial Statements or not so reflected because not required to be reflected, but which are used or useful in the business of the Corporation, or acquired by the Corporation since the Balance Sheet Date (other than assets disposed of in the ordinary course of business since that date and other assets leased or licensed by or to the Corporation), subject to no mortgages, liens, security interests, pledges, charges or other encumbrances of any kind other than Permitted Encumbrances. The Corporation is not obligated under any contract or agreement not included on any schedule hereto which materially adversely affects the Corporation's business, properties, assets, prospects or condition (financial or otherwise). The Corporation's leased premises, equipment and other tangible assets are in good operating condition in all material respects subject to ordinary wear and tear and are fit for use in the ordinary course of business.

                  (b) LLC-2 has no assets except for the membership interests in LLC-3 and LLC-3 has not assets except for the LLC-3 Shares.

                  3.9 Intellectual Property Rights. Except as set forth on
Schedule 3.9 attached hereto:

                  (a) there are no Intellectual Property Rights necessary or required to enable the Corporation to carry on its business as now conducted and as presently proposed to be conducted. A complete list of the Corporation's material Intellectual Property Rights is set forth on Schedule 3.9. Except as set forth on Schedule 3.9, no third party has any ownership right, title, interest, claim in or lien on any of the Corporation's material Intellectual Property Rights, and

                  (b) to the knowledge of the Seller and each of the LLCs, neither the Corporation nor LLC-2 nor LLC-3 has violated or infringed, or is currently violating or infringing, and neither the Corporation nor any of the LLCs nor the Seller has received any communications alleging that the Corporation or LLC-2 or LLC-3 (or any of their employees or consultants) has violated or infringed or, by conducting its business as presently proposed to be conducted, would violate or infringe, the Intellectual Property Rights of any other Person.

                  3.10 Litigation. Except as set forth on Schedule 3.10 attached hereto, there is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the knowledge of the Seller and each of the LLCs, currently threatened) against the Corporation, LLC-2 or LLC-3, their activities, properties or assets or, to the knowledge of the Seller and each of the LLCs, against any Designated Party in connection with such Designated Party's relationship with, or actions taken on behalf of, the Corporation or LLC-2 or LLC-3. To the knowledge of the Seller and each of the LLCs, there is no factual or legal basis for any such Action. Neither the Corporation nor LLC-2 nor LLC-3 is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Corporation or LLC-2 or LLC-3 currently pending or which the Corporation or LLC-2 or LLC-3 intends to initiate.

                  3.11 No Defaults. Except as set forth on Schedule 3.11 attached hereto, neither the Corporation nor LLC-2 nor LLC-3 is in default (a) under its Articles of Incorporation or Bylaws or other organizational documents, or under any note, indenture, mortgage, or any other material contract, agreement or instrument to which the Corporation or LLC-2 or LLC-3, as the case may be, is a party or by which it or any of its property is bound or affected or
(b) with respect to any order, writ, injunction, judgment or decree of any court or any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality. There exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default under any of the foregoing.

                  3.12 Employees.

                  (a) Except as set forth on Schedule 3.12 attached hereto, the Corporation is not bound by or subject to any contract, commitment or arrangement with any labor union, and no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Corporation. There is no strike or other material labor dispute involving the Corporation pending nor, to the knowledge of the Seller and each of the LLCs, is there any labor organization activity involving the Corporation's employees. To the knowledge of the Seller and each of the LLCs, no Designated Party or consultant who is currently employed or engaged by the Corporation intends to terminate his or her employment or engagement with the Corporation, nor does the Corporation have any present intention to terminate the employment or engagement of any Designated Party or consultant.

                  (b) No Designated Party, or to knowledge of the Seller and each of the LLCs, officer, director, employee or consultant presently associated with the Corporation or LLC-2 or LLC-3 is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction, that would interfere with the use of his or her best efforts to carry out his or her duties for the Corporation or LLC-2 or LLC-3 or to promote the interests of the Corporation or LLC-2 or LLC-3 that would conflict with the Corporation's or LLC-2's or LLC-3's business as presently conducted or proposed. To the knowledge of the Seller and each of the LLCs, the carrying on of the Corporation's or LLC-2's or LLC-3's business by any officer, director, employee, consultant or Designated Party associated with the Corporation or LLC-2 or LLC-3 and the conduct of the Corporation's and LLC-2's and LLC-3's business as presently conducted or proposed, will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any Designated Party, or to the knowledge of the Seller and each of the LLCs, any such officer, director, employee or consultant is now obligated.

                  (c) Neither LLC-2 nor LLC-3 has any employees or consultants.

                  3.13 Compliance. Except as set forth on Schedule 3.13 attached hereto, the Corporation, LLC-2 and LLC-3 (a) have complied in all material respects with all laws, ordinances, regulations and orders applicable to their business or the ownership of their assets and have received no notice of non-compliance therewith and (b) have obtained all governmental licenses and permits necessary or required to enable the to carry on their business as now conducted and as presently proposed to be conducted (the "Corporation Licenses and Permits"), except where the failure to have done so would not have had a Material Adverse Effect. Such licenses and permits are in full force and effect, no violations have been recorded in respect of any such licenses or permits, and no proceeding is pending or, to the knowledge of the Seller and each of the LLCs, threatened, to revoke or limit any thereof.

                  3.14 Insurance. Schedule 3.14 attached hereto contains a description of each insurance policy maintained by the Corporation, LLC-2 and LLC-3 with respect to its properties, assets and business, and each such policy is valid and enforceable and duly in force and all premiums with respect thereto are paid to date.

                  3.15 Authorization of Transaction Documents. The Seller and each of the LLCs has full legal power and authority to enter into and perform the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by the Seller and each of the LLCs and constitutes the valid and binding obligation of the Seller and each of the LLCs, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity. The Transaction Documents to which the Seller or any of the LLCs is a party (other than this Agreement), upon due and valid execution and delivery by the Seller or the applicable LLC, will constitute the valid and binding obligations of the Seller or the applicable LLC, enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity. The execution and delivery of the Transaction Documents to which it is a party by the Seller or any of the LLCs and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Seller or any of the LLCs will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Seller or any of the LLCs or (b) except as set forth in Schedule 3.15 attached hereto, conflict with or result in any breach of any of the terms, conditions or provisions of, or require the consent of a third party under, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, (i) the Articles of Incorporation or Bylaws or the organizational documents of the Seller, any of the LLCs or the Corporation or (ii) the Corporation Licenses and Permits or any agreement listed on Schedule 3.19.

                  3.16 Ownership and Transfer of Seller and Merger Shares. The Seller owns the Seller Shares, and LLC-3 owns the LLC-3 Shares, beneficially and of record, free and clear of all Encumbrances. Delivery of certificates representing the Seller Shares at Closing will transfer to the Purchaser good and valid title to all of the Seller Shares free of all Encumbrances other than encumbrances created by the Purchaser.

                  3.17 Ownership of Membership Interests. LLC-1 owns all of the outstanding equity interests in LLC-2, beneficially and of record, free and clear of all Encumbrances. LLC-2 owns all of the outstanding equity interests in LLC-3, beneficially and of record, free and clear of all Encumbrances. Consummation of the Merger will transfer to Newco all of the outstanding equity interests in LLC-3.

                  3.18 No Consents or Approval Required. Except as set forth on
Schedule 3.18 attached hereto, no consent, approval or authorization of, or declaration to, or filing with, any Person (governmental or private) is required for the valid authorization, execution, delivery and performance by the Seller or any of the LLCs of the Transaction Documents or for the valid sale and delivery of the Seller Shares or consummation of the Merger or the other transactions contemplated hereby.

                  3.19 Agreements. (a) Schedule 3.19 attached hereto is a list of all material contracts, commitments and agreements, written or oral, and all contracts, commitments and agreements, written or oral which cannot be terminated by the Corporation on less than one-year's notice, to which the Corporation is a party. True and correct copies of all such contracts, commitments and agreements have been made available for review by the Purchaser. Except as listed on Schedule 3.19 or as otherwise contemplated hereby, the Corporation is not a party to any written or oral (i) contract or contracts for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of $75,000 individually or $300,000 in the aggregate, (ii) contract or contracts for the employment of any officer, individual employee or other Person on a full-time basis or any contract with any Person on a consulting basis (including without limitation contracts with a third party pursuant to which employees or consultants are made available to the Corporation) in excess of $75,000 per year or $300,000 per year in the aggregate, (iii) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others, (iv) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any assets of the Corporation, (v) loan or guaranty of any obligation for borrowed money or otherwise, (vi) lease or leases or agreement or agreements under which the Corporation is lessee of or holds or operates any property, real or personal, owned by any other party requiring payments of more than $75,000 per year individually or $300,000 per year in the aggregate, (vii) lease or agreement under which the Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation requiring payment in excess of $75,000 per year individually or $300,000 per year in the aggregate, (viii) agreement or agreements or other commitment for capital expenditures in excess of $75,000 per year individually or $300,000 in the aggregate, (ix) contract, agreement or commitment under which the Corporation is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party, (x) contract, agreement or commitment under which the Corporation has issued, or may become obligated to issue, any shares of capital stock of the Corporation or any warrants, options, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of its capital stock, (xi) any other material contract, agreement, arrangement or understanding, (xii) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world or (xiii) power of attorney or comparable delegation of authority. The Corporation is not in breach of any such written agreement and, to the knowledge of the Seller and each of the LLCs, no party to any such written agreement has provided the Corporation with notice that such party intends to terminate or fail to renew such agreement.

                  (b) Except as otherwise contemplated hereby, neither LLC-2 nor LLC-3 is a party to any contract, commitment or agreement, written or oral.

                  3.20 Disclosure. No written document, certificate, instrument or statement furnished or made to the Purchaser by or on behalf of the Seller or any of the LLCs under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Other than general business and economic conditions, there is no fact known to the Seller or any of the LLCs which may materially adversely affect the business, properties, or financial condition of the Corporation or LLC-2 or LLC-3 which has not been set forth in this Agreement or in the other documents, certificates, instruments or statements furnished to the Purchaser by or on behalf of the Seller or any of the LLCs.

                  3.21 Conflicts of Interest. Except for ownership of equity interests in publicly traded companies and except as set forth on Schedule 3.21, no Designated Party and, to the knowledge of the Seller and LLC-2 and LLC-3, no officer, director or beneficial owner of more than 5% of the capital stock of the Seller or LLC-2 or LLC-3 has any direct or indirect interest (a) in any entity which does business with the Corporation or LLC-2 or LLC-3, (b) in any property, asset or right which is used by the Corporation or LLC-2 or LLC-3 in the conduct of its business, or (c) in any contractual relationship with the Corporation or LLC-2 or LLC-3 other than as an employee, director, shareholder, member or other equity holder.

                  3.22 Absence of Restrictive Agreements. To the knowledge of the Seller and each of the LLCs, no employee of the Corporation is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Corporation. To the knowledge of the Seller and each of the LLCs, no employer or former employer of any employee of the Corporation has any claim of any kind whatsoever in respect of any of the intellectual property rights of the Corporation.

                  3.23 Accredited Investor. Each of the Seller and LLC-1 is an accredited investor within the meaning of Rule 501(a) promulgated under the Securities Act. The PVI Securities are being purchased or otherwise acquired for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. It understands that the PVI Securities have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Purchaser and others upon this exemption is predicated in part upon this representation and warranty. It further understands that the PVI Securities may not be transferred or resold without (a) registration under the Securities

Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

                  3.24 Investment Evaluation. Each of the Seller and LLC-1 has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made hereunder. It has and has had access to all of the Purchaser's books and records and access to the Purchaser's executive officers as the Seller or LLC-1 requested.

                  3.25 Legend. Each of the Seller and LLC-1 understands that the certificates for the PVI Securities will bear a legend in substantially the following form in addition to any other legends that may be required under other documents entered into in connection with this Agreement.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES ACT OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES ACTS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION OR IS IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

                  3.26 Business Affairs. Each of the Seller and LLC-1 is aware of the Purchaser's business affairs and financial condition and has acquired sufficient information about the Purchaser to reach an informed and knowledgeable decision to acquire the PVI Securities. Each of the Seller and LLC-1 recognizes that investment in the PVI Securities involves a number of significant risks.

                  3.27 Brokers or Finders. Except as set forth on Schedule 3.27, no agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Seller or any of the LLCs or any Designated Party.

                  3.28 Televisa. Neither the Seller, any of the LLCs, any Designated Party nor the Corporation believes that Televisa will not continue in 2001 its business relationship with the Corporation on terms reasonably comparable to those in effect during 2000.

                  3.29. Interested Stockholder. As of the date hereof, none of the Seller, the LLCs, any Designated Party or any other member of the Seller Group is an "interested stockholder" as defined in N.J.S.A. 14A:10A-3.

         4. Representations and Warranties of the Purchaser. Each of the Purchaser and

Newco hereby represents and warrants to the Seller, LLC-1, LLC-2 and LLC-3 as follows:

                  4.1 Organization. The Purchaser is (a) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, (c) is duly qualified and in good standing to do business in the jurisdictions set forth on Schedule 4.1, which constitute all of the jurisdictions in which the conduct of the Purchaser's business or its ownership, leasing or operation of property requires such qualification where the absence of such qualification would have a Material Adverse Effect and (d) except as set forth on Schedule 4.1, has never conducted business under any name other than that set forth in this Agreement.

                  4.2 Subsidiaries.

                  (a) Schedule 4.2(a) sets forth a complete and correct list of each of the Purchaser's Subsidiaries. Except as set forth on Schedule 4.2(a), the Purchaser owns, either directly or indirectly through one or more of its Subsidiaries, all of the capital stock or other equity interests of its Subsidiaries free and clear of all Encumbrances, other than transfer restrictions imposed by applicable federal and state securities laws, statutes, rules, regulations, orders or other restrictions of any court or governmental entity applicable to the businesses conducted by the Purchaser and its Subsidiaries. All of the issued and outstanding shares of capital stock or other equity interests of each of the Purchaser's Subsidiaries held directly or indirectly by the Purchaser have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock or other equity interests of any of the Purchaser's Subsidiaries are entitled to preemptive rights. Except as set forth on Schedule 4.2(a) or as disclosed in the SEC Reports (as defined in Section 4.4), there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock or other equity interests of any of the Purchaser's Subsidiaries, or any commitments of any character whatsoever relating to issued or unissued capital stock or other equity interests of any of the Purchaser's Subsidiaries or pursuant to which the Purchaser or any of its Subsidiaries is or may become bound to issue or grant additional shares of its capital stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except as set forth on Schedule 4.2(a) or as disclosed in the SEC Reports, there are no voting trusts, stockholders agreements, proxies or other commitments or understandings to which any of the Purchaser's Subsidiaries is a party with respect to the voting or transfer of any capital stock or other equity interest of any of the Purchaser's Subsidiaries. True and correct copies of all such agreements, restrictions and encumbrances have been delivered to the Seller. Except as set forth on Schedule 4.2(a), neither the Purchaser nor any of its Subsidiaries has owned or presently owns, directly or indirectly, any interest in any corporation, limited liability company, partnership, business association or other Person.

                  (b) Each of the Purchaser's Subsidiaries is a corporation, limited liability company, partnership, business association or other Person duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as it is now being conducted. Except as set forth on Schedule 4.2(b), each of the Purchaser's Subsidiaries is duly qualified and licensed to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of the business conducted by it makes such qualification necessary except where the failure of all of such Subsidiaries to so qualify or be licensed could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.3 Capitalization.

                  (a) The Purchaser is authorized to issue 40,000,000 shares of common stock, no par value, 1,000,000 shares of preferred stock, 167,000 shares of Series A Redeemable Preferred Stock, $4.50 par value, and 93,300 shares of Series B Redeemable Preferred Stock, $5.00 par value.

                  (b) Schedule 4.3(b) attached hereto sets forth a description of (i) the capital stock of the Purchaser, including, to the Purchaser's knowledge, the names of beneficial holders of 5% or more of the Purchaser's capital stock, the number of shares held by such Persons, and the number of outstanding shares of each class of capital stock, and (ii) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Purchaser is or may become obligated to issue any shares of its capital stock or other securities of the Purchaser. All of the issued and outstanding shares of the Purchaser's capital stock have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth on
Schedule 4.3(b) attached hereto, (x) there are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Purchaser pursuant to any provision of law, the Purchaser's articles of incorporation or bylaws or any agreement or instrument to which the Purchaser is a party, or otherwise, except as contemplated by this Agreement, and (y) there is no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, etc.) with respect to the sale, voting or transfer of any shares of capital stock of the Purchaser (whether outstanding or issuable upon conversion or exercise of outstanding securities) to which the Purchaser is a party or which the Purchaser has knowledge of except as contemplated by this Agreement. True and correct copies of all such agreements, restrictions and encumbrances have been delivered to the Seller. Except as set forth in Schedule 4.3(b), as of the Closing, neither Purchaser nor any of its Subsidiaries will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. Except as set forth in Schedule 4.3(b), there are no agreements or arrangements pursuant to which the Purchaser is required to register shares of PVI Common Stock or any other equity securities under the Securities Act. None of the outstanding equity securities of the Purchaser were issued in violation of the Securities Act or the blue sky laws of any jurisdiction.

                  4.4 SEC Reports. The Purchaser has timely filed all proxy statements, reports and other documents required to be filed by it with the Commission under the Exchange Act from and after January 1, 1998, and the Purchaser has made available to the Seller complete and correct copies of all annual reports, quarterly reports, proxy statements and other reports filed by the Purchaser with the Commission under the Exchange Act from and after such date (collectively, the "SEC Reports"). Each SEC Report was on the date of its filing in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading, and as of the date hereof there is no fact or facts not disclosed in the SEC Reports that relate specifically to the Purchaser or any of its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Complete and correct copies of all material correspondence between the Purchaser or any of its Subsidiaries, on the one hand, and the SEC, on the other hand, have previously been made available to the Seller.

                  4.5 Financial Statements. The consolidated financial statements (including any related schedules and/or notes) included in the SEC Reports (the "Purchaser Financial Statements") have been prepared in accordance with U.S. GAAP and fairly present in all material respects the consolidated financial condition, results of operations and changes in shareholders' equity of the Purchaser and its Subsidiaries as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to changes resulting from year-end adjustments).

                  4.6 Absence of Undisclosed Liabilities. The Purchaser and its Subsidiaries have no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) which were not provided for or disclosed in the Purchaser Financial Statements, except (a) those incurred in the ordinary course of business which do not exceed $100,000, (b) those reflected in Schedule 4.6. attached hereto and (iii) those under contracts, commitments or agreements of the type required to be disclosed by the Purchaser and Newco on any schedule hereto and so disclosed or which because of the dollar amount or other qualifications in this Agreement are not required to be listed on any schedule hereto. All liability reserves established by the Purchaser and its Subsidiaries are adequate in all respects. There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which were not adequately provided for in the Purchaser Financial Statements.

                  4.7 Absence of Changes. Except as set forth on Schedule 4.7 attached hereto, since June 30, 2000, there has not been and the Purchaser and its Subsidiaries have not agreed to cause:

                  (a) any material adverse change in the financial condition, results of operations, assets, liabilities, or business of the Purchaser or its Subsidiaries;

                  (b) any borrowings or agreement to borrow any funds;

                  (c) any asset or property of the Purchaser or its Subsidiaries made subject to an Encumbrance, other than Permitted Encumbrances;

                  (d) any waiver of any material right of the Purchaser or its Subsidiaries or the cancellation of any material debt or claim held by the Purchaser or its Subsidiaries;

                  (e) any declaration or payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, or any sale or issuance of, any shares of the capital stock of the Purchaser or its Subsidiaries, or any agreement of commitment therefore;

                  (f) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Purchaser or its Subsidiaries, except (i) in the ordinary course of business consistent with past practices, (ii) those reflected in the schedules attached hereto and (iii) those which because of the dollar amount or other qualifications in this Agreement are not required to be listed on any schedule hereto;

                  (g) any loan or advance or guarantee of indebtedness by the Purchaser or its Subsidiaries to any Person or any agreement or commitment therefor;

                  (h) any damage, destruction or loss (whether or not covered by insurance) other than ordinary wear and tear materially adversely affecting the assets, property or business of the Purchaser or its Subsidiaries;

                  (i) any increase, direct or indirect, in the compensation paid or payable to directors, executive officers or employees;

                  (j) any change in the accounting or tax reporting methods or practices followed by the Purchaser or its Subsidiaries; or

                  (k) any change in any contract or agreement by which the Purchaser or its Subsidiaries or their respective assets are bound which would have a Material Adverse Effect.

                  4.8 Tax Matters. Except as set forth on Schedule 4.8 attached hereto, all federal, state and local tax returns and tax reports required to be filed by the Purchaser and its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all of the foregoing are true, correct and complete in all material respects. All income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding and other taxes (including interest and penalties) shown as due on such returns and reports or required to have been paid or accrued by the Purchaser and its Subsidiaries have been have been fully paid or are adequately provided for in the Purchaser Financial Statements. No claims or deficiencies have been raised in writing by any taxing authority in connection with any of the returns and reports referred to above, and no waivers of statutes of limitations have been given or requested with respect to the Purchaser and its Subsidiaries which are in effect. The Purchaser and its Subsidiaries have not made any tax elections (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a Material Adverse Effect on the Purchaser and its Subsidiaries, their respective financial conditions, their respective businesses as presently conducted or presently proposed to be conducted or any of their respective properties or assets.

                  4.9 Assets. Except as set forth in the SEC Reports or on
Schedule 4.9 attached hereto and except for Permitted Encumbrances, the Purchaser and its Subsidiaries have good and marketable title to all of the property and assets, real, personal or fixed, tangible or intangible, reflected as assets in the Purchaser Financial Statements or not so reflected because not required to be reflected, but which are used or useful in the businesses of the Purchaser and its Subsidiaries, or acquired by the Purchaser and its Subsidiaries since the date of the most recent balance sheet contained in the SEC Reports (other than assets disposed of in the ordinary course of business since that date), subject to no mortgages, liens, security interests, pledges, charges or other encumbrances of any kind other than Permitted Encumbrances. The Purchaser and its Subsidiaries are not obligated under any contract or agreement not included on any schedule hereto which materially adversely affects the Purchaser's and its Subsidiaries' respective businesses, properties, assets, prospects or condition (financial or otherwise). The Purchaser's and its Subsidiaries' leased premises, equipment and other tangible assets are in good operating condition in all material respects subject to ordinary wear and tear and are fit for use in the ordinary course of business.

                  4.10 Intellectual Property Rights. Except as set forth on
Schedule 4.10 attached hereto:

                  (a) there are no Intellectual Property Rights necessary or required to enable the Purchaser or its Subsidiaries to carry on their respective businesses as now conducted and as presently proposed to be conducted. A complete list of the Purchaser's and its Subsidiaries' material Intellectual Property Rights is set forth on Schedule 4.10. Except as set forth on Schedule 4.10, no third party has any ownership right, title, interest, claim in or lien on any of the Purchaser's or its Subsidiaries' material Intellectual Property Rights, and

                  (b) to the Purchaser's knowledge, the Purchaser and its Subsidiaries have not violated or infringed, and are not currently violating or infringing, and the Purchaser and its Subsidiaries have not received any communications alleging that the Purchaser or its Subsidiaries (or any of their respective employees or consultants) have violated or infringed or, by conducting their respective businesses as presently proposed to be conducted, would violate or infringe, the Intellectual Property Rights of any other Person.

                  4.11 Litigation. Except as set forth on Schedule 4.11 attached hereto, there is no Action pending (or, to the Purchaser's knowledge, currently threatened) against the Purchaser or its Subsidiaries, their respective activities, properties or assets or, to the Purchaser's knowledge, against any director, officer or employee in connection with such director's, officer's or employee's relationship with, or actions taken on behalf of, the Purchaser or its Subsidiaries. To the Purchaser's knowledge, there is no factual or legal basis for any such Action. The Purchaser and its Subsidiaries are not parties to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Purchaser or its Subsidiaries currently pending or which the Purchaser or its Subsidiaries intend to initiate.

                  4.12 No Defaults. Except as set forth on Schedule 4.12 attached hereto, the Purchaser and its Subsidiaries are not in default (a) under their respective articles of incorporation or bylaws or other organizational documents, or under any note, indenture, mortgage, or any other material contract, agreement or instrument to which the Purchaser or its Subsidiaries are a party or by which they or any of their respective properties are bound or affected or (b) with respect to any order, writ, injunction, judgment or decree of any court or any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality. There exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default under any of the foregoing.

                  4.13 Employees.

                  (a) Except as set forth in the SEC Reports or on Schedule 4.13 attached hereto, the Purchaser and its Subsidiaries are not bound by or subject to any contract, commitment or arrangement with any labor union, and no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Purchaser and its Subsidiaries. There is no strike or other material labor dispute involving the Purchaser or its Subsidiaries pending nor, to the Purchaser's knowledge, is there any labor organization activity involving the Purchaser's or its Subsidiaries' employees. To the Purchaser's knowledge, no officer, director, employee or consultant who is currently employed or engaged by the Purchaser or its Subsidiaries intends to terminate his or her employment or engagement with the Purchaser or its Subsidiaries, as the case may be, nor does the Purchaser or its Subsidiaries have any present intention to terminate the employment or engagement of any officer, director, employee or consultant.

                  (b) To the Purchaser's knowledge, no officer, director, employee or consultant presently associated with the Purchaser or its Subsidiaries is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction, that would interfere with the use of his or her best efforts to carry out his or her duties for the Purchaser or its Subsidiaries or to promote the interests of the Purchaser of its Subsidiaries or that would conflict with the Purchaser's or its Subsidiaries' businesses as presently conducted or proposed. To the Purchaser's knowledge, the carrying on of the Purchaser's and its Subsidiaries' businesses by any officer, director, employee or consultant presently associated with the Purchaser or its Subsidiaries and the conduct of the Purchaser' or its Subsidiaries' businesses as presently conducted or proposed, will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such officer, director, employee or consultant is now obligated.

                  4.14 Compliance. Except as set forth on Schedule 4.14 attached hereto, the Purchaser and its Subsidiaries (a) have complied in all material respects with all laws, ordinances, regulations and orders applicable to their respective businesses or the ownership of their respective assets and have received no notice of non-compliance therewith and (b) have obtained all governmental licenses and permits necessary or required to enable them to carry on their respective businesses as now conducted and as presently proposed to be conducted (the "Purchaser Licenses and Permits"), except where the failure to have done so would not have had a Material Adverse Effect. Such licenses and permits are in full force and effect, no violations have been recorded in respect of any such licenses or permits, and no proceeding is pending or, to the Purchaser's knowledge, threatened, to revoke or limit any thereof.

                  4.15 Insurance. Schedule 4.15 attached hereto contains a description of each insurance policy maintained by the Purchaser and its Subsidiaries with respect to their respective properties, assets and business, and each such policy is valid and enforceable and duly in force and all premiums with respect thereto are paid to date.

                  4.16 Authorization of the Transaction Documents. The Purchaser has full legal power and authority to enter into and perform the Transaction Documents. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity. The Transaction Documents (other than this Agreement), upon due and valid execution and delivery by the Purchaser, will constitute the valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity. The execution and delivery of the Transaction Documents by the Purchaser and the consummation of the transactions contemplated thereby and compliance with the provisions thereof by the Purchaser will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Purchaser or any of its Subsidiaries or (b) except as set forth on Schedule 4.16 hereof, conflict with or result in any breach of any of the terms, conditions or provisions of, or require the consent of a third party under, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under the (i) Purchaser's or its Subsidiaries' articles of incorporation or bylaws or other organizational documents or (ii) the Purchaser Licenses and Permits or any agreement listed on
Schedule 4.19. The PVI Securities have been duly authorized and when issued as contemplated herein will be validly issued, fully paid and nonassessable. The shares of PVI Common Stock issuable upon the exercise of the Sale PVI Warrants and the Merger PVI Warrants are duly authorized and validly reserved, and when issued, will be validly issued, fully paid and non-assessable.

                  4.17 No Consents or Approvals Required. Except as set forth on
Schedule 4.17 attached hereto, no consent, approval or authorization of, or declaration to, or filing with, any Person (governmental or private) is required for the valid authorization, execution, delivery and performance by the Purchaser of the Transaction Documents or for the valid sale and delivery of the PVI Securities.

                  4.18 Shareholder Approval. The approval by the Purchaser's shareholders of this Agreement and the other transactions contemplated hereby consists of an affirmative vote of holders of a majority of the issued and outstanding voting stock of the Purchaser and is the only vote of holders of any class or series of the Purchaser's securities necessary to approve the Purchaser's actions taken or to be taken in connection with this Agreement and the other transactions contemplated hereby.

                  4.19 Agreements. (a) Schedule 4.19 attached hereto is a list of all material contracts, commitments and agreements, written or oral, and all contracts, commitments and agreements, written or oral which cannot be terminated by the Purchaser or its Subsidiaries as the case may be on less than one-year's notice, to which the Purchaser or any of its Subsidiaries is a party. True and correct copies of all such contracts, commitments and agreements have been made available for review by the Seller. Except as listed on Schedule 4.19 or as otherwise contemplated hereby, neither the Purchaser nor any of its Subsidiaries is a party to any written or oral (a) contract or contracts for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of $75,000 individually or $300,000 in the aggregate,

(b) contract or contracts for the employment of any officer, individual employee or other Person on a full-time basis or any contract with any Person on a consulting basis (including without limitation contracts with a third party to which employees or consultants are made available to the Purchaser or any of its Subsidiaries) in excess of $75,000 per year or $300,000 per year in the aggregate, (c) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others, (d) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any assets of the Purchaser or any of its Subsidiaries, (e) loan or guaranty of any obligation for borrowed money or otherwise, (f) lease or leases or agreement or agreements under which the Purchaser or any of its Subsidiaries is lessee of or holds or operates any property, real or personal, owned by any other party requiring payments of more than $75,000 per year individually or $300,000 per year in the aggregate, (g) lease or agreement under which the Purchaser or any of its Subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Purchaser or any of its Subsidiaries requiring payments of more than $75,000 per year individually or $300,000 per year aggregate, (h) agreement or agreements or other commitment for capital expenditures in excess of $75,000 per year individually or $300,000 in the aggregate, (i) contract, agreement or commitment under which the Purchaser or any of its Subsidiaries is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party, (j) contract, agreement or commitment under which the Purchaser or any of its Subsidiaries has issued, or may become obligated to issue, any shares of capital stock of the Purchaser or any of its Subsidiaries or any warrants, options, convertible securities or other commitments pursuant to which the Purchaser or any of its Subsidiaries is or may become obligated to issue any shares of its capital stock, (k) any other material contract, agreement, arrangement or understanding, or (l) contract or agreement prohibiting the Purchaser or any of its Subsidiaries from freely engaging in any business or competing anywhere in the world. Neither the Purchaser or any of its Subsidiaries is in breach of any such written agreement and, to the Purchaser's knowledge, no party to any such written agreement has provided the Purchaser or any of its Subsidiaries with notice that such party intends to terminate or fail to renew such agreement.

                  4.20 Disclosure. No written document, certificate, instrument or statement furnished or made to the Seller by or on behalf of the Purchaser under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein and therein not misleading. Other than general business and economic conditions, there is no fact known to the Purchaser which may materially adversely affect the business, properties, or financial condition of the Purchaser or any of its Subsidiaries which has not been set forth in this Agreement or in the other documents, certificates, instruments or statements furnished to the Seller by or on behalf of the Purchaser.

                  4.21 Conflicts of Interest. Except as set forth on Schedule 4.21, to the Purchaser's knowledge, no officer, director or beneficial holder of more than 5% of the capital stock of the Purchaser or any of its Subsidiaries has any direct or indirect interest (a) in any entity which does business with the Purchaser or any of its Subsidiaries, (b) in any property, asset or right which is used by the Purchaser or any of its Subsidiaries in the conduct of their respective businesses, or (c) in any contractual relationship with the Purchaser or any of its Subsidiaries other than as an employee, director or shareholder.

                  4.22 Absence of Restrictive Agreements. To the Purchaser's knowledge, no employee of the Purchaser or its Subsidiaries is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the businesses of the Purchaser or any of its Subsidiaries. To the Purchaser's knowledge, no employer or former employer of any employee of the Purchaser or any of its Subsidiaries has any claim of any kind whatsoever in respect of any of the intellectual property rights of the Purchaser or any of its Subsidiaries.

                  4.23 Brokers or Finders Except as set forth on Schedule 4.23, no agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Purchaser or any of its Subsidiaries.

                  4.24 Proxy Statement. Any proxy statement to be sent to the shareholders of the Purchaser in connection with a meeting of the shareholders of the Purchaser in connection with the transactions contemplated by this Agreement (the "Shareholders Meeting"; such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") will comply as to form in all material respects with Article 14(a) of the Exchange Act and the rules promulgated thereunder, and it shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact, or, in light of the circumstances under which made, omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders Meeting which has become false or misleading. If at any time prior to the Closing any event relating to the Purchaser or any of its Subsidiaries or any of their respective affiliates, officers or directors should be discovered by the Purchaser that is required to be set forth in a supplement to the Proxy Statement, the Purchaser shall promptly inform the Seller thereof.

                  4.25 New Jersey Anti-Takeover Statute. Based upon the representations of the Seller and the LLCs herein, N.J.S.A. 14A:10A-1 et. seq. is inapplicable to the acquisition of the PVI Securities and to the transactions contemplated hereby and by the other Transaction Documents. The PVI Board has approved and taken all action necessary to cause the restrictions contained in N.J.S.A. 14A:10-1et seq. (the "Statute") to be inapplicable to (a) the grant and exercise of the stock options constituting a part of the Transaction Documents, and (b) the grant and exercise of the equity participation rights under Section
7.2 and 7.3 hereof, including the exercise of rights, options and warrants acquired in accordance with such equity participation rights and the conversion and exchange of securities acquired in connection with such equity participation rights. The PVI Board has adopted resolutions intended, if and to the extent permitted by the Statute and other applicable law, to render inapplicable the restrictions imposed by the Statute with respect to (c) any other business combination (as defined in the Statute) or issuance of securities or rights, options or warrants (or exercise, conversion or exchange thereof) in which the Purchaser or any of its Subsidiaries may engage with the Seller Group or any Person deemed to be an interested stockholder (as defined in the Statute) because of the Seller Group's ownership interest in the Purchaser, provided such business combination or issuance is approved by a majority of the PVI Board excluding any designees of the Seller Group or any such interested stockholder, and (d) any acquisition by any member of the Seller Group or any such interested stockholder of securities of the Purchaser or any of its Subsidiaries, or rights, options or warrants in respect thereof (or exercise, conversion or exchange thereof) from any Person other than the Purchaser and its Subsidiaries.

                  4.26 Acquisition Transactions/Business Combinations. Except as specified by the Purchaser to the Seller in writing prior to the date of this Agreement, no acquisition transaction or other business combination relating to all or part of the assets of the Purchaser or its Subsidiaries or any of their respective businesses is reasonably probable.

         5. Conditions to Closing by Purchaser and Newco. The obligation of the Purchaser to purchase the Seller Shares and of Newco to consummate the Merger shall be conditioned on the satisfaction by the Seller and the LLCs, or the waiver by the Purchaser, of the following conditions on the Closing Date.

                  5.1 Representations and Warranties. The representations and warranties of the Seller and the LLCs contained in this Agreement were true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date, as though then made, except for changes and events occurring in the ordinary course of business and changes and events occurring for reasons outside the control of the Seller or any of the LLCs.

                  5.2 The Articles of Incorporation. The Articles of Incorporation and the organizational documents of LLC-2 and LLC-3 will be in full force and effect and will not have been amended or modified in any way which restrains, prohibits or adversely affects the transactions contemplated hereby and by the other Transaction Documents.

                  5.3 Bylaws. The Bylaws will be in full force and effect and will not have been amended or modified in any way which restrains, prohibits or adversely affects the transactions contemplated hereby and by the other Transaction Documents.

                  5.4 Legal Proceedings. No judgment, order or injunction shall have been rendered by any tribunal or organization which restrains or prohibits the transactions contemplated hereby. No statute, rule or regulation or order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby.

                  5.5 Proceedings. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be in a form and substance reasonably satisfactory to the parties and their counsel, and the parties shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  5.6 Compliance with Agreement. The Seller, the LLCs and each other member of the Seller Group shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to the Closing.

                  5.7 Shareholder Approval. The transactions contemplated hereby shall have been approved by the Purchaser's shareholders.

                  5.8 Seller/LLC-2 Approval. The transactions contemplated hereby shall have been approved by the Seller's shareholders. The Merger shall have been approved by the members of LLC-2.

                  5.9 Closing Documents. At the Closing, each of the Seller and LLC-2 will have delivered to the Purchaser all of the following documents:

                  (a) An Officers' Certificate dated the date of the Closing, stating that the conditions specified in Sections 5.1 through 5.8, inclusive (other than Section 5.7), have been fully satisfied;

                  (b) a copy of the Articles of Incorporation;

                  (c) copies of all material third party and all governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder;

                  (d) opinions from counsel for the Seller and LLC-2 addressed to the Purchaser, dated the date of the Closing and in form and substance reasonably satisfactory to the Purchaser;

                  (e) the minute books, stock transfer ledgers and other corporate organizational documents of the Corporation, LLC-2 and LLC-3;

                  (f) certificates representing the Seller Shares and the LLC-3 Shares;

                  (g) a copy of the resolutions adopted by the Seller's shareholders and by the members of LLC-2 approving this Agreement and the transactions contemplated hereby and by the Transaction Documents, which resolutions shall be reasonably satisfactory to the Purchaser;

                  (h) such other documents relating to the transactions contemplated by the Transaction Documents as the Purchaser or its counsel may reasonably request.

                  5.10 Employment Agreements. On the Closing Date, David Sitt and Roberto Sonabend shall have entered into employment agreements with the Purchaser or a Subsidiary of the Purchaser in the form attached hereto as
Schedule 5.10.

                  5.11 Consultant Services Agreement. On the Closing Date, the Seller and the Corporation shall have entered into a consultant services agreement in the form attached hereto as Schedule 5.11.

                  5.12 Third Party Consents. The Seller shall have delivered to the Purchaser all third-party consents listed on Schedule 3.15.

                  5.13 Termination of Contract. The management agreement between the Corporation and Consultores Asociodos Dasi, S.C. ("Dasi," and with respect to such management agreement, the "Dasi Agreement") shall have been terminated in respect of services to be performed following the Closing Date.

                  5.14 Closing. The Closing shall occur on or prior to the Closing Date.

         6. Conditions to Closing by the Seller and LLC-2. The obligation of the Seller to sell the Seller Shares to the Purchaser and of LLC-2 to consummate the Merger shall be conditioned on the satisfaction by the Purchaser and Newco, or the waiver by the Seller and LLC-2, of the following conditions on the Closing Date.

                  6.1 Representations and Warranties. The representations and warranties of the Purchaser and Newco contained in this Agreement were true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date, as though then made, except for changes and events occurring in the ordinary course of business and changes and events occurring for reasons outside the control of the Purchaser or Newco.

                  6.2 The Articles of Incorporation. The Purchaser's articles of incorporation will be in full force and effect and will not have been amended or modified in any way which restrains, prohibits or adversely affects the transactions contemplated hereby and by the other Transaction Documents.

                  6.3 Bylaws. The Purchaser's bylaws will be in full force and effect and will not have been amended or modified in any way which restrains, prohibits or adversely affects the transactions contemplated hereby and by the other Transaction Documents.

                  6.4 Legal Proceedings. No judgment, order or injunction shall have been rendered by any tribunal or organization which restrains or prohibits the transactions contemplated hereby. No statute, rule or regulation or order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby.

                  6.5 Proceedings All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be in a form and substance reasonably satisfactory to the parties and their counsel, and the parties shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  6.6 Compliance with Agreement The Purchaser and Newco shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to the Closing.

                  6.7 Newco/Purchaser Approval. (a) The Merger shall have been approved by the sole member of Newco.

                  (b) The transactions contemplated hereby shall have been approved by the Purchaser's shareholders.

                  6.8 Seller's Approval. The transactions contemplated hereby shall have been approved by the Seller's shareholders and by the members of LLC-2.

                  6.9 Seller's Initial Designees to the PVI Board. The Seller's initial designees to the PVI Board shall have been appointed thereto in accordance with Section 7.1.

                  6.10 Listing. The Sale Shares and the Merger Shares (and the shares of PVI Common Stock issuable upon the exercise of the Sale PVI Warrants and Merger PVI Warrants) shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance.

                  6.11 Closing Documents At the Closing, the Purchaser will have delivered to the Seller all of the following documents:

                  (a) An Officers' Certificate signed by an officer of the Purchaser, dated the date of the Closing, stating that the conditions specified in Sections 6.1 through 6.7 inclusive, 6.9 and 6.10 have been fully satisfied;

                  (b) a certified copy of the Purchaser's articles of incorporation;

                  (c) copies of all material third party and all governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder;

                  (d) a certificate of good standing issued by this Secretary of State of the State of New Jersey and any other jurisdiction in which the Purchaser and its Subsidiaries are authorized to transact business.

                  (e) certificates representing the Sale Shares, the Sale PVI Warrants, the Merger Shares and the Merger PVI Warrants, subject to the retention of the Escrow Shares pursuant to Section 2.5 hereof;

                  (f) evidence, satisfactory to the Seller, that shares of PVI Common Stock have been reserved for issuance and delivery upon conversion of the Sale PVI Warrants and the Merger PVI Warrants;

                  (g) a copy of the resolutions adopted by the Purchaser's shareholders at the Shareholders Meeting, which resolution shall be reasonably satisfactory to the Seller;

                  (h) an opinion from counsel for the Purchaser and Newco addressed to the Seller, the Designated Parties and LLC-2, dated the date of the Closing and in form and substance reasonably satisfactory to the Seller and LLC-2; and

                  (i) such other documents relating to the transactions contemplated by the Transaction Documents as the Seller or LLC-2 or their counsel may reasonably request.

                  6.12 Employment Agreements. On the Closing Date, David Sitt and Roberto Sonabend shall have entered into employment agreements with the Purchaser or a Subsidiary of the Purchaser in the form attached hereto as
Schedule 5.10.

                  6.13 Consultant Services Agreement. On the Closing Date, the Seller and the Corporation shall have entered into a consultant services agreement in the form attached hereto as Schedule 5.11.

                  6.14 Registration Rights Agreement On the Closing Date, the Purchaser shall have entered into a registration rights agreement with certain members of the Seller Group substantially in the form attached hereto as
Schedule 6.14.

                  6.15 Third-Party Consents. The Purchaser shall have delivered to the Seller all third-party consents listed on Schedule 4.16.

                  6.16 Stock Option Agreements. On the Closing Date, the Purchaser shall have entered into stock option agreements in the form attached hereto as Schedule 6.16 with each of David Sitt and Roberto Sonabend.

                  6.17 Corporation Letter. On the Closing Date the Corporation shall have executed and delivered to the Seller a letter in the form attached hereto as Schedule 6.17.

         7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Seller and LLC-1 as follows:

                  7.1 Governance.

                  (a) Board Representation. As used herein "Required Number of Directors" shall mean a number of members of the PVI Board determined as follows:

From and after the Closing Date, if the
number of shares of PVI Common Stock held by
the Seller Group represents a percentage of
all outstanding PVI Common Stock that is                     then the number of Required Directors is
-------------------------------------------------            ----------------------------------------
Greater than 20%                                             30% of the total number of directors
Greater than 12% but less than or equal to 20%               20% of the total number of directors
Greater than 3% but less than or equal to 12%                10% of the total number of directors

provided that from and after the first date after the Closing Date on which the number of shares of PVI Common Stock held by the Seller Group is less than fifty percent (50%) of the number of shares of PVI Common Stock held by the Seller Group immediately following the Closing, the Required Number of Directors shall be reduced to zero (0). In the event the Required Number of Directors as calculated above is not a whole number, the Required Number of Directors shall be rounded upwards to the nearest whole number. From and after the Closing Date, the Purchaser agrees to take such action as may be necessary to (i) fix the number of members of the PVI Board at not less than ten (10); (ii) nominate and recommend for election the Required Number of Directors designated by the Seller; (iii) as long as the Required Number of Directors is at least one (1), nominate as a director of each of (w) the Corporation, (x) any entity of which the Corporation is a Subsidiary, (y) any entity which is a Subsidiary of the Corporation and (z) any Subsidiary of the Purchaser as to which a member of the PVI Board who is not a full-time employee of the Purchaser is then serving as a director which Subsidiary is actively undertaking business or has conducted or proposes to conduct any debt or equity financing other than with the Purchaser or any of its Subsidiaries, one (1) individual designated by the Seller and at any time when the Purchaser or any of its Subsidiaries owns a majority of the voting securities of such entity cause the election as a director of such designee at each annual meeting of shareholders of such entity, provided that this subsection (iii) of this Section 7.1(a) shall not apply to the board of directors of the Corporation at any time when David Sitt or Roberto Sonabend is a member of such board of directors; and (iv) as long as the Required Number of Directors is at least one (1), appoint to such committees of the PVI Board as the Seller shall request and the nominating committee shall approve, such approval not to be unreasonably withheld (provided that such committees shall constitute not less than one-half of the committees of the PVI Board and shall include the nominating committee and the executive committee at any time when such committees exist) one (1) of the members of the PVI Board that was designated by the Seller. The initial designees of the Seller to the PVI Board shall be Emilio Romano, Jaime Serra Puche and Eduardo Sitt. The Purchaser or its Subsidiary, as applicable, shall provide the Seller with not less than 75 days' prior notice of any meeting at which directors are to be elected. The Seller Shall give notice to the Purchaser or its Subsidiary no later than 60 days prior to such meeting of the persons designated by it as nominees for election as directors. If the Seller fails to give notice to the Purchaser or its Subsidiary as provided above, the designees of the Seller then serving as directors shall be its designees for re-election. In the event a designee of the Seller is unwilling or unable to serve as a director of a Subsidiary of the Purchaser or on the PVI Board or a committee thereof, the Seller shall be entitled to designate a replacement member as a director of such Subsidiary or to the PVI Board or a committee thereof, as the case may be, which the Purchaser agrees to recommend for election or appointment at any applicable meeting of the PVI Board or shareholders of the Purchaser or such Subsidiary. All members of the Seller Group shall vote all shares over which they exercise voting control in favor of the designees of the Seller. If the shareholders of the Purchaser do not elect the designee(s) of the Seller as director(s) of the Purchaser, the Purchaser shall take all action required to increase the size of its Board of Directors by the number of designees not elected and shall appoint such designees to fill such newly-created directorships. The Seller agrees that it may not designate an employee of the Purchaser or any Subsidiary of the Purchaser for election to the board of directors of a Subsidiary of the Purchaser, the PVI Board, or any committee thereof, unless such board of directors or the PVI Board already contains an employee of the Purchaser other than the Chairman and the Chief Executive Officer of the Purchaser. So long as the Required Number of Directors is at least one (1), a designee of the Seller shall be entitled to receive prompt notice of, and to attend, meetings of all committees of the PVI Board of which a designee of the Seller is not a member.

                  (b) Advisory Group. On or prior to the Closing Date, the Purchaser shall create an advisory committee of up to seven (7) persons, who are not members of the PVI Board and who have the marketing, technical, financial or other experience to provide advice to management of the Purchaser on worldwide management issues. Advisory committee members shall serve one year terms. The Seller shall have the right to appoint two members to such advisory committee. The initial designees of the Seller to such committee shall be David Sitt and Roberto Sonabend. The Purchaser shall cause such advisory committee to meet from time to time, but no less often than quarterly, to discuss strategic worldwide management issues.

                  (c) Insurance. Subject to availability on commercially reasonable terms, the Purchaser shall undertake reasonable efforts to maintain directors' and officers' liability insurance covering each of the individuals designated by the Seller to the PVI Board or the board of directors of a Subsidiary of the Purchaser in such amounts, and with such coverage, as is consistent with the Purchaser's current practice.

                  (d) Indemnification. Subject to the following sentence of this
Section 7.1(d), the Purchaser's articles of incorporation, by-laws and other organizational documents and those of any Subsidiary of the Purchaser to which the Seller Group has the right to designate a director, shall at all times when the Seller Group has such right, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, and limitation of the personal liability of, the members of the PVI Board and the members of the boards of directors or other similar managing bodies of such Purchaser's Subsidiaries and such other persons, if any, who, pursuant to a provision of such articles of incorporation, by-laws or other organizational documents, exercise or perform any of the powers or duties otherwise conferred or imposed upon members of the PVI Board or the boards of directors or other similar managing bodies of such Purchaser's Subsidiaries. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the Purchaser's certificate of incorporation as in effect on the date of this Agreement does not contain such provisions and that amendment of such certificate of incorporation to include such provision will require the approval of the Purchaser's shareholders. The parties agree that the Purchaser's sole obligation under this Section 7.1(d) with respect to such certificate of incorporation is, subject to approval of the PVI Board, to submit, and recommend approval of, an amendment to its certificate of incorporation to effect such a provision to the meeting of shareholders referred to in Section 7.6 hereof and if such amendment is approved, thereafter to comply with the provisions of this
Section 7.1(d) with respect to its certificate of incorporation. Unless otherwise provided by law, such provisions may not be amended, repealed or otherwise modified in any manner adverse to any member of the PVI Board or any member of the boards of directors or other similar managing bodies of such Purchaser's Subsidiaries as long as the Seller has a right to a designee without the Seller's consent.

                  7.2 Equity Participation.

                  (a) Each member of the Seller Group shall have a right to purchase a pro rata portion of any New Securities which the Purchaser may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. Such member's pro rata portion shall equal a fraction, the numerator of which is the number of shares of PVI Common Stock held by it on the date of exercise of this right plus the number of shares of PVI Common Stock issuable upon conversion or exchange of then outstanding convertible or exchangeable securities or on exercise of then outstanding options, rights or warrants held by it, and the denominator of which is the total number of shares of PVI Common Stock then outstanding plus the number of shares of PVI Common Stock issuable upon conversion or exchange of then outstanding convertible or exchangeable securities or on exercise of then outstanding options, rights or warrants.

                  (b) In the event the Purchaser intends to issue New Securities, the Purchaser shall give each member of the Seller Group notice of such intention, describing the type of New Securities to be issued, the price thereof, and the general terms upon which the Purchaser proposes to effect such issuance (the "Sale Notice"). Each member of the Seller Group shall have twenty
(20) days from the date of any Sale Notice to agree to purchase all or part of its pro rata share of such New Securities for the price and upon the terms and conditions specified in the Sale Notice by giving notice to the Purchaser stating the quantity of New Securities to be so purchased ("Exercise Notice"). The price specified in the Sale Notice shall be the pro rata portion of the price at which the New Securities are sold by the Purchaser less (i) commissions, discounts, brokers' or finder's fees or similar charges plus (ii) one-half of any such commissions, discounts, brokers' or finder's fees or similar charges which are imposed upon the sale of the New Securities to the members of the Seller Group. If the price to be paid by the other purchasers of the New Securities is payable in a form of consideration other than cash or cash-equivalents, the price to be paid by the members of the Seller Group shall be calculated on the basis of the fair market value of such consideration as reasonably determined in good faith by the PVI Board.

                  (c) The closing of the purchase of New Securities by a member of the Seller Group upon exercise of its rights hereunder shall take place at such location, date and time as the parties shall agree but not later than ninety (90) days following the delivery of the Sale Notice. At the closing, the Purchaser shall deliver to each purchasing member of the Seller Group (i) certificates representing all of the New Securities to be purchased, and (ii) such other agreements executed by the Purchaser which grant any rights or privileges to such purchasing member of the Seller Group as are being granted to the other purchasers in such issuance. At the closing, the purchasing members of the Seller Group shall deliver to the Purchaser (i) payment for the New Securities, and (ii) such other agreements as are executed by the other purchasers in such issuance which may include, without limitation, representations by such purchasers to the Purchaser and agreements which restrict such purchaser's rights with respect to the New Securities, and in any event, at the request of the Purchaser, a duly executed certificate reasonably satisfactory to the Purchaser containing such representations and warranties of the purchasing member of the Seller Group with respect to federal and state securities laws as the

Purchaser may reasonably request. The certificates representing the New Securities may contain a legend stating that they are issued subject to the registration requirements of the Act, as amended, and applicable state securities laws.

                  (d) Each member of the Seller Group or its Permitted Transferee may transfer at any time or from time to time its rights under
Section 7.1 through 7.3 (inclusive) to any other member of the Seller Group.

                  (e) In the event any member of the Seller Group fails to exercise a participation right as described in this Section 7.2 with respect to any New Securities within the periods specified above, the Purchaser may, issue the New Securities at a price and on terms and conditions no less favorable to the Purchaser than those specified in the Sale Notice at any time within 90 days of the failure to so exercise such rights.

                  7.3 Special Pre-Closing Equity Participation. Prior to the Closing Date, the provisions of Section 7.2 shall apply to any sale which is consummated or approved prior to the Closing Date by the Purchaser of New Securities and of securities which would be New Securities except for the fact that such securities are to be issued in connection with a transaction which the PVI Board in good faith reasonably determines to be a strategic alliance, joint venture, partnership or other business arrangement, or in connection with the licensing or acquisition by the Purchaser of technology or intellectual property, provided that the provisions of this Section 7.3 shall not apply to sales and issuances of securities to such Persons and in such amounts as shall have been specified by the Purchaser in writing prior to the date of this Agreement; and provided, further, that the Seller Group shall, for purposes of
Section 7.2 and 7.3, be deemed to own all of the PVI Securities at all times prior to Closing.

                  7.4 Termination. The rights of the members of the Seller Group and the obligations of the Purchaser pursuant to Sections 7.2 and 7.3 shall commence on the date hereof and terminate on the earliest of (i) the termination of this Agreement pursuant to Section 10, (ii) the fourth anniversary of the Closing, and (iii) the first date following the Closing Date on which the members of the Seller Group own in the aggregate twelve percent (12%) or less of the then outstanding shares of PVI Common Stock.

                  7.5 Conduct of Business. The Purchaser and its Subsidiaries will take the following actions prior to Closing.

                  (a) conduct their respective businesses in the ordinary course and refrain from taking any action that would cause any representation of warranty made herein to be untrue or materially misleading or cause any condition to Closing set forth in Section 6 hereof to fail to be satisfied;

                  (b) comply in all material respects with their respective contractual obligations and legal requirements applicable to each of them;

                  (c) permit the Seller and any of its employees, agents and representatives to have reasonable access to the Purchaser's and its Subsidiaries' books and records of accounts;

                  (d) make available to the Seller copies of all documents referenced on the Schedules hereto and not attached hereto (including, without limitation, contracts, deeds, lease agreements, intellectual property license agreements, intellectual property registrations, environmental site assessments, and real property title search results); and

                  (e) provide the Seller with such other instruments, agreements and documents as the Seller may reasonably request.

                  7.6 Proxy Statement Shareholders Meeting. The Purchaser shall hold a meeting of its shareholders as soon as practicable after the date hereof for the purpose of acting upon this Agreement and the transactions contemplated hereby and by the other Transaction Documents. The Purchaser shall recommend that its shareholders approve this Agreement and such transactions. The Purchaser will use its reasonable best efforts to take, or cause to be taken, all actions necessary to prepare the Proxy Statement, file the Proxy Statement with the Commission and respond to any comments it may have, and distribute the Proxy Statement to the Purchaser's shareholders as expeditiously as practicable. The Purchaser shall give the Seller a reasonable opportunity to review and comment on the Proxy Statement and related communications with shareholders of the Purchaser, and the Seller shall have the right to consent to any descriptions of or references to (i) the Seller or any of its Affiliates, and
(ii) the Transaction Documents and the other agreements executed concurrently therewith and the transactions contemplated thereby in the Proxy Statement or such communications, which consent shall not be unreasonably withheld or delayed.

                  7.7 Listing. The Purchaser shall use its best efforts to cause the Sale Shares and the Merger Shares to be listed on the Nasdaq Stock Market or such other exchange or quotation system on which the PVI Common Stock is then listed during the term of this Agreement and for so long as any Sale Shares or Merger Shares or Sale PVI Warrants or Merger PVI Warrants are outstanding. Prior to the Closing, the Purchaser shall prepare and submit to the Nasdaq Stock Market or such other exchange or quotation system a listing application covering the Sale Shares and the Merger Shares (and the shares of PVI Common Stock issuable upon the exercise of the Sale PVI Warrants and Merger PVI Warrants) and shall use its best efforts to obtain approval for the listing of such shares on such exchange or quotation system, subject to official notice of issuance.

                  7.8 Reserve Shares. The Purchaser will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Sale PVI Warrants and Merger PVI Warrants, the number of shares of PVI Common Stock from time to time issuable upon the exercise of such warrants at the time outstanding. All shares of PVI Common Stock issuable upon exercise of the Sale PVI Warrants and Merger PVI Warrants shall be duly authorized and when issued upon such conversion or exercise, shall be validly issued, fully paid and nonassessable.

                  7.9 Post-Closing Access. From and after the Closing, Purchaser shall make available to the Seller Group and its representatives such information and documents as they may reasonably request in respect of matters relating to the Corporation occurring on or prior to the Closing and shall either maintain all books and records of the Corporation for periods prior to the Closing or deliver such books and records to the Seller or its designee.

                  7.10 Employees. The Purchaser will offer, or cause a Subsidiary of the Purchaser to offer, employment to all of Dasi's employees (other than David Sitt and Roberto Sonabend, who will be employed pursuant to employment agreements in the form attached hereto as Schedule 5.10) who on the Closing Date are rendering services to the Corporation on terms and conditions similar to those on which they are employed on the Closing Date.

                  7.11 Closing Deliveries. The Purchaser will execute and deliver, and cause Newco to execute and deliver, at Closing all of the Transaction Documents to which it or Newco is party and will deliver at Closing all of the documents described in Section 6.11 hereof, subject only to satisfaction or waiver of the conditions to Closing set forth in Section 5 hereof.

        8. Covenants of the Seller. The Seller covenants and agrees with the Purchaser as follows:

                  8.1 Conduct of Business. The Seller will cause the Corporation, LLC-2 and LLC-3 to take the following actions prior to the Closing:

                  (a) conduct their respective businesses in the ordinary course and refrain from taking any action that would cause any representation or warranty made herein to be untrue or materially misleading or cause any condition to Closing set forth in Section 5 hereof to fail to be satisfied;

                  (b) comply in all material respects with their respective contractual obligations and legal requirements applicable to each of them;

                  (c) permit the Purchaser and any of its employees, agents and representatives to have reasonable access to the Corporation's, LLC-2's and LLC-3's books and records of account;

                  (d) make available to the Purchaser copies of all documents referenced on the Schedules hereto and not attached hereto (including, without limitation, contacts, deeds, lease agreements, intellectual property license agreements, intellectual property registrations, environmental site assessments, and real property title search results); and

                  (e) provide the Purchaser with such other instruments, agreements and documents as the Purchaser may reasonably request.

                  8.2 Transfer of Seller Shares and LLC-3 Shares. Prior to the Closing Date, the Seller, LLC-1, LLC-2 and LLC-3 will not sell, transfer, pledge or otherwise dispose of, or cause or allow any Encumbrance to be placed upon, the Seller Shares, the LLC-2 membership interests, the LLC-3 membership interests or the LLC-3 Shares, respectively.

                  8.3 Employees. It will cause Dasi to use its best efforts to cause all of Dasi's employees who on the Closing Date are rendering services to the Corporation to become employees of the Purchaser or a Subsidiary of the Purchaser on terms and conditions similar to those on which they are employed on the Closing Date. The Purchaser will be responsible for, and shall indemnify the Seller Group and Dasi from and against any loss, liability or expense in respect of, all payments owed to such employees as a result of any matter arising prior to Closing to the extent the Corporation has not paid Dasi in respect thereof and any matter arising after the Closing, including the full amount of any severance obligations in respect of persons who become employees of the Purchaser or a Subsidiary of the Purchaser and whose employment terminated following the Closing Date, provided, however, that the Seller shall be responsible for, and shall indemnify the Purchaser from and against any loss, liability or expense in respect of, payment of any claims by such employees for compensation but not severance related to services performed prior to Closing to the extent Dasi has been paid by the Corporation in respect thereof.

                  8.4 Compliance with U.S. Securities Laws; Manipulation, etc. Subject to the last sentence of this Section 8.4, the members of the Seller Group shall (i) comply with all U.S. Federal securities laws, including all volume limitation and market manipulation rules and regulations, and the rules and regulations of the Nasdaq National Market (or applicable exchange), in respect of the PVI Securities, (ii) not enter into a transaction with the intent or foreseeable affect of manipulating the price of the PVI Common Stock in violation of applicable law, (iii) not make any public announcement with respect to, or enter into or agree, offer, propose or seek to enter into, or otherwise be involved in or part of, directly or indirectly, any acquisition transaction or other business combination relating to all or part of the Purchaser or its Subsidiaries or any acquisition transaction for all or part of the assets of the Purchaser or any Subsidiary of the Purchaser or any of their respective businesses; (iv) not make, or in any way participate in, directly or indirectly, any "solicitation' of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any Person with respect to voting of any voting securities of the Purchaser; (v) not form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any voting securities of the Purchaser or any of its Subsidiaries; (vi) not seek or propose, alone or in concert with others, to influence of control the Purchaser's management or policies; (vii) not directly or indirectly enter into any discussions, negotiations, arrangements or understanding with any other Person with respect to any of the foregoing activities or propose any of such activities to any other Person; (viii) not advise, assist, encourage, act as a financing source for or otherwise invest in any other Person in connection any of the foregoing activities; and (ix) not disclose any intention, plan or arrangement inconsistent with any of the foregoing. Each member of the Seller Group shall promptly advise the Purchaser of any inquiry or proposal made to it with respect to any of the foregoing. Subject to the last sentence of this
Section 8.4, no member of the Seller Group will (i) request the Purchaser or its advisors, directly or indirectly, to (1) amend or waive any provision of this
Section 8.4 (including this sentence) or (2) otherwise consent to any action inconsistent with any provision of this Section 8.4 (including this sentence); or (ii) take any initiative with respect to the Purchaser or any of its Subsidiaries which could require the Purchaser to make a public announcement regarding (1) such initiative, (2) any of the activities referred to in the second preceding sentence, or (3) the possibility of a member of the Seller Group or any other Person acquiring control of all or part of the Purchaser of any of its Subsidiaries or any of their properties, assets or businesses, whether by means of business combination or otherwise. Notwithstanding anything contained herein to the contrary, nothing contained in this Section 8.4 shall (w) limit what any member of the Seller Group may say or propose to the PVI Board, members of the Purchaser's senior management and to other members of the Seller Group or their respective Permitted Transferees, (x) prevent any member of the Seller Group from voting any securities of the Purchaser in its sole discretion and explaining to any Person the reason for its votes, (y) entering into arrangements or agreements with other members of the Seller Group regarding any securities of the Purchaser or (z) making any filing or disclosures required by applicable law.

                  8.5 Sales of PVI Common Stock. In addition to any applicable limitation restrictions under Rule 144 of the Securities Act of 1933, as amended, no member of the Seller Group shall transfer, pursuant to sale or otherwise to any Person (other than the Purchaser) which is not a member of the Seller Group, within any 30 day period, a number of shares of PVI Common Stock which together with all other shares of PVI Common Stock sold by members of the Seller Group during such 30 day period is equal to or greater than the greater of (i) five percent (5%) of the aggregate number of shares of PVI Common Stock which is then outstanding or (ii) 650,000 shares; provided, however, in no event shall any of member of the Seller Group directly or indirectly enter into any bulk sales of PVI Common Stock with any competitor, contract partner or potential strategic investor of the Purchaser or a Subsidiary of the Purchaser if the PVI Board determines, in good faith, that such sale will be detrimental to the Purchaser. Members of the Seller Group shall give the PVI Board at least ten (10) business days' advance notice of any proposed bulk sale of PVI Common Stock for purposes of complying with this provision. The provisions of this
Section 8.5 shall not apply to sales made by members of the Seller Group to a third party in connection with a tender offer, merger or other transaction approved by the PVI Board or to any third party which, after the consummation of such sale, will own at least fifty-one percent (51%) of the outstanding PVI Common Stock, provided that such third party is not an affiliate or associate (as such terms are defined in Rule 405 under the Securities Act) of a member of the Seller Group or a member of a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of which any member of the Seller Group is a member.

                  8.6 Purchases of PVI Common Stock. No member of the Seller Group shall, without the prior written approval of the PVI Board, directly or indirectly, through any other Person (whether as an officer, director, employee, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity), acquire, offer or propose to acquire, or agree or seek to acquire, directly or indirectly, by purchase or otherwise, other than from a member of the Seller Group, any securities or direct or indirect rights or options to acquire any securities of the Purchaser or Person in control of the Purchaser, except purchases in accordance with Sections 7.2 and 7.3 of this Agreement, if following such purchase the aggregate number of shares of PVI Common Stock owned by the Seller Group would, in the aggregate, exceed thirty percent (30%) of the number of shares of PVI Common Stock outstanding after such acquisition.

The provisions of this Section 8.6. shall not apply to acquisitions made by members of the Seller Group (a) upon exercise of the PVI Warrants or the exercise of rights, options or warrants acquired in accordance with Sections 7.2 and 7.3 of this Agreement, the conversion or exchange of securities acquired in accordance with Sections 7.2 and 7.3 of this Agreement, or the acquisition of options by David Sitt and Roberto Sonabend pursuant to any of the Transaction Documents (and the exercise, of any such options) or (b) during the period starting with the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any third party for at least thirty percent (30%) of the outstanding PVI Common Stock and ending with the completion, abandonment or withdrawal of such offer (provided that with the approval of the PVI Board, not to be unreasonably withheld, the members of the Seller Group may complete any such acquisition which was commenced during such period), provided that such third party is not an affiliate or associate (as such terms are defined in Rule 405 under the Securities Act) of any member of the Seller Group or a member of "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of which any member of the Seller Group and provided further that each member of the Seller Group hereby grants to the chief executive officer of the Purchaser an irrevocable proxy to vote all shares of PVI Common Stock purchased pursuant to clause (b) of this sentence and agrees to deliver such forms of proxy or other documents as the Purchaser may reasonably request in order to confirm such proxy.

                  8.7 Non-Competition. No member of the Seller Group shall, directly or indirectly, through any other Person, firm, corporation or other entity (whether as an officer, director, employee, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity) for a period of four (4) years from the Closing Date:

                  (a) in Central America and South America, design, manufacture, sell, market, offer to sell or supply video or television technology similar to that being developed or sold by the Purchaser and any Subsidiary of the Purchaser on the Closing Date for any reason;

                  (b) solicit, induce, encourage or attempt to induce or encourage any employee of the Purchaser or any Subsidiary of the Purchaser to terminate his or her employment with the Purchaser or any Subsidiary of the Purchaser or to breach any other obligation to the Purchaser or any Subsidiary of the Purchaser;

                  (c) solicit, interfere with, disrupt, alter or attempt to disrupt or alter the relationship, contractual or otherwise, between the Purchaser or any Subsidiary of the Purchaser and any customer, potential customer, or supplier of the Purchaser or Subsidiary of the Purchaser; or

                  (d) engage in or participate in any business conducted under any name that shall be the same as or similar to the name of the Purchaser, any Subsidiary of the Purchaser or any trade name used by such Persons.

                  Each member of the Seller Group acknowledges that the foregoing geographic, activity and time limitations contained in this Section
8.7 are reasonable and properly required for the adequate protection of the Purchaser's business and the business of the Purchaser's

Subsidiaries. In the event that any such geographic, activity or time limitation is deemed to be unreasonable by a court, each member of the Seller Group shall submit to the reduction of either said activity or time limitation to such activity or period as the court shall deem reasonable. In the event that a member of the Seller Group is in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the pendency of such proceedings, including appeals. Notwithstanding the foregoing, no member of the Seller Group shall be in breach of this Section 8.7 if such Person holds three percent (3%) or less of the outstanding securities of a publicly traded corporation.

                  8.8 Seller Group. At the Closing the Seller will provide the Purchaser with the names of all of the members of the Seller Group and thereafter will advise the Purchaser of any additions or deletions to such list within five (5) days after such additions or deletions.

                  8.9 Termination. Subject to Section 9.4 hereof, the obligations of the members of the Seller Group pursuant to Sections 8.4, 8.5 and
8.6 of this Agreement, and the proxy referred to in the last sentence of Section 8.6, shall terminate on the earliest of (i) February 4, 2002, (ii) the first date on which the Seller Group owns in the aggregate less than ten percent (10%) of the outstanding PVI Common Stock, (iii) the date on which Dennis P. Wilkinson ceases to be the chief executive officer of the Purchaser and (iv) the date on which any third party or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than the Seller Group) acquires thirty percent (30%) or more of PVI Common Stock except in a transaction approved by the PVI Board, and the obligations of the members of the Seller Group pursuant to the remainder of Section 8 of this Agreement shall terminate on the fourth anniversary of the date of this Agreement, provided that the obligations of the members of the Seller Group pursuant to Section 8.7 will terminate if Purchaser or any of its Affiliates breaches an obligation under the Transaction Documents and fails to cure such breach within 10 days after notice from the Seller.

                  8.10 Shareholder and Member Approval. The Seller shall hold a meeting of its shareholders as soon as practicable after the date hereof for the purpose of acting upon this Agreement and the transactions contemplated hereby and by the other Transaction Documents. The Seller shall recommend that its shareholders approve this Agreement and such transactions. The Seller will cause the members of LLC-2 to approve this Agreement and such transactions.

                  8.11 Closing Deliveries. The Seller will execute and deliver, and cause the Corporation, LLC-2, LLC-3 and each member of the Seller Group to execute and deliver, at Closing all of the Transaction Documents to which it, the Corporation, LLC-2, LLC-3 or a member of the Seller Group is party and will deliver at Closing all of the documents described in Section 5.9 hereof, subject only to satisfaction or waiver of the conditions to Closing set forth in Section 6 hereof. The Seller will refrain from taking any action that would cause any representation or warranty made herein to be untrue or materially misleading or cause any condition to Closing set forth in Section 5 hereof to fail to be satisfied.

         9. Indemnification; Additional and Special Remedies.

                  9.1 Indemnification. Subject to the limitations and other provisions of this Section 9, each member of the Seller Group shall, with respect to the representations, warranties, covenants and agreements made by it herein, indemnify, defend and hold the Purchaser and its officers, employees, agents and Affiliates (the "Purchaser Indemnitees") harmless against all liability, loss or damage, together with all reasonable, out-of-pocket costs and expenses related thereto (including legal and accounting fees and expenses) ("Damages"), arising from the untruth, inaccuracy, breach of or failure to perform any such representations, warranties, covenants or agreements of the Seller or its Affiliates. The Purchaser shall, with respect to the representations, warrants, covenants and agreements made by it herein, indemnify, defend and hold the members of the Seller Group and their respective officers, employees, agents and Affiliates (the "Seller Indemnitees") harmless against all Damages arising from the untruth, inaccuracy, breach of or failure to perform any such representations, warranties, covenants or agreements of the Purchaser or its Affiliates. The party or parties being indemnified are referred to herein as "Indemnitee" and the indemnifying party is referred to as the "Indemnitor."

                  (b) If the matter with respect to which the Indemnitee seeks indemnification involves a claim asserted against the Indemnitee by a third party, promptly after receipt by the Indemnitee of notice of the commencement of any action, it will notify the Indemnitor in writing of the commencement thereof but the omission so to notify the Indemnitor will not relieve the Indemnitor from any liability which it may have to the Indemnitee unless the Indemnitor is prejudiced by such omission. In case any such action shall be brought against the Indemnitee and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate in, and, to the extent that it may wish to assume the defense thereof, with counsel satisfactory to the Indemnitee, and after notice from the Indemnitor to the Indemnitee of its election to assume the defense thereof, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to this sentence, (ii) the Indemnitor shall not have employed counsel satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time, (iii) the Indemnitor and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the Indemnitor has authorized the employment of counsel for the Indemnitee at the expense of the Indemnitor; provided, however, that the Indemnitee shall have the right to employ counsel to represent it if, in its reasonable judgment, it is advisable for it to be represented by separate counsel because separate defenses are available, or because a conflict of interest exists between the Indemnitee and the Indemnitor in respect to such claim, and in such event the fees and expenses of such separate counsel shall be paid by the Indemnitor. In such circumstance, the Indemnitee shall designate the counsel. The Indemnitor will not be liable to the Indemnitee for any settlement of any action or claim without the consent of the Indemnitor and the Indemnitor may not unreasonably withhold its consent to any settlement. The Indemnitor will not consent to entry of any judgment or enter into any settlement or compromise any claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a full release from all liability with respect to such claim or litigation.

                  (c) The Purchaser will have no obligation to indemnify any Seller Indemnitee, and no member of the Seller Group will have any obligation to indemnify any

Purchaser Indemnitee, in respect of any breach of Sections 4 or 3 of this Agreement, as the case may be, as set forth in this Section 9.1 until the Seller Indemnitees or the Purchaser Indemnitees, as the case may be, have suffered Damages by reason of all such breaches in excess of a One Hundred Thousand Dollars ($100,000.00) aggregate threshold (at which point the Indemnitor will be obligated to indemnify the Purchaser or the Seller Group, as the case may be, from and against all such Damages in excess of such $100,000).

                  9.2 Limitation on Remedies. Except as provided in Section 9.3 hereof, the Purchaser's sole remedy for indemnification or for any violation of this Agreement or any Officers' Certificate or other instrument delivered in connection herewith by a member of the Seller Group shall be to retain all or a portion of the Escrow Shares or Substitute Collateral as provided in Section 2.6 hereof. The Purchaser shall have no other recourse to, and shall not bring any action against, the members of the Seller Group or their assets and shall have no rights of set-off against any liability or obligation owed to any member of the Seller Group in respect of any such violation.

                  9.3 Additional Remedies. In addition to any other available remedies under applicable law or the terms of this Agreement, the Purchaser shall have the following remedies in the event that any member of the Seller Group breaches Section 8.6 of this Agreement:

                  (a) Each member of the Seller Group hereby grants to the chief executive officer of the Purchaser an irrevocable proxy to vote all shares of PVI Common Stock purchased by it in violation of Section 8.6 of this Agreement; and

                  (b) The Purchaser shall have the right to purchase all or a portion of the shares of PVI Common Stock acquired by any member of the Seller Group in violation of Section 8.6 of this Agreement. The price to be paid by the Purchaser for each such share of PVI Common Stock shall be paid in cash (or in other immediately available funds) and shall be equal to the par value of such share of PVI Common Stock. In the event that the Purchaser elects to exercise its right to purchase the shares of PVI Common Stock pursuant to this Section 9.3(b), the Purchaser shall deliver to the relevant member of the Seller Group a notice (the "Call Notice") specifying the aggregate number of shares of PVI Common Stock the Purchaser shall purchase and a date, not less than fifteen (15) nor more than sixty (60) days from the date of the Call Notice, for the closing of the transaction.

                  9.4 Special Remedies. If the Purchaser shall fail to comply with its obligations under Section 7.1 of this Agreement and such failure is not cured within ten (10) days after notice of such failure from Seller, then, notwithstanding anything contained in this Agreement or any of the Transaction Documents to the contrary, at the end of such ten (10) day period (i) the obligations of the members of the Seller Group pursuant to Section 8.7 hereof and comparable obligations in the other Transaction Documents shall terminate,
(ii) the Purchaser shall release to the Seller one-half of the Escrow Shares then held in escrow, (iii) all Sale PVI Warrants, Merger PVI Warrants and stock options subject to the stock option agreements described in Section 6.16 hereof which are not then vested shall vest, (iv) the five percent (5%)/650,000 share limitation on sales within a thirty (30) day period imposed by Section 8.5 shall terminate, and (v) the Holder or Holders (as defined in the registration rights agreement included in the Transaction Documents) shall be entitled to demand registration of their Registrable Securities pursuant to Section 2.1 of such registration rights agreement and such demand shall not count as one of the Demand Registrations to which such Holders are entitled under such registration rights agreement. If the Purchaser is unable to perform its obligations under Section
7.1 as a result of an order of a court or administrative agency or a rule or regulation of any stock exchange or automated quotation system on which the PVI Common Stock is then listed, then the remedies provided in this Section 9.4 shall be the sole remedies for the Purchaser's failure to perform its obligations under Section 7.1 hereof. Except as provided in the immediately preceding sentence, the remedies in this Section 9.4 shall be in addition to any other remedies which the Seller Group may have at law or in equity as a result of the Purchaser's failure to comply with its obligations under Section 7.1 of this Agreement.

                  9.5 Survival of Representations and Warranties. All of the representations and warranties of the Seller, the LLCs, and the Purchaser and Newco contained in this Agreement shall survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of fourteen (14) months after the Closing Date; provided, however, that (i) notwithstanding the foregoing, the representations in Section 3.7 and 4.8 shall survive the Closing until the end of the statute of limitations period under applicable law, and (ii) if, at any time prior to the expiration of the period of survival of a representation and warranty, an Indemnitee delivers to the Indemnitor a notice pursuant to Section 9.1(b) asserting a claim for indemnification based on a breach in or an alleged breach of such representation and warranty, then such claim shall survive the expiration of such representation and warranty until such time as such claim is fully and finally resolved.

         10 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

                  10.1 Mutual Consent. By mutual written consent of the Purchaser and the Seller;

                  10.2 Cut-Off Date . By the Purchaser or the Seller upon five
(5) days' notice to the other if the Closing shall not have occurred on or before June 1, 2001 or such other date, if any, as the Seller and the Purchaser shall agree upon in writing;

                  10.3 Misrepresentation or Breach . By the Purchaser or the Seller upon five (5) days' notice to the other if there has been a material misrepresentation or breach of warranty or covenant on the part of the other party and such breach has not been waived;

                  10.4 Impossibility . By the Purchaser or the Seller upon five
(5) days' notice to the other if any of the conditions specified in this Agreement as a precondition to the closing by the other party has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the other party to comply with its obligations under this Agreement); or

                  10.5 Tax Liability. By the Purchaser or the Seller upon five
(5) days' notice to the other if it determines that it or its Affiliates will be subject to a tax liability in excess of $500,000 as a result of the consummation of the transactions contemplated hereby and the other party does not agree to assume and be responsible for such tax liability on a full, after-tax basis.

         11. Fees and Expenses. Each party shall be responsible for payment of its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, provided that if this Agreement is terminated pursuant to Section 10.2 or Section 10.4 because the transactions contemplated hereby have not been approved by the holders of the PVI Common Stock, the Purchaser shall reimburse the Seller for its reasonable out-of-pocket expenses (including attorneys' fees) incurred in connection with this Agreement and the transactions contemplated hereby upon delivery of invoices in form reasonably acceptable to the Purchaser and provided further that if the transactions contemplated hereby are consummated, the Corporation shall be responsible for payment of the fees and expenses of the Seller and the Designated Parties incurred in connection with this Agreement and the transactions contemplated hereby. If this Agreement is terminated by a party pursuant to Section 10.3 or if the Closing does not occur because of the breach or default of a party, the terminating or non-defaulting party shall be reimbursed by the other party for its reasonable out-of-pocket expenses (including attorneys' fees) incurred in connection with this Agreement and the transactions contemplated hereby upon delivery of invoices in form reasonably acceptable to the reimbursing party. The Purchaser, at its sole election, may make any reimbursement which it is required to make pursuant to this Section 11 in shares of PVI Common Stock having a Fair Market Value equal to the amount of the required reimbursement at the time such reimbursement is made.

         12. Successors and Assigns; Parties in Interest. This Agreement shall bind and inure to the benefit of (a) the members of the Seller Group, (b) the Purchaser, (c) Newco and (d) their respective successors and assigns, including without limitation any Person who succeeds to the rights or properties of the Purchaser as the result of a merger, consolidation, acquisition of substantially all of the Purchaser's assets or similar transaction. In that connection, all references herein to the securities of the Purchaser, or any class thereof, or any options, rights or warrants in respect thereof, shall include the securities, or any class thereof, or any options, rights or warrants in respect thereof, of any Person who is a successor to the Purchaser. No party may assign its rights under this Agreement without the consent of the other, which consent shall not be unreasonably withheld, provided that either of the Purchaser or Newco may at any time prior to the Closing assign its rights under Section 2 hereof to any of its Affiliates if the Purchaser guarantees the performance of the obligations hereunder by such Person and provided further that a member of the Seller Group may assign its rights under this Agreement at any time to any Permitted Transferee who has agreed in writing to be bound by the terms and conditions of this Agreement which are binding upon members of the Seller Group.

         13. Entire Agreement. This Agreement (as amended from time to time) and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         14. Notices. All notices, requests, consents and other communications hereunder to any party shall be in writing and shall be delivered in person or duly sent by overnight courier, facsimile transmission or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

         (a)      If to a member of the Seller Group or any of the LLC's, to:

                           Presencia en Medios, SA de CV
                           Palmas # 735-206
                           Mexico DF  11000
                           MEXICO
                           Attn: Eduardo Sitt

                           With a copy (which shall not constitute notice) to:

                           Fried Frank Harris Shriver & Jacobson
                           One New York Plaza
                           New York, NY  10004
                           Facsimile: 212-859-4000
                           Attn: Joseph A. Stern, Esq.

         (b)      If to the Purchaser or Newco:

                           Princeton Video Image, Inc.
                           15 Princess Road
                           Lawrenceville, N.J.  08648
                           Facsimile: 609-912-0044

                           With a copy (which shall not constitute notice) to:

                           Smith, Stratton, Wise, Heher & Brennan
                           600 College Road East
                           Princeton, New Jersey 08540
                           Facsimile:  609-987-6651
                           Attn:  Richard J. Pinto, Esq.

All such notices and communications shall be deemed to have been give in the case of (a) facsimile transmission on the date sent, (b) personal delivery on the date of such delivery, (c) overnight courier on the day following delivery to such courier and (d) mailing on the third day after the posting thereof.

         15. Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the consent of the affected party.

         16. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflict of laws.

         19. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         20. Arbitration. Any dispute that arises under this Agreement shall be referred by either party to arbitration, which shall be conducted in accordance with the rules of the American Arbitration Association (the "Rules"), and which shall take place in Princeton, New Jersey. In the event of an arbitration involving only two of the parties hereto, there shall be three arbitrators of whom each of the claimant and the respondent shall select one in accordance with the Rules. The two named arbitrators shall select a third arbitrator to serve as presiding arbitrator within thirty (30) calendar days of the selection of the second arbitrator. In the event of an arbitration involving more than two parties, there shall be three arbitrators who shall be jointly nominated by the parties. If any arbitrator has not been named within the time limits specified herein and in the Rules, such appointment shall be made by the American Arbitration Association upon the written request of any claimant or respondent within thirty (30) calendar days of such request. The decision of such arbitrators shall be binding, final and unappealable by the parties The fees and expenses associated with any such arbitration shall be borne as the arbitrator determines.

         21. Adjustments. All references herein to a specific number of PVI Securities, including the number of PVI Securities, the PVI Common Stock ownership threshold specified in Section 7.1(a), and the limit of 650,000 shares set forth in Section 8.5, and the $4.00 formula price per share for the release of Escrow Shares under Section 2.6(b) hereof, shall be appropriately adjusted to reflect any reclassification, recapitalization or reorganization of the Purchaser's securities, or any stock split, reverse stock split, stock dividend or similar event.

         22. Further Assurances. The parties hereto shall, subsequent to the date hereof, execute and deliver such further documentation, and take such further action, in each case without cost to the other party, as shall be reasonably requested by such other party hereto to further evidence and perfect the completion of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf.

                                  PRINCETON VIDEO IMAGE, INC.


                                  By: /s/ Dennis P. Wilkinson
                                      ----------------------------------------

                                  Name:    Dennis P. Wilkinson
                                           -----------------------------------

                                  Title:   President / CEO
                                           -----------------------------------


                                  PRINCETON VIDEO IMAGE
                                  LATIN AMERICA, LLC


                                  By: /s/ Dennis P. Wilkinson
                                      ----------------------------------------

                                  Name:    Dennis P. Wilkinson
                                        --------------------------------------

                                  Title:   President / CEO
                                           -----------------------------------

                                     SELLER:

                                    PRESENCIA EN MEDIOS, S.A.



                                    By: /s/ David Sitt
                                        ----------------------------------------

                                    Name:    David Sitt
                                          --------------------------------------

                                    Title:   Director General
                                             -----------------------------------


                                    PRESENCE IN MEDIA LLC

                                    By: /s/ David Sitt
                                        ----------------------------------------

                                    Name:    David Sitt
                                          --------------------------------------

                                    Title:   Director General
                                             -----------------------------------


                                    VIRTUAL ADVERTISEMENT LLC


                                    By: /s/ David Sitt
                                        ----------------------------------------

                                    Name:    David Sitt
                                          --------------------------------------

                                    Title:   Director General
                                             -----------------------------------


                                   PVI LA, LLC

                                   By: /s/ David Sitt
                                       -----------------------------------------

                                   Name:    David Sitt
                                         ---------------------------------------

                                   Title:   Director General
                                            ------------------------------------

                                       DESIGNATED PARTIES:


                                       By Power of Attorney to David Sitt

                                       /s/ David Sitt
                                       --------------------------------------
                                       Eduardo Sitt

                                       /s/ David Sitt
                                       --------------------------------------
                                       David Sitt

                                       /s/ Roberto Sonabend
                                       --------------------------------------

                                       Roberto Sonabend

                                Omitted Schedule


Schedule 5.10 has been omitted pursuant to Regulation S-K, Item 601(b)(2). The registrant will furnish a copy of this Exhibit to the Securities and Exchange Commission upon request.

                                  SCHEDULE 1(a)

                   CORPORATION'S CERTIFICATE OF INCORPORATION

                                       and

                                  SCHEDULE 1(b)

                              CORPORATION'S BYLAWS


                        [Provided under separate cover.]

                                  SCHEDULE 1.1

                       WARRANTS: EXERCISE PRICES AND TERMS

                                  SCHEDULE 1.1

                        WARRANT EXERCISE PRICES AND TERMS

    Number of Shares      Warrant Group          Exercise Price          Vesting Period         Expiration Date
    ----------------      -------------          --------------          --------------         ---------------
           106,329                 A*                      $8.40                  N/A                 12/16/02
           142,835                 B*                      $8.00                  N/A                 04/15/04
             5,316                 C*                      $4.50                  N/A                 09/30/05
            15,478                 D*                      $8.00                  N/A                 03/01/06
            53,165                 E*                      $6.05                  N/A                 10/22/06
             5,734                 F*                      $8.00                  N/A                 01/01/07
            18,608                 G                      $20.00                  N/A               3 years after
                                                                                                  Commencement Date
           147,256                 H                       $3.72                  N/A                 05/09/03
           180,159                 H                       $5.05                  N/A                 06/14/04
           146,524                 H                       $7.47                  N/A                 05/27/04
             3,323                 H                       $9.31                  N/A                 08/08/04
               795                 H                      $10.34                  N/A                 07/21/05
             2,658                 H                      $12.12                  N/A                 04/03/02
            74,300                 I                       $5.05              18 months**             06/14/04
            78,985                 I                       $7.47              18 months**             05/27/04
             2,196                 I                      $10.34              18 months**             07/21/05
          26,582++                 J                         ***                  N/A                    ***
          26,582++                 K                         ***                  N/A                    ***

* The Parallel Warrants (as defined in the attached Form of Warrant) for each Warrant Group are set forth on the following page.

** The vesting period has been calculated from December 14, 2000. Warrants which would have vested between December 14, 2000 and the Closing Date if they had been issued on December 14, 2000 will be treated as fully vested on the Closing Date and the vesting period for the remainder of the warrants will be reduced accordingly.

*** The exercise price and expiration date will be identical to those contained in the Parallel Warrant

++ This Warrant will be issuable only upon delivery to Allen & Co. of the Parallel Warrant


             Warrant Group                      Parallel Warrant Number                   Number of Shares
             -------------                      -----------------------                   ----------------
                   A                             (Unnumbered - held by                           380,000
                                                     Allen & Co.)
                                            (Unnumbered - held by Barington                       20,000
                                                       Capital)

                   B                                        37                                    13,600
                                                            50                                    20,000
                                                           176                                     2,000
                                                           177                                     1,000
                                                           174                                     2,000
                                                           175                                     2,000
                                                           112                                   450,000
                                                           129                                    10,932
                                                           178                                    22,200
                                                            52                                    13,600

                   C                                       145                                    20,000

                   D                                       127                                     6,000
                                                           131                                    28,226
                                                           132                                    24,000

                   E                             (Unnumbered - held by                           200,000
                                                     Allen & Co.)

                   F                                 133-141, 144                                 21,572

                   J                        To be issued to Allen & Co. on                       100,000
                                                     Closing Date

                   K                        To be issued to Allen & Co. on                       100,000
                                             delivery of fairness opinion


                                  SCHEDULE 1.1A

                              FORMS OF PVI WARRANT

                        [FORM OF WARRANT FOR GROUPS A-F]

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE. THEY MAY NOT BE SOLD OR OTHERWISE TRANS- FERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                                        _______ Warrants


                           PRINCETON VIDEO IMAGE, INC.

                               WARRANT CERTIFICATE

                  This warrant certificate ("Warrant Certificate") certifies that for value received in consideration for certain services rendered, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, _________________________ or registered permitted assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (as hereinafter defined), one fully paid and non-assessable share of Common Stock, no par value ("Common Stock"), of Princeton Video Image, Inc., a New Jersey corporation (the "Company"), at a purchase price of $_______ per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check (subject to adjustment as hereinafter provided).

                  1. Warrant; Purchase Price

                  Each Warrant shall entitle the Holder initially to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants (the "Purchase Price") shall initially be $_______ per share of Common Stock. The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in
Article 6. The shares of Common Stock issuable upon exercise of the Warrants (and/or other shares of common stock so issuable by reason of any adjustments pursuant to Article 6) are sometimes referred to herein as the "Warrant Shares."

                  2. Exercise; Expiration Date

                  2.1 The Warrants are exercisable, at the option of the Holder, in whole or in part at any time and from time to time on or after the date hereof and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed

Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

                  2.2 The term "Expiration Date" shall mean 5:00 p.m. New York time on _______________.

                  3. Registration and Transfer on Company Books

                  3.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Warrant Shares.

                  3.2 Prior to due presentment for registration of transfer of this Warrant Certificate, or the Warrant Shares, the Company may deem and treat the registered Holder as the absolute owner thereof.

                  3.3 Neither this Warrant Certificate, nor the Warrants represented hereby, may be sold, assigned or otherwise transferred voluntarily by the Holder, other than to a Permitted Transferee (a "Permitted Transfer"), without the consent of the Company. As used herein, the following terms shall have the following definitions. "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. "Permitted Transferee" means
(i) the Holder and its Affiliates, (ii) any direct or indirect equity holder of any Person referred to in clause (i) and any Affiliate of one or more of such equity holders, and (iii) in the case of any of the foregoing Persons in clause
(ii) who is an individual, Permitted Transferee shall include such individual's immediate family, trusts solely or primarily for the benefit of such person or such person's immediate family member, and corporations, partnerships, limited liability companies or other entities in which such individual or such individual's family members and/or trusts are the majority equity holders as the case may be. For this purpose, "immediate family" of a person means the person's spouse, parents, children, adopted children, stepchildren and grandchildren. "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization, a limited liability company, a joint stock corporation, a joint venture, a government or any department, agency or political subdivision thereof and any other entity. The Company shall register upon its books any Permitted Transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of Permitted Transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates of different denominations representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

                  3.4 No sale, transfer, assignment, hypothecation or other disposition of the Warrant Shares shall be made unless any such transfer, assignment or other disposition will comply with the rules and statutes administered by the Securities and Exchange Commission (the "Commission") and
(i) a registration statement under the Securities Act of 1933, as amended (the "Act"), including such shares is currently in effect, or (ii) in the opinion of counsel satisfactory to the Company a current registration statement is not required for such disposition of the shares.

                  4. Reservation of Shares

                  The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of capital stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of capital stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange or automated over-the-counter trading system, if any, on which the other shares of such outstanding capital stock of the Company are then listed.

                  5. Loss or Mutilation

                  Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

                  6. Adjustment of Purchase Price and Number of
                     Shares Deliverable

                  6.1 The number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

                  (b) In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company (any such event, a "Triggering Event"), the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this
Section 6.1(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                  (c) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                  6.2 No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common

Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                  6.3 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chairman of the Board, Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  6.4 The Company shall give notice to the Holder by registered mail, if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

                  (a) The Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution to the holders of shares of Common Stock;

                  (b) The Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or any of any other subscription rights, options or warrants;

                  (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety); or

                  (d) A capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially an entirety.

Such giving of notice shall be initiated at least 10 business days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of the closing of the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

                  7. Conversion Rights

                  7.1 In lieu of exercise of any portion of the Warrants as provided in Section 2.1 hereof, the Warrants represented by this Warrant Certificate (or any portion thereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to: (1) the product of (a) the number of shares of Common Stock then issuable upon the exercise of the Warrants to be so converted and (b) the excess, if any, of (i) the Market Price Per Share (as determined pursuant to Section 9.2) with respect to the date of conversion over (ii) the Purchase Price in effect on the business day next preceding the date of conversion, divided by (2) the Market Price Per Share with respect to the date of conversion. For example, if the Market Price per Share on the date of conversion is $4.00 and the Purchase Price is $2.00, then the Holder would be entitled to receive 15,000 shares of Common Stock upon conversion of 30,000 Warrants.

                  7.2 The conversion rights provided under this Section 7 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The Warrants (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate of like tenor and date for the balance of the unconverted portion of the Warrant Certificate.

                  8. Voluntary Adjustment by the Company

                  The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board and/or extend the date of the expiration of the Warrants.

                  9. Fractional Shares and Warrants; Determination of Market
                     Price Per Share

                  9.1 Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 9.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

                  9.2 As used herein, the "Market Price Per Share" with respect to any class or series of Common Stock on any date shall mean the average closing price per share of Company's Common Stock for the 20 trading days immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of such Common Stock of the Company are listed or admitted to trading or, if applicable, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock on NASDAQ or any comparable system, or if such Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of such Common Stock as determined in good faith by the Board.

                  10. Parallel Warrants

                  Exhibit C attached hereto sets forth a list of warrants previously issued by the Company (the "Parallel Warrants"). If a Parallel Warrant or any portion thereof is amended or forfeited other than in bona fide consideration of services to be rendered to the Company by the holder thereof with the approval of the Company's Board of Directors, then a pro rata portion of the Warrants shall be similarly amended or forfeited at the option of the Holder upon payment by the Holder to the Company of such consideration, if any, as is paid to the Company by the holder of the Parallel Warrant in connection with such amendment or upon payment by the Company to the Holder of such consideration, if any, as is paid to the holder of the Parallel Warrant by the Company. If the consideration paid by or to the holder of the Parallel Warrant is in a form other than cash or cash-equivalents, the consideration to be paid by or to the Holder shall be calculated on the basis of the fair market value of such consideration as reasonably determined in good faith by the Company's Board of Directors. If no consideration is paid in connection with such amendment or forfeiture, the Warrant shall, at the option of the Holder, be amended or forfeited in the same fashion as the Parallel Warrant. The Company shall give the Holder prompt written notice at its address reflected on the records of the Company of any amendment or forfeiture referred to in this Section 10. As used herein, "pro rata portion" shall mean a number of Warrants equal to the aggregate number of Warrants then represented by this Certificate multiplied by a fraction, the numerator of which is the number of shares issuable upon exercise of the Parallel Warrants so being amended or expiring and the denominator of which is the aggregate number of shares then issuable upon the exercise of the Parallel Warrants.

                  11. Governing Law

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this ____ day of _________, 200__.


                                      PRINCETON VIDEO IMAGE, INC.



                                      By:
                                         ------------------------------------
                                         Name: Brown F Williams
                                         Title: Chairman

[SEAL]



Attest:





By:
   ----------------------------------
     Name:
     Title:

                                                                       EXHIBIT A


                               NOTICE OF EXERCISE

                  The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.


                                Name of Holder
                                               ---------------------------------


                                Signature
                                               ---------------------------------


                                Address:
                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                                                       EXHIBIT B


                              NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert, pursuant to Section 7 of the Warrant Certificate accompanying this Notice of Conversion, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate into shares of the Common Stock of the Company (the "Shares").

The number of Shares to be received by the undersigned shall be calculated in accordance with the provisions of Section 7.1 of the accompanying Warrant Certificate.

                              Name of Holder:
                                               ---------------------------------


                              Signature:
                                               ---------------------------------

                              Address:
                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                          [FORM OF WARRANT FOR GROUP G]

                    THESE SECURITIES HAVE NOT BEEN REGISTERED
                    UNDER THE SECURITIES ACT OF 1933 OR THE LAWS
                    OF ANY STATE. THEY MAY NOT BE SOLD OR
                    OTHERWISE TRANSFERRED UNLESS THEY ARE
                    REGISTERED UNDER SUCH ACT AND APPLICABLE
                    STATE SECURITIES LAWS OR AN EXEMPTION FROM
                    REGISTRATION IS AVAILABLE.


                                               _______ Warrants


                           PRINCETON VIDEO IMAGE, INC.

                               WARRANT CERTIFICATE


                  This warrant certificate ("Warrant Certificate") certifies that for value received in consideration for certain services rendered, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, _________________________ or registered permitted assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (as hereinafter defined), one fully paid and non-assessable share of Common Stock, no par value ("Common Stock"), of Princeton Video Image, Inc., a New Jersey corporation (the "Company"), at a purchase price of $_______ per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check (subject to adjustment as hereinafter provided).

                  1. Warrant; Purchase Price

                  Each Warrant shall entitle the Holder initially to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants (the "Purchase Price") shall initially be $_______ per share of Common Stock. The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in
Article 6. The shares of Common Stock issuable upon exercise of the Warrants (and/or other shares of common stock so issuable by reason of any adjustments pursuant to Article 6) are sometimes referred to herein as the "Warrant Shares."

                  2. Exercise; Expiration Date

                  2.1 The Warrants shall vest and become exercisable on the Commencement Date (as defined in the warrant identified on Exhibit C hereto) and upon such vesting shall be exercisable, at the option of the Holder, in whole or in part at any time and from time to time on or after the date hereof and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. Notwithstanding anything to the contrary contained herein or in the Transaction Documents (as such term is defined under the Reorganization Agreement referred to herein), if the Purchaser (as such term is defined under the Reorganization Agreement referred to herein) shall fail to comply with its obligations under
Section 7.1 of the Reorganization Agreement dated as of December ___, 2000 among Presencia en Medios, S.A., Eduardo Sitt, David Sitt, Roberto Sonabend, Presence in Media LLC, Virtual Advertisement LLC, PVI LA, LLC, the Company and Princeton Video Image Latin America, LLC, and such failure is not cured within ten (10) days after notice of such failure from the Holder or any member of the Seller Group (as defined in the Reorganization Agreement referred to herein), then at the end of such ten (10) day period, the Warrants shall automatically vest and become exercisable. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

                  2.2 The term "Expiration Date" shall mean 5:00 p.m. New York time on the third anniversary of the Commencement Date.

                  3. Registration and Transfer on Company Books

                  3.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Warrant Shares.

                  3.2 Prior to due presentment for registration of transfer of this Warrant Certificate, or the Warrant Shares, the Company may deem and treat the registered Holder as the absolute owner thereof.

                  3.3 Neither this Warrant Certificate, nor the Warrants represented hereby, may be sold, assigned or otherwise transferred voluntarily by the Holder, other than to a Permitted Transferee (a "Permitted Transfer"), without the consent of the Company. As used herein, the following terms shall have the following definitions. "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. "Permitted Transferee" means
(i) the Holder and its Affiliates, (ii) any direct or indirect equity holder of any Person referred to in clause (i) and any Affiliate of one or more of such equity holders, and (iii) in the case of any of the foregoing Persons in clause
(ii) who is an individual, Permitted Transferee shall include such individual's immediate family, trusts solely or primarily for the benefit of such person or such person's immediate family member, and corporations, partnerships, limited liability companies or other entities in which such individual or such individual's family members and/or trusts are the majority equity holders as the case may be. For this purpose, "immediate family" of a person means the person's spouse, parents, children, adopted children, stepchildren and grandchildren. "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization, a limited liability company, a joint stock corporation, a joint venture, a government or any department, agency or political subdivision thereof and any other entity. The Company shall register upon its books any Permitted Transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of Permitted Transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates of different denominations representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

                  3.4 No sale, transfer, assignment, hypothecation or other disposition of the Warrant Shares shall be made unless any such transfer, assignment or other disposition will comply with the rules and statutes administered by the Securities and Exchange Commission (the "Commission") and
(i) a registration statement under the Securities Act of 1933, as amended (the "Act"), including such shares is currently in effect, or (ii) in the opinion of counsel satisfactory to the Company a current registration statement is not required for such disposition of the shares.

                  4. Reservation of Shares

                  The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of capital stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of capital stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange or automated over-the-counter trading system, if any, on which the other shares of such outstanding capital stock of the Company are then listed.

                  5. Loss or Mutilation

                  Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

                  6. Adjustment of Purchase Price and Number of
                     Shares Deliverable

                  6.1 The number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph
(a) shall become effective retroactively as of the record date of such event.

                  (b) In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company (any such event, a "Triggering Event"), the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this
Section 6.1(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                  (c) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                  6.2 No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                  6.3 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chairman of the Board, Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  6.4 The Company shall give notice to the Holder by registered mail, if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

                  (a) The Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution to the holders of shares of Common Stock;

                  (b) The Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or any of any other subscription rights, options or warrants;

                  (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety); or

                  (d) A capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially an entirety.

Such giving of notice shall be initiated at least 10 business days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of the closing of the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

                  7. Conversion Rights

                  7.1 In lieu of exercise of any portion of the Warrants as provided in Section 2.1 hereof, the Warrants represented by this Warrant Certificate (or any portion thereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to: (1) the product of (a) the number of shares of Common Stock then issuable upon the exercise of the Warrants to be so converted and (b) the excess, if any, of (i) the Market Price Per Share (as determined pursuant to Section 9.2) with respect to the date of conversion over (ii) the Purchase Price in effect on the business day next preceding the date of conversion, divided by (2) the Market Price Per Share with respect to the date of conversion. For example, if the Market Price per Share on the date of conversion is $4.00 and the Purchase Price is $2.00, then the Holder would be entitled to receive 15,000 shares of Common Stock upon conversion of 30,000 Warrants.

                  7.2 The conversion rights provided under this Section 7 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The Warrants (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate of like tenor and date for the balance of the unconverted portion of the Warrant Certificate.

                  8. Voluntary Adjustment by the Company

                  The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board and/or extend the date of the expiration of the Warrants.

                  9. Fractional Shares and Warrants; Determination of
                     Market Price Per Share

                  9.1 Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 9.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

                  9.2 As used herein, the "Market Price Per Share" with respect to any class or series of Common Stock on any date shall mean the average closing price per share of Company's Common Stock for the 20 trading days immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of such Common Stock of the Company are listed or admitted to trading or, if applicable, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock on NASDAQ or any comparable system, or if such Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of such Common Stock as determined in good faith by the Board.

                  10. Certain Amendments

         If the warrant identified on Exhibit C attached hereto (the "Parallel Warrant") or any portion thereof is amended or forfeited other than in bona fide consideration of services to be rendered to the Company by the holder thereof with the approval of the Company's Board of Directors, then an equal portion of the Warrants shall be similarly amended or forfeited at the option of the Holder upon payment by the Holder to the Company of such consideration, if any, as is paid to the Company by the holder of the Parallel Warrant in connection with such amendment or upon payment by the Company to the Holder of such consideration, if any, as is paid to the holder of the Parallel Warrant by the Company. If the consideration paid by or to the holder of the Parallel Warrant is in a form other than cash or cash-equivalents, the consideration to be paid by or to the Holder shall be calculated on the basis of the fair market value of such consideration as reasonably determined in good faith by the Company's Board of Directors. If no consideration is paid in connection with such amendment or forfeiture, the Warrant shall, at the option of the Holder, be amended or forfeited in the same fashion as the Parallel Warrant. The Company shall give the Holder prompt written notice at its address reflected on the records of the Company of any amendment or forfeiture referred to in this Section 10.

                  11. Governing Law

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this ____ day of _________, 200__.


                                        PRINCETON VIDEO IMAGE, INC.



                                        By:
                                            -----------------------
                                             Name: Brown F Williams
                                             Title: Chairman

[SEAL]



Attest:





By:
    --------------------------
    Name:
    Title:

                                                                       EXHIBIT A


                               NOTICE OF EXERCISE


                  The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.



                                     Name of Holder    ________________________


                                     Signature         ________________________


                                     Address:          ________________________

                                                       ________________________

                                                       ________________________

                                                                       EXHIBIT B


                              NOTICE OF CONVERSION


The undersigned hereby irrevocably elects to convert, pursuant to Section 7 of the Warrant Certificate accompanying this Notice of Conversion, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate into shares of the Common Stock of the Company (the "Shares").

The number of Shares to be received by the undersigned shall be calculated in accordance with the provisions of Section 7.1 of the accompanying Warrant Certificate.




                                    Name of Holder:   ________________________



                                    Signature:        ________________________


                                    Address:          ________________________

                                                      ________________________

                                                      ________________________

                                                                       EXHIBIT C

                                PARALLEL WARRANT


         Warrant No. 120 dated August 23, 1994 in the amount of 70,000 shares (held by Blockbuster Entertainment Corporation)

                          [FORM TO BE USED FOR GROUP H]

                    THESE SECURITIES HAVE NOT BEEN REGISTERED
                    UNDER THE SECURITIES ACT OF 1933 OR THE LAWS
                    OF ANY STATE. THEY MAY NOT BE SOLD OR
                    OTHERWISE TRANSFERRED UNLESS THEY ARE
                    REGISTERED UNDER SUCH ACT AND APPLICABLE
                    STATE SECURITIES LAWS OR AN EXEMPTION FROM
                    REGISTRATION IS AVAILABLE.


                                                _______ Warrants


                           PRINCETON VIDEO IMAGE, INC.

                               WARRANT CERTIFICATE


                  This warrant certificate ("Warrant Certificate") certifies that for value received in consideration for certain services rendered, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, _________________________ or registered permitted assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (as hereinafter defined), one fully paid and non-assessable share of Common Stock, no par value ("Common Stock"), of Princeton Video Image, Inc., a New Jersey corporation (the "Company"), at a purchase price of $_______ per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check (subject to adjustment as hereinafter provided).

                  1. Warrant; Purchase Price

                  Each Warrant shall entitle the Holder initially to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants (the "Purchase Price") shall initially be $_______ per share of Common Stock. The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in
Article 6. The shares of Common Stock issuable upon exercise of the Warrants (and/or other shares of common stock so issuable by reason of any adjustments pursuant to Article 6) are sometimes referred to herein as the "Warrant Shares."

                  2. Exercise; Expiration Date

                  2.1 The Warrants are exercisable, at the option of the Holder, in whole or in part at any time and from time to time on or after the date hereof and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed

Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

                  2.2 The term "Expiration Date" shall mean 5:00 p.m. New York time on _______________.

                  3. Registration and Transfer on Company Books

                  3.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Warrant Shares.

                  3.2 Prior to due presentment for registration of transfer of this Warrant Certificate, or the Warrant Shares, the Company may deem and treat the registered Holder as the absolute owner thereof.

                  3.3 Neither this Warrant Certificate, nor the Warrants represented hereby, may be sold, assigned or otherwise transferred voluntarily by the Holder, other than to a Permitted Transferee (a "Permitted Transfer"), without the consent of the Company. As used herein, the following terms shall have the following definitions. "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. "Permitted Transferee" means
(i) the Holder and its Affiliates, (ii) any direct or indirect equity holder of any Person referred to in clause (i) and any Affiliate of one or more of such equity holders, and (iii) in the case of any of the foregoing Persons in clause
(ii) who is an individual, Permitted Transferee shall include such individual's immediate family, trusts solely or primarily for the benefit of such person or such person's immediate family member, and corporations, partnerships, limited liability companies or other entities in which such individual or such individual's family members and/or trusts are the majority equity holders as the case may be. For this purpose, "immediate family" of a person means the person's spouse, parents, children, adopted children, stepchildren and grandchildren. "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization, a limited liability company, a joint stock corporation, a joint venture, a government or any department, agency or political subdivision thereof and any other entity. The Company shall register upon its books any Permitted Transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of Permitted Transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates of different denominations representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

                  3.4 No sale, transfer, assignment, hypothecation or other disposition of the Warrant Shares shall be made unless any such transfer, assignment or other disposition will comply with the rules and statutes administered by the Securities and Exchange Commission (the "Commission") and
(i) a registration statement under the Securities Act of 1933, as amended (the "Act"), including such shares is currently in effect, or (ii) in the opinion of counsel satisfactory to the Company a current registration statement is not required for such disposition of the shares.

                  4. Reservation of Shares

                  The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of capital stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of capital stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange or automated over-the-counter trading system, if any, on which the other shares of such outstanding capital stock of the Company are then listed.

                  5. Loss or Mutilation

                  Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

                  6. Adjustment of Purchase Price and Number of Shares
                     Deliverable

                  6.1 The number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

                  (b) In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company (any such event, a "Triggering Event"), the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this
Section 6.1(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                  (c) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                  6.2 No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common

Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                  6.3 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chairman of the Board, Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  6.4 The Company shall give notice to the Holder by registered mail, if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

                  (a) The Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution to the holders of shares of Common Stock;

                  (b) The Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or any of any other subscription rights, options or warrants;

                  (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety); or

                  (d) A capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially an entirety.

Such giving of notice shall be initiated at least 10 business days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of the closing of the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

                  7. Conversion Rights

                  7.1 In lieu of exercise of any portion of the Warrants as provided in Section 2.1 hereof, the Warrants represented by this Warrant Certificate (or any portion thereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to: (1) the product of (a) the number of shares of Common Stock then issuable upon the exercise of the Warrants to be so converted and (b) the excess, if any, of (i) the Market Price Per Share (as determined pursuant to Section 9.2) with respect to the date of conversion over (ii) the Purchase Price in effect on the business day next preceding the date of conversion, divided by (2) the Market Price Per Share with respect to the date of conversion. For example, if the Market Price per Share on the date of conversion is $4.00 and the Purchase Price is $2.00, then the Holder would be entitled to receive 15,000 shares of Common Stock upon conversion of 30,000 Warrants.

                  7.2 The conversion rights provided under this Section 7 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The Warrants (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate of like tenor and date for the balance of the unconverted portion of the Warrant Certificate.

                  8. Voluntary Adjustment by the Company

                  The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board and/or extend the date of the expiration of the Warrants.

                  9. Fractional Shares and Warrants; Determination of
                     Market Price Per Share

                  9.1 Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 9.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

                  9.2 As used herein, the "Market Price Per Share" with respect to any class or series of Common Stock on any date shall mean the average closing price per share of Company's Common Stock for the 20 trading days immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of such Common Stock of the Company are listed or admitted to trading or, if applicable, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock on NASDAQ or any comparable system, or if such Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of such Common Stock as determined in good faith by the Board.

                  10. Governing Law

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this ____ day of _________, 200__.


                                      PRINCETON VIDEO IMAGE, INC.



                                      By:
                                          _______________________
                                           Name: Brown F Williams
                                           Title: Chairman

[SEAL]



Attest:





By:
    _____________________
    Name:
    Title:

                                                                       EXHIBIT A


                               NOTICE OF EXERCISE


                  The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.



                                      Name of Holder    ________________________


                                      Signature         ________________________


                                      Address:          ________________________

                                                        ________________________

                                                        ________________________

                                                                       EXHIBIT B


                              NOTICE OF CONVERSION


The undersigned hereby irrevocably elects to convert, pursuant to Section 7 of the Warrant Certificate accompanying this Notice of Conversion, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate into shares of the Common Stock of the Company (the "Shares").

The number of Shares to be received by the undersigned shall be calculated in accordance with the provisions of Section 7.1 of the accompanying Warrant Certificate.




                                      Name of Holder:   ________________________



                                      Signature:        ________________________


                                      Address:          ________________________

                                                        ________________________

                                                        ________________________

                          [FORM TO BE USED FOR GROUP I]

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                                                    _______ Warrants


                           PRINCETON VIDEO IMAGE, INC.

                               WARRANT CERTIFICATE


                  This warrant certificate ("Warrant Certificate") certifies that for value received in consideration for certain services rendered, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, _________________________ or registered permitted assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (as hereinafter defined), one fully paid and non-assessable share of Common Stock, no par value ("Common Stock"), of Princeton Video Image, Inc., a New Jersey corporation (the "Company"), at a purchase price of $_______ per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check (subject to adjustment as hereinafter provided).

                  1.  Warrant; Purchase Price

                  Each Warrant shall entitle the Holder initially to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants (the "Purchase Price") shall initially be $_______ per share of Common Stock. The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in
Article 6. The shares of Common Stock issuable upon exercise of the Warrants (and/or other shares of common stock so issuable by reason of any adjustments pursuant to Article 6) are sometimes referred to herein as the "Warrant Shares."

                  2.  Exercise; Expiration Date

                  2.1 One-_________ (1/__) of the Warrants shall vest and become exercisable on the first day of each month after the issuance hereof until all of the Warrants are exercisable and upon such vesting shall be exercisable, at the option of the Holder, in whole or in part at any time and from time to time on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. Notwithstanding anything to the contrary contained herein or in the Transaction Documents (as such term is defined under the Reorganization Agreement referred to herein), if the Purchaser (as such term is defined under the Reorganization Agreement referred to herein) shall fail to comply with its obligations under
Section 7.1 of the Reorganization Agreement dated as of December ___, 2000 among Presencia en Medios, S.A., Eduardo Sitt, David Sitt, Roberto Sonabend, Presence in Media LLC, Virtual Advertisement LLC, PVI LA, LLC, the Company and Princeton Video Image Latin America, LLC, and such failure is not cured within ten (10) days after notice of such failure from the Holder or any member of the Seller Group (as defined in the Reorganization Agreement referred to herein), then at the end of such ten (10) day period, the Warrants shall automatically vest and become exercisable. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

                  2.2 The term "Expiration Date" shall mean 5:00 p.m. New York time on _______________.

                  3.       Registration and Transfer on Company Books

                  3.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Warrant Shares.

                  3.2 Prior to due presentment for registration of transfer of this Warrant Certificate, or the Warrant Shares, the Company may deem and treat the registered Holder as the absolute owner thereof.

                  3.3 Neither this Warrant Certificate, nor the Warrants represented hereby, may be sold, assigned or otherwise transferred voluntarily by the Holder, other than to a Permitted Transferee (a "Permitted Transfer"), without the consent of the Company. As used herein, the following terms shall have the following definitions. "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. "Permitted Transferee" means
(i) the Holder and its Affiliates, (ii) any direct or indirect equity holder of any Person referred to in clause (i) and any Affiliate of one or more of such equity holders, and (iii) in the case of any of the foregoing Persons in clause
(ii) who is an individual, Permitted Transferee shall include such individual's immediate family, trusts solely or primarily for the benefit of such person or such person's immediate family member, and corporations, partnerships, limited liability companies or other entities in which such individual or such individual's family members and/or trusts are the majority equity holders as the case may be. For this purpose, "immediate family" of a person means the person's spouse, parents, children, adopted children, stepchildren and grandchildren. "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization, a limited liability company, a joint stock corporation, a joint venture, a government or any department, agency or political subdivision thereof and any other entity. The Company shall register upon its books any Permitted Transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of Permitted Transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates of different denominations representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

                  3.4 No sale, transfer, assignment, hypothecation or other disposition of the Warrant Shares shall be made unless any such transfer, assignment or other disposition will comply with the rules and statutes administered by the Securities and Exchange Commission (the "Commission") and
(i) a registration statement under the Securities Act of 1933, as amended (the "Act"), including such shares is currently in effect, or (ii) in the opinion of counsel satisfactory to the Company a current registration statement is not required for such disposition of the shares.

                  4.       Reservation of Shares

                  The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of capital stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of capital stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange or automated over-the-counter trading system, if any, on which the other shares of such outstanding capital stock of the Company are then listed.


                  5.       Loss or Mutilation

                  Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

                  6.       Adjustment of Purchase Price and Number of
                           Shares Deliverable

                  6.1 The number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph
(a) shall become effective retroactively as of the record date of such event.

                  (b) In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company (any such event, a "Triggering Event"), the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this
Section 6.1(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                  (c) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                  6.2 No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                  6.3 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chairman of the Board, Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  6.4 The Company shall give notice to the Holder by registered mail, if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

                  (a) The Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution to the holders of shares of Common Stock;

                  (b) The Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or any of any other subscription rights, options or warrants;

                  (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety); or

                  (d) A capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially an entirety.

Such giving of notice shall be initiated at least 10 business days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of the closing of the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

                  7.  Conversion Rights

                  7.1 In lieu of exercise of any portion of the Warrants as provided in Section 2.1 hereof, the Warrants represented by this Warrant Certificate (or any portion thereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to: (1) the product of (a) the number of shares of Common Stock then issuable upon the exercise of the Warrants to be so converted and (b) the excess, if any, of (i) the Market Price Per Share (as determined pursuant to Section 9.2) with respect to the date of conversion over (ii) the Purchase Price in effect on the business day next preceding the date of conversion, divided by (2) the Market Price Per Share with respect to the date of conversion. For example, if the Market Price per Share on the date of conversion is $4.00 and the Purchase Price is $2.00, then the Holder would be entitled to receive 15,000 shares of Common Stock upon conversion of 30,000 Warrants.

                  7.2 The conversion rights provided under this Section 7 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The Warrants (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate of like tenor and date for the balance of the unconverted portion of the Warrant Certificate.

                  8.  Voluntary Adjustment by the Company

                  The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board and/or extend the date of the expiration of the Warrants.

                  9. Fractional Shares and Warrants; Determination of Market Price Per Share

                  9.1 Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 9.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

                  9.2 As used herein, the "Market Price Per Share" with respect to any class or series of Common Stock on any date shall mean the average closing price per share of Company's Common Stock for the 20 trading days immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of such Common Stock of the Company are listed or admitted to trading or, if applicable, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock on NASDAQ or any comparable system, or if such Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of such Common Stock as determined in good faith by the Board.

                  10. Governing Law

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this ____ day of _________, 200__.


                                 PRINCETON VIDEO IMAGE, INC.



                                 By:
                                     ______________________________________
                                      Name: Brown F Williams
                                      Title: Chairman


[SEAL]



Attest:





By:
    ________________________________________
     Name:
     Title:

                                                                       EXHIBIT A


                               NOTICE OF EXERCISE


                  The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.



                                      Name of Holder ___________________________


                                      Signature      ___________________________


                                      Address:       ___________________________


                                                     ___________________________

                                                     ___________________________

                                                                       EXHIBIT B


                              NOTICE OF CONVERSION


The undersigned hereby irrevocably elects to convert, pursuant to Section 7 of the Warrant Certificate accompanying this Notice of Conversion, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate into shares of the Common Stock of the Company (the "Shares").

The number of Shares to be received by the undersigned shall be calculated in accordance with the provisions of Section 7.1 of the accompanying Warrant Certificate.



                                      Name of Holder ___________________________

                                      Signature      ___________________________


                                      Address:
                                                     ___________________________

                                                     ___________________________

                                                     ___________________________

                          [FORM OF WARRANT FOR GROUP J]

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE. THEY MAY NOT BE SOLD OR OTHERWISE TRANS- FERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                                        _______ Warrants


                           PRINCETON VIDEO IMAGE, INC.

                               WARRANT CERTIFICATE

                  This warrant certificate ("Warrant Certificate") certifies that for value received in consideration for certain services rendered, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, _________________________ or registered permitted assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (as hereinafter defined), one fully paid and non-assessable share of Common Stock, no par value ("Common Stock"), of Princeton Video Image, Inc., a New Jersey corporation (the "Company"), at a purchase price of $_______ per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check (subject to adjustment as hereinafter provided).

                  1. Warrant; Purchase Price

                  Each Warrant shall entitle the Holder initially to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants (the "Purchase Price") shall initially be $_______ per share of Common Stock. The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in
Article 6. The shares of Common Stock issuable upon exercise of the Warrants (and/or other shares of common stock so issuable by reason of any adjustments pursuant to Article 6) are sometimes referred to herein as the "Warrant Shares."

                  2. Exercise; Expiration Date

                  2.1 The Warrants are exercisable, at the option of the Holder, in whole or in part at any time and from time to time on or after the date hereof and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed

Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

                  2.2 The term "Expiration Date" shall mean 5:00 p.m. New York time on _______________.

                  3. Registration and Transfer on Company Books

                  3.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Warrant Shares.

                  3.2 Prior to due presentment for registration of transfer of this Warrant Certificate, or the Warrant Shares, the Company may deem and treat the registered Holder as the absolute owner thereof.

                  3.3 Neither this Warrant Certificate, nor the Warrants represented hereby, may be sold, assigned or otherwise transferred voluntarily by the Holder, other than to a Permitted Transferee (a "Permitted Transfer"), without the consent of the Company. As used herein, the following terms shall have the following definitions. "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. "Permitted Transferee" means
(i) the Holder and its Affiliates, (ii) any direct or indirect equity holder of any Person referred to in clause (i) and any Affiliate of one or more of such equity holders, and (iii) in the case of any of the foregoing Persons in clause
(ii) who is an individual, Permitted Transferee shall include such individual's immediate family, trusts solely or primarily for the benefit of such person or such person's immediate family member, and corporations, partnerships, limited liability companies or other entities in which such individual or such individual's family members and/or trusts are the majority equity holders as the case may be. For this purpose, "immediate family" of a person means the person's spouse, parents, children, adopted children, stepchildren and grandchildren. "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization, a limited liability company, a joint stock corporation, a joint venture, a government or any department, agency or political subdivision thereof and any other entity. The Company shall register upon its books any Permitted Transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of Permitted Transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates of different denominations representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

                  3.4 No sale, transfer, assignment, hypothecation or other disposition of the Warrant Shares shall be made unless any such transfer, assignment or other disposition will comply with the rules and statutes administered by the Securities and Exchange Commission (the "Commission") and
(i) a registration statement under the Securities Act of 1933, as amended (the "Act"), including such shares is currently in effect, or (ii) in the opinion of counsel satisfactory to the Company a current registration statement is not required for such disposition of the shares.

                  4. Reservation of Shares

                  The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of capital stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of capital stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange or automated over-the-counter trading system, if any, on which the other shares of such outstanding capital stock of the Company are then listed.

                  5. Loss or Mutilation

                  Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

                  6. Adjustment of Purchase Price and Number of Shares
                     Deliverable

                  6.1 The number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

                  (b) In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company (any such event, a "Triggering Event"), the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this
Section 6.1(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                  (c) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                  6.2 No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common

Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                  6.3 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chairman of the Board, Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  6.4 The Company shall give notice to the Holder by registered mail, if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

                  (a) The Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution to the holders of shares of Common Stock;

                  (b) The Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or any of any other subscription rights, options or warrants;

                  (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety); or

                  (d) A capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially an entirety.

Such giving of notice shall be initiated at least 10 business days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of the closing of the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

                  7. Conversion Rights

                  7.1 In lieu of exercise of any portion of the Warrants as provided in Section 2.1 hereof, the Warrants represented by this Warrant Certificate (or any portion thereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to: (1) the product of (a) the number of shares of Common Stock then issuable upon the exercise of the Warrants to be so converted and (b) the excess, if any, of (i) the Market Price Per Share (as determined pursuant to Section 9.2) with respect to the date of conversion over (ii) the Purchase Price in effect on the business day next preceding the date of conversion, divided by (2) the Market Price Per Share with respect to the date of conversion. For example, if the Market Price per Share on the date of conversion is $4.00 and the Purchase Price is $2.00, then the Holder would be entitled to receive 15,000 shares of Common Stock upon conversion of 30,000 Warrants.

                  7.2 The conversion rights provided under this Section 7 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The Warrants (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate of like tenor and date for the balance of the unconverted portion of the Warrant Certificate.

                  8. Voluntary Adjustment by the Company

                  The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board and/or extend the date of the expiration of the Warrants.

                  9. Fractional Shares and Warrants; Determination of
                     Market Price Per Share

                  9.1 Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 9.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

                  9.2 As used herein, the "Market Price Per Share" with respect to any class or series of Common Stock on any date shall mean the average closing price per share of Company's Common Stock for the 20 trading days immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of such Common Stock of the Company are listed or admitted to trading or, if applicable, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock on NASDAQ or any comparable system, or if such Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of such Common Stock as determined in good faith by the Board.

                  10. Certain Amendments

                  If the warrant identified on Exhibit C attached hereto (the "Parallel Warrant") or any portion thereof is amended or forfeited other than in bona fide consideration of services to be rendered to the Company by the holder thereof with the approval of the Company's Board of Directors, then an equal portion of the Warrants shall be similarly amended or forfeited at the option of the Holder upon payment by the Holder to the Company of such consideration, if any, as is paid to the Company by the holder of the Parallel Warrant in connection with such amendment or upon payment by the Company to the Holder of such consideration, if any, as is paid to the holder of the Parallel Warrant by the Company. If the consideration paid by or to the holder of the Parallel Warrant is in a form other than cash or cash-equivalents, the consideration to be paid by or to the Holder shall be calculated on the basis of the fair market value of such consideration as reasonably determined in good faith by the Company's Board of Directors. If no consideration is paid in connection with such amendment or forfeiture, the Warrant shall, at the option of the Holder, be amended or forfeited in the same fashion as the Parallel Warrant. The Company shall give the Holder prompt written notice at its address reflected on the records of the Company of any amendment or forfeiture referred to in this
Section 10.

                  11. Governing Law

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this ____ day of _________, 200__.


                                           PRINCETON VIDEO IMAGE, INC.



                                           By:
                                              ----------------------------------
                                              Name: Brown F Williams
                                              Title: Chairman

[SEAL]



Attest:





By:
   ---------------------------------
     Name:
     Title:

                                                                       EXHIBIT A

                               NOTICE OF EXERCISE

                  The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.




                                     Name of Holder
                                                     ---------------------------

                                     Signature
                                                     ---------------------------

                                     Address:
                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                                       EXHIBIT B



                              NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert, pursuant to Section 7 of the Warrant Certificate accompanying this Notice of Conversion, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate into shares of the Common Stock of the Company (the "Shares").

The number of Shares to be received by the undersigned shall be calculated in accordance with the provisions of Section 7.1 of the accompanying Warrant Certificate.


                                   Name of Holder:
                                                     ---------------------------



                                   Signature:
                                                     ---------------------------


                                   Address:
                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                                       EXHIBIT C

                                PARALLEL WARRANT


Warrant No. ____ dated _______________ in the amount of 100,000 shares (held by Allen & Co.)

                          [FORM OF WARRANT FOR GROUP K]

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                                                    _______ Warrants


                           PRINCETON VIDEO IMAGE, INC.

                               WARRANT CERTIFICATE


                  This warrant certificate ("Warrant Certificate") certifies that for value received in consideration for certain services rendered, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, _________________________ or registered permitted assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (as hereinafter defined), one fully paid and non-assessable share of Common Stock, no par value ("Common Stock"), of Princeton Video Image, Inc., a New Jersey corporation (the "Company"), at a purchase price of $_______ per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier's check or a combination of cash and certified or cashier's check (subject to adjustment as hereinafter provided).

                  1.       Warrant; Purchase Price

                  Each Warrant shall entitle the Holder initially to purchase one share of Common Stock of the Company and the purchase price payable upon exercise of the Warrants (the "Purchase Price") shall initially be $_______ per share of Common Stock. The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in
Article 6. The shares of Common Stock issuable upon exercise of the Warrants (and/or other shares of common stock so issuable by reason of any adjustments pursuant to Article 6) are sometimes referred to herein as the "Warrant Shares."

                  2.       Exercise; Expiration Date

                  2.1 The Warrants are exercisable, at the option of the Holder, in whole or in part at any time and from time to time on or after the date hereof and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed

Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

                  2.2 The term "Expiration Date" shall mean 5:00 p.m. New York time on _______________.

                  3.  Registration and Transfer on Company Books

                  3.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the Warrant Shares.

                  3.2 Prior to due presentment for registration of transfer of this Warrant Certificate, or the Warrant Shares, the Company may deem and treat the registered Holder as the absolute owner thereof.

                  3.3 Neither this Warrant Certificate, nor the Warrants represented hereby, may be sold, assigned or otherwise transferred voluntarily by the Holder, other than to a Permitted Transferee (a "Permitted Transfer"), without the consent of the Company. As used herein, the following terms shall have the following definitions. "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. "Permitted Transferee" means
(i) the Holder and its Affiliates, (ii) any direct or indirect equity holder of any Person referred to in clause (i) and any Affiliate of one or more of such equity holders, and (iii) in the case of any of the foregoing Persons in clause
(ii) who is an individual, Permitted Transferee shall include such individual's immediate family, trusts solely or primarily for the benefit of such person or such person's immediate family member, and corporations, partnerships, limited liability companies or other entities in which such individual or such individual's family members and/or trusts are the majority equity holders as the case may be. For this purpose, "immediate family" of a person means the person's spouse, parents, children, adopted children, stepchildren and grandchildren. "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization, a limited liability company, a joint stock corporation, a joint venture, a government or any department, agency or political subdivision thereof and any other entity. The Company shall register upon its books any Permitted Transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of Permitted Transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates of different denominations representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

                  3.4 No sale, transfer, assignment, hypothecation or other disposition of the Warrant Shares shall be made unless any such transfer, assignment or other disposition will comply with the rules and statutes administered by the Securities and Exchange Commission (the "Commission") and
(i) a registration statement under the Securities Act of 1933, as amended (the "Act"), including such shares is currently in effect, or (ii) in the opinion of counsel satisfactory to the Company a current registration statement is not required for such disposition of the shares.

                  4.       Reservation of Shares

                  The Company covenants that it will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of capital stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of capital stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange or automated over-the-counter trading system, if any, on which the other shares of such outstanding capital stock of the Company are then listed.


                  5.       Loss or Mutilation

                  Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

                  6.       Adjustment of Purchase Price and Number of
                           Shares Deliverable

                  6.1 The number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) declare a dividend or make a distribution on its Common Stock payable in shares of its capital stock,
(ii) subdivide its outstanding shares of Common Stock through stock split or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) other securities of the Company, the number and/or nature of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective retroactively as of the record date of such event.

                  (b) In the event of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the outstanding shares of the Company's Common Stock are not converted into or exchanged for other rights or interests), or in the case of any sale, transfer or other disposition to another corporation of all or substantially all the properties and assets of the Company (any such event, a "Triggering Event"), the Holder of each Warrant shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition that appropriate provisions shall be made so that such Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have been entitled to receive had such Warrants been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Article 6 with respect to rights and interest thereafter of the Holder of the Warrants to the end that the provisions of this Article 6 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of the Warrants. The provisions of this
Section 6.1(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                  (c) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 6.1, the Purchase Price with respect to the Warrant Shares shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

                  6.2 No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common

Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                  6.3 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chairman of the Board, Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  6.4 The Company shall give notice to the Holder by registered mail, if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

                  (a) The Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution to the holders of shares of Common Stock;

                  (b) The Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or any of any other subscription rights, options or warrants;

                  (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety); or

                  (d) A capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially an entirety.

Such giving of notice shall be initiated at least 10 business days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of the closing of the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

                  7.       Conversion Rights

                  7.1 In lieu of exercise of any portion of the Warrants as provided in Section 2.1 hereof, the Warrants represented by this Warrant Certificate (or any portion thereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to: (1) the product of (a) the number of shares of Common Stock then issuable upon the exercise of the Warrants to be so converted and (b) the excess, if any, of (i) the Market Price Per Share (as determined pursuant to Section 9.2) with respect to the date of conversion over (ii) the Purchase Price in effect on the business day next preceding the date of conversion, divided by (2) the Market Price Per Share with respect to the date of conversion. For example, if the Market Price per Share on the date of conversion is $4.00 and the Purchase Price is $2.00, then the Holder would be entitled to receive 15,000 shares of Common Stock upon conversion of 30,000 Warrants.

                  7.2 The conversion rights provided under this Section 7 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant Certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit B. The Warrants (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant Certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock to which the Holder shall be entitled as a result of the conversion, and (ii) if the Warrant Certificate is being converted in part only, a new certificate of like tenor and date for the balance of the unconverted portion of the Warrant Certificate.

                  8.       Voluntary Adjustment by the Company

                  The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board and/or extend the date of the expiration of the Warrants.

                  9. Fractional Shares and Warrants; Determination of Market Price Per Share

                  9.1 Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 9.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.

                  9.2 As used herein, the "Market Price Per Share" with respect to any class or series of Common Stock on any date shall mean the average closing price per share of Company's Common Stock for the 20 trading days immediately preceding such date. The closing price for each such day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal securities exchange on which the shares of such Common Stock of the Company are listed or admitted to trading or, if applicable, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock on NASDAQ or any comparable system, or if such Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per Share" shall be equal to the fair market value of such Common Stock as determined in good faith by the Board.

                  10.      Certain Amendments

         If the warrant identified on Exhibit C attached hereto (the "Parallel Warrant") or any portion thereof is amended or forfeited other than in bona fide consideration of services to be rendered to the Company by the holder thereof with the approval of the Company's Board of Directors, then an equal portion of the Warrants shall be similarly amended or forfeited at the option of the Holder upon payment by the Holder to the Company of such consideration, if any, as is paid to the Company by the holder of the Parallel Warrant in connection with such amendment or upon payment by the Company to the Holder of such consideration, if any, as is paid to the holder of the Parallel Warrant by the Company. If the consideration paid by or to the holder of the Parallel Warrant is in a form other than cash or cash-equivalents, the consideration to be paid by or to the Holder shall be calculated on the basis of the fair market value of such consideration as reasonably determined in good faith by the Company's Board of Directors. If no consideration is paid in connection with such amendment or forfeiture, the Warrant shall, at the option of the Holder, be amended or forfeited in the same fashion as the Parallel Warrant. The Company shall give the Holder prompt written notice at its address reflected on the records of the Company of any amendment or forfeiture referred to in this Section 10.

                  11.      Governing Law

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this ____ day of _________, 200__.


                                  PRINCETON VIDEO IMAGE, INC.



                                  By:
                                      ------------------------------------------
                                       Name: Brown F Williams
                                       Title: Chairman


[SEAL]



Attest:





By:
    ----------------------------------------
     Name:
     Title:

EXHIBIT A


                               NOTICE OF EXERCISE


                  The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.



                                      Name of Holder
                                                      --------------------------

                                      Signature
                                                      --------------------------

                                      Address:
                                                      --------------------------

                                                      --------------------------

                                                      --------------------------

                                                                       EXHIBIT B


                              NOTICE OF CONVERSION


The undersigned hereby irrevocably elects to convert, pursuant to Section 7 of the Warrant Certificate accompanying this Notice of Conversion, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate into shares of the Common Stock of the Company (the "Shares").

The number of Shares to be received by the undersigned shall be calculated in accordance with the provisions of Section 7.1 of the accompanying Warrant Certificate.




                                      Name of Holder:
                                                      --------------------------

                                      Signature:
                                                      --------------------------

                                      Address:
                                                      --------------------------

                                                      --------------------------

                                                      --------------------------

EXHIBIT C

                                PARALLEL WARRANT


Warrant No. ____ dated _______________ in the amount of 100,000 shares (held by Allen & Co.)

                                  SCHEDULE 1.2


               FORM OF AGREEMENT TO BECOME MEMBER OF SELLER GROUP

                             DISCLOSURE SCHEDULE TO
                            REORGANIZATION AGREEMENT


            The following Schedules 3.1(a) through 3.21, inclusive (collectively referred to as the "Disclosure Schedule") have been prepared in connection with the Reorganization Agreement dated December 28, 2000 (the "Reorganization Agreement"), by and among Presencia en Medios, S.A., Eduardo Sitt, David Sitt, Roberto Sonabend, Presence in Media LLC, Virtual Advertisement LLC, PVI LA, LLC, Princeton Video Image, Inc., and Princeton Video Image Latin America, LLC. Unless otherwise defined in this Disclosure Schedule, terms defined in the Reorganization Agreement shall have the same meaning when used herein.

            Any event, fact, circumstance, condition, document or other matter described in any portion of this Disclosure Schedule shall be deemed a disclosure for all other portions of the Disclosure Schedule.

            Headings have been inserted on this Disclosure Schedule for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the representations and warranties of the Reorganization Agreement or of this Disclosure Schedule as set forth in the Reorganization Agreement.

                                 SCHEDULE 3.1(a)

                            CORPORATION ORGANIZATION


The Corporation is in the process of forming subsidiaries in Brazil and Argentina.

The Corporation has never conducted business under any name other than its present one.

                                 SCHEDULE 3.1(b)

                                  ORGANIZATION


None.

                                  SCHEDULE 3.2

                               EQUITY INVESTMENTS


The Corporation is in the process of forming subsidiaries in Brazil and Argentina which will be named Publicidad Virtual Latinoamerica, Ltda., and Publicidad Virtual Argentina, S.A., respectively. In connection with the formation of these subsidiaries, the Corporation has incurred costs and expenditures in cash in the amount of $323,300 plus travel expenses for the Brazilian subsidiary and $150,000 plus travel expenses for the Argentinian subsidiary.

                                 SCHEDULE 3.3(b)

                                 CAPITALIZATION


LLC-3 holds 95,000 shares of the capital stock of the Corporation, and the Seller holds 5,000 shares of the capital stock of the Corporation.

LLC-2 has only one membership interest outstanding. LLC-1 is the holder of such interest.

LLC-3 has only one membership interest outstanding. LLC-2 is the holder of such interest.

                                  SCHEDULE 3.5

                       ABSENCE OF UNDISCLOSED LIABILITIES


The Corporation has committed to purchase airtime from Televisa for $20,000,000 pesos plus VAT, with such amount evidenced by a note. (See Schedules 3.6 and 3.21)

                                  SCHEDULE 3.6

                               ABSENCE OF CHANGES


The Seller contributed a portion of a payable (the "PV Payable") in the amount of $5,000,000 pesos owed to it by the Corporation (such contributed portion of the PV Payable equal to $2,000,000 pesos) to LLC-1 in exchange for the sole membership interest of LLC-1. LLC-1 contributed this portion of the PV Payable to LLC-2 in exchange for the sole membership interest of LLC-2. LLC-2 contributed this portion of the PV Payable to LLC-3 in exchange for the sole membership interest of LLC-3. LLC-3 contributed this portion of the PV Payable to the capital of the Corporation in exchange for 95,000 shares of capital stock of the Corporation. Prior to the Closing, the Corporation may satisfy the remaining portion of the PV Payable by paying the sum of $3,000,000 pesos to the Seller.

The Corporation has incurred capitalized leases for various purchases not in excess of $75,000 in the aggregate.

In connection with the Corporation's commitment to purchase airtime from Televisa, the Corporation has issued a note to Televisa in the principal amount of $23,000,000 pesos, which bears interest at TIIE plus 2%. Principal and interest under this note are due in full on March 1, 2001. The Corporation also has the ability to prepay this note.

The Corporation has an outstanding loan to David Sitt in the amount of $100,000 pesos and an outstanding loan to Roberto Sonabend in the amount of $100,000 pesos.

The Corporation has made outstanding loans to its employees (other than as mentioned above to David Sitt and Roberto Sonabend) in an aggregate amount not in excess of $15,000.

The Corporation paid bonuses in the amount of 15 days of compensation to its employees in October 2000 and intends to pay year-end bonuses in the amount of 15 days of compensation to its employees. The Corporation also intends to increase compensation paid to its employees by no more than 15-20% of their current compensation. The Corporation's management may receive increases in compensation in excess of the increase applicable to employees set forth in the prior sentence.

The Corporation has made investments in respect of its proposed subsidiaries in Brazil and Argentina as set forth in Schedule 3.2.

                                  SCHEDULE 3.7

                                   TAX MATTERS


None.

                                  SCHEDULE 3.8

                                     ASSETS


None

                                  SCHEDULE 3.9

                              INTELLECTUAL PROPERTY

The Corporation has registered its trademark and logo in the Republic of Mexico. (See also item 5 of Schedule 3.19)

The Corporation licenses certain Intellectual Property from the Purchaser. No representation is made with respect to any third party's rights with respect to such Intellectual Property or as to whether the Corporation's use of such Intellectual Property violates or infringes the rights of others.

                                  SCHEDULE 3.10

                                   LITIGATION


The Corporation makes no representations as to whether the claims in any U.S. lawsuits involving the Purchaser have any merit in the Republic of Mexico or whether such lawsuits or any such claims would have any effect on the Corporation.

                                  SCHEDULE 3.11

                                   NO DEFAULTS


None.

                                  SCHEDULE 3.12

                                    EMPLOYEES


Consultares Asociados Dasi, S.C. ("Dasi") provides employees and management services to the Corporation. Dasi's employees are members of a labor union. (See also item 16 of Schedule 3.19)

                                  SCHEDULE 3.13

                                   COMPLIANCE


None.

                                  SCHEDULE 3.14

                                    INSURANCE


Poliza Qb134730 De Comercial America Contra Perdidas O Danos Causados Cobertura Dls. $266,831.73

      1.    Equipo De Computo Silicon Graphics
      2.    Computadora Sun Sparcstation
      3.    Computadora Acer Aspire
            Computasora Acer Power
      4.    Computadora Dbm P200 Mmx
      5.    Computadora Dmb Pii-233
      6.    Servidor Dbm P200 Mmx
      7.    Computadora Pent-200
      8.    2 Paneles De Parcheo Para Video
      9.    2 Paneles De Parcheo Para Audio
      10.   1 Monitor Sony Modelo Pvm-20n2u
      11.   Sistema Avid Mcxpress
      12.   1 Tarjeta De Video Targa 2000
      13.   2 Discos Duros 9gb Seagate
      14.   1 Camara Digital Kodak
      15.   1 Tarjeta Pcmcia
      16.   1 Computadora Dbm Pii-300
      17.   1 Computadora Dbm Pii-300
      18.   1 Videocassettera Digital Formato D3
      19.   1 Videocassettera Digital Formato D3
      20.   1 Computadora Dell Precision 410
      21.   1 Computadora Dell Dimensions Serie Hchg1
      22.   1 Computadora Ibm Proii
      23.   1 Computadora Soi (Silicon Graphics)
      24.   1 Videocassettera Sony Thomson Modelo Ttv
      25.   1 Camara Digital Marca Jvc
      26.   1 Computadora Dbm P11-400
      27.   3 Computadora Dbm Piii-450
      28.   1 Computadora Dbm Celeron-400
      29.   1 Fax Modem Us Robotics

Riesgos: Incendio, Humo, Corto Circuito, Defectos De Fabricacion, Errores De Manejo, Actos Mai, Intencionados, Perdida O Danos Materiales Causados Por Robo, Hundimiento De Terreno, Cuerpos Extranos, Otros Danos No Excluidos, Terremoto, Granizo, Huelgas, Bandalismo, Hurto.

Poliza Mb111504 De Comercial America De Transportes Especifica Por Embarque Por Dls. $116,000.00

Poliza 7224 De Seguros Atlas Danos Materiales, Huelgas, Ciclon,

      1.    1 Computadora Portatil Lap Top Powerbook

      2.    1 Computadora Texas Instruments

      3.    1 Impresora Hp Deskjet340

      4.    1 Telefono Celular Motorola Star Tac

Poliza 0541365 De Gnp Por Una Central Norstar Ox32 Y Su Equipo

Poliza 330-0 De Seguros Bbv-Probursa, S.A. Por Dls. $58,579.00 Por Grabadora Sony, Spare Station, 4 Equipos 65lc, Y Varios Danos Materiales, Huracan Huelgas Inundacion, Terremoto, Robo, Etc.

Poliza 7016107 La Latinoamericana Seguros, S.A. Por Rocio Milagros Parodi

Poliza Qb126013 De Comercial America Videos D3

Poliza 4903869 De Gnp Por Automovil Nissan

Poliza 1 430 870 De Seguros Bbv-Probursa Incendio, Extension De Cubierta, Terremoto, Robo, Valores, Y Responsabilidad Civil Oficina De Laureles.

Poliza Qb140202 De Comercial America Contenidos Ph, Incendio, Responsabilidad Civil, Cristales, Robo Con Violencia.

Poliza 9320 Des Seguros Atlas Un Video Proyector, Una Consola Sony, Una Grabadora, Sony 2 Audifonos Sony, Microfono De Condensador, 1 Microfono Vocal, 1 Rack Wagon Black, Un Brazo, Una Computadora Silicon Graphics, Una Computadora Dimension 4100.

1 Poliza Go10038850 De Seguros Generali Vida Y Gastos Medicos Lic. Ramon Arnau.

1 Poliza Go10038851 De Seguros Generali Vida Y Gastos Medicos Lic. Juan Carlos Llorden.

1 Poliza Go10038716 De Seguros Generali Vida Ing. Gerardo Iglesias.

1 Poliza Go10039193 De Seguros Generali Vida Y Gastos Medicos Lic. Socorro
Pelaez.

1 Tsuru Blanco Con Seguro De Gnp Poliza 4414358 Amplia

1 Jetta Rojo Con Seguro Gnp Poliza 5374738 Amplia

1 Jetta Plata Con Seguro Gnp Poliza 5374754 Amplia

1 Pointer Verde Con Seguro Gnp Poliza 5412551 Amplia

1 Pointer Plata Con Seguro Gnp Poliza 5412562 Amplia

Publicidad Virtual, Ha Sido Informada Por Princeton Video Image, Que Los Equipos L-Vis Estan Asegurados Por Ellos Mismos.

                                  SCHEDULE 3.15

                                    CONFLICTS


None.

                                  SCHEDULE 3.18

                              CONSENTS OR APPROVALS


The Seller is required to provide a foreign investment notice to Mexican authorities in connection with the transactions contemplated by the Transaction Documents.

The Seller is required to obtain shareholder approval with respect to the transactions contemplated by the Transaction Documents.

LLC-2 is required to obtain member approval with respect to the transactions contemplated by the Transaction Documents.

                                  SCHEDULE 3.19

                                   AGREEMENTS


      1.    Acta Constitutiva, poderes y subsecuentes asambleas.

      2.    Contratos con Televisa, S.A. de C.V.

      3.    Contratos con TV Azteca, S.A. de C.V.

      4.    Contratos con EPESA (Seleccion Nacional)

      5.    Registros de Marca

      6.    Contratos con los Duenos de los Derechos de varias peliculas
            Mexicanas.

      7.    Contratos sub-licenciatario en Peru, Virtual Brokers,S.A.

      8.    Convenio Comercial con Traffic

      9.    Acuerdo con Kissinger, McLarty Associates

      10.   Contratos relevantes con Princeton Video Image, Inc.

      11.   Carta de intencion Sportshow

      12.   Convenio ilimitado de Trabajo con Javier Rodriguez

      13. Comprobante pago de Impuestos sin erogaciones para remuneraciones Trabajadores e Instituto Mexicano del Seguro Social (Consultores Asociados DASI, S.C.)

      14. Nomina Consultores Asociados DASI, S.C. con cargo a Publicidad Virtual, S.A. de C.V.

      15. Notas: Salarios y prestaciones adicionales de algunos empleados y las prestaciones de los Ejecutivos Principales y el Presidente de Consejo (copies of which have been provided to the Purchaser)

      16. Acuerdos varios con sindicatos (Consultores Asociados DASI, SC. Y Publicidad Virtual, S.A. de C.V.)

      17. Nomina de Consultores Asociados DASI, S.C. por cuenta de Publicidad Virtual, S.A. de C.V.

      18. Contrato de Prestacion de Servicios con Asesoria en Logistica Empresarial, S.A. de C.V.

      19. Contrato de Arrendamiento financiero con Arrendadora Financiera Mifel, S.A. de C.V.

      20. Contratos de Arrendamiento con Corporacion Financiera de Arrendamiento, S.A. de C.V.

      21. Contrato de Asesoria entre Publicidad Virtual y Vace Publicidad, S.A. de C.V., ademas de Convenio de Finiquito entre las mismas.

      22. Declaracion Anual normal y complementaria por el ejercicio Fiscal del ano 1998 y declaracion Anual Normal en 1999.

      23. Pago Provisional de Impuestos del mes de junio del 2000 por Retenciones al Extranjero.

      24. Pago Provisional de Impuestos del mes de junio del 2000 por otros Impuestos.

      25. Contrato de Prestacion de Servicios Administrativos y de alta direccion con Consultores Asociados DASI, S.C.

      26. Contrato de Prestacion de Servicios Profesionales con Conceptos y Promociones, S.A. de C.V.

      27. Contrato de prestacion de Servicios de recepcion de senales via Satelite con Sky Entertainment Services.

      28. Contratos Arrendamiento entre Plaza Corporativa Lomas, S.A. de C.V. y Publicidad Virtual, S.A. de C.V.:

            -     Contrato de arrendamiento.

            -     Prestacion de servicios de estacionamientos.

            -     Prestacion de servicios y Mantenimiento.

      29. Contrato de Arrendamiento entre Plaza Corporativa Lomas, S.A. de C.V. y Proformax, S.A. de C.V.

      30. Contrato de Subarrendamiento entre Proformax, S.A. de C.V. y Publicidad Virtual, S.A. de C.V.

      31. Convenio de Modificacion entre Publicidad Virtual y Plaza Corporativa Lomas, S.A. de C.V

      32. Contratos de Arrendamiento financiero con Arrendadora Financiera Mifel, S.A. de C.V.

      33. Contrato de Arrendamiento con Corporacion Financiera de Arrendamiento, S.A. de C.V.

      34.   Carta Convenio con Edelman Mexico, S.A. de C.V.

      35.   Fianzas con:  Fianzas MonterreyAetna y BBV Probursa

      36. Contratos de deuda en efectivo con Publicidad Virtual Latinoamerica, LTDA.

      37. Acuerdo de Prestacion de servicios Publicitarios con Televisa, S.A. de octubre del 2000.

      38. Contratos Bancarios con: Santander Mexicano, S.A. de C.V., Republic National Bank of New York (Mexico), S.A. y Banca Mifel, S.A.

      39. Contrato Mutuo entre Presencia en Medios, S.A. de C.V. y Publicidad Virtual, S.A. de C.V. (Sent by fax)

      40. Contrato de Comision Mercantil entre Presencia en Medios, S.A. de C.V. y Publicidad Virtual, S.A. de C.V.

      41. Contrato de Reconocimiento de Adeudo entre Presencia en Medios, S.A. de C.V.

            y Publicidad Virtual, S.A. de C.V.

      42.   Otros poderes:

            -     Poderes Notariales de Publicidad Virtual, S.A. de C.V.
                  otorgados a

                  - Escritura No. 51,078. Poder General a favor de Eduardo Sitt, Roberto Sonabend y Brown Williams.

                  - Escritura No. 94,808. Poder para Pleitos y Cobranzes a favor de Ramon Anau y Rene Galvez.

                  - Escritura No. 51,136. Poder General a favor de Humberto Peresa Maya.

                  -     Escritura No. 82,992. Poder General a favor de los
                        Licenciados: Bernando Gomez Vega, Alejandro Uhthoff, Manuel M. Soto Gutierrez, Roberto Young Meler, Mario Ponce Walraven, Horacio Rangel Ortiz, Heriberto Pedraza Mendoza, Javier Uhthoff Orive, Consuelo Gonzalez y Carlos Uhthoff Orive.

            - Escritura No. 48,828. Poder que otorga Princeton Video Image, Inc. A favor del Lic. Alfonso de Robina y Bustos.

      43. See Schedule 3.2 regarding costs and expenditures relating to the formation of subsidiaries in Brazil and Argentina.

                                  SCHEDULE 3.21

                              CONFLICTS OF INTEREST


The Seller and David Sitt guarantee certain leases and contracts of the Corporation. The Corporation is required to reimburse the Seller for any losses, liabilities or expenses in connection with such leases and contracts.

David Sitt, a shareholder of the Seller and an officer of the Corporation, and Humberto Perea, the Corporation's accountant, are the sole shareholders of Consultores Asociados Dasi, S.C., which provides management services to the Corporation.

Vace Publicidad, S.A., ("Vace") holds an equity interest in the Seller. The Corporation and Vace had previously entered into a consulting agreement which was fully paid and terminated in 1998. (See item 21 of Schedule 3.19)

Alfredo Alchar holds an equity interest in the Seller. Mr. Alchar is the Chairman and Chief Executive Officer of Comex, which is a customer of the Corporation.

Jose Madriaga holds an equity interest in the Seller. Mr. Madriaga is a vice president of BBVA Bancomer, which is a customer of the Corporation.

Eduardo Sitt holds an equity interest in the Seller. Mr. Sitt is a director of BBVA Bancomer.
Alfonso Celorio Flores holds an equity interest in the Seller. Mr. Flores is an officer of BBVA Bancomer.

See item 15 of Schedule 3.19.

See item 39 to 41, inclusive, of Schedule 3.19 for transactions between the Corporation and the Seller. Of these items, the only outstanding transaction is set forth in item 39 and related to the Corporation's liability to the Seller (the "PV Payable") for $5,000,000 pesos. The PV Payable has been settled in part by financing LLC-3's interest in the Corporation as described in Schedule 3.6. Prior to Closing, the Corporation may satisfy the remaining portion of the PVI Payable by preparing the sum of $3,000,000 pesos to the Seller.

                                  SCHEDULE 4.1

                                  ORGANIZATION


      (c) Jurisdictions where Purchaser is duly qualified and in good standing to do business.

            Purchaser, a New Jersey corporation, is qualified and in good standing in New Jersey and New York.

      (d)   Other names that the Purchaser has conducted business under.

            Princeton Electronic Billboard, Inc.

                                  SCHEDULE 4.2

                                  SUBSIDIARIES


      (a) Princeton Video Image Europe, N.V., with 90% of the outstanding capital stock owned by Purchaser; Interactive Media, N.V. owns the remaining 10% of the outstanding capital stock of Princeton Video Image Europe, N.V.


            Encumbrances on capital stock or other equity interests of subsidiaries.

            None.


      Outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights relating to issued or unissued capital stock or where Purchaser may be bound to issue or grant additional shares of capital stock or other equity interests.

            Warrant(s) to be issued to Frank Aernout, General Manager, for the purchase of shares of Princeton Video Image Europe, N.V., pursuant to the employment arrangement entered into by Princeton Video Image Europe, N.V. and Mr. Aernout; such warrant shares are to be convertible to shares of Princeton Video Image if an initial public offering of Princeton Video Image, Europe, stock does not occur within a specified time to be set forth in the documentation.


            Voting trusts, stockholders agreements, proxies or other similar commitments.

            The Shareholder Agreement between Purchaser and Interactive Media, N.V regarding Princeton Video Image Europe, N.V.

            Other ownership interests of the Purchaser or its subsidiaries.

            Purchaser owns 1,692,333 shares Pineapplehead, Ltd., an Australian Company.

      (b) Subsidiaries not in good standing, unlicensed or otherwise not qualified to do business.

            None.

                                  SCHEDULE 4.3

                                 CAPITALIZATION


      (b)(i) Description of the currently outstanding capital stock of the Purchaser.

            10,075,709 shares of common stock outstanding.

            11,363 shares of Series A preferred stock outstanding.

            12,834 shares of Series B preferred stock outstanding.

            To the Purchaser's knowledge, the following are holders of 5% or more of the Purchaser's Stock as of September 15, 2000 (table included in the 10-K/A filed with the SEC on October 27, 2000):

                                                         Common Stock
                                                     Beneficially Owned(1)
                                                    Percent         Number
                                                    -------         ------
            Enrique F. Senior(2)                      12.0%       1,335,972

            Allen & Company Incorporated(3)           11.6%       1,285,972

            Eduardo Sitt(4)                            6.6%         672,340

            Kern Capital Management, LLC(5)            6.5%         656,100

            Presencia en Medios, S.A. de C.V.(6)       6.2%         622,340

            Brown F. Williams(7)                       5.6%         576,908


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

      Applicable percentage of ownership is based on 10,061,423 shares of Common Stock outstanding as of September 15, 2000. Outstanding shares of Series A and Series B Preferred Stock are not reflected above because such Preferred Stock has no voting rights and is not convertible.

(2) Includes 227,746 shares of Common Stock and 478,226 shares of Common Stock underlying warrants owned of record by Allen & Company Incorporated ("Allen"), of which Mr. Senior is a Managing Director and Executive Vice President. Also includes 380,000 and 200,000 shares of Common Stock underlying the Representatives' Warrants received by Allen as partial consideration for services rendered on behalf of the Company with respect to the Company's initial public offering and as a placement agent in connection with the Company's private placement of Common Stock on October 20, 1999, respectively. See Note 3 immediately below. By virtue of his positions with Allen, Mr. Senior may, under certain circumstances derive economic benefit from such securities. Includes 50,000 shares of Common Stock underlying options that were exercisable within 60 days of September 15, 2000. Does not include shares of Common Stock held by Allen in its capacity as a market maker or shares of Common Stock held directly by certain officers, directors or employees of Allen.

(3) Includes 227,746 shares of Common Stock and 478,226 shares of Common Stock underlying warrants owned of record by Allen. Also includes 380,000 shares of Common Stock underlying the Representatives' Warrants received by Allen as partial consideration for services rendered on behalf of the Company with respect to the Company's initial public offering and an additional 200,000 shares of Common Stock underlying a warrant received by Allen with respect to its services as a placement agent in connection with the Company's private placement of Common Stock on October 20, 1999. Does not include shares of Common Stock underlying options owned by Enrique F. Senior, a Managing Director and Executive Vice President of Allen and a director of the Company. Does not include shares of Common Stock held by Allen in its capacity as a market maker or shares of Common Stock held directly by certain officers, directors or employees of Allen. See Note 2 immediately above. In addition to Allen, Allen Holding Inc., the holder of all of the outstanding stock of Allen, and Herbert A. Allen, the controlling stockholder of Allen Holding Inc., may, consistent with applicable rules, be deemed the beneficial owner of the securities held by Allen.

(4) Includes 587,408 shares of Common Stock and 34,932 shares of Common Stock underlying warrants owned by Presencia, of which Mr. Sitt is President and a principal shareholder. See Note 6 immediately below. Includes 50,000 shares of Common Stock underlying options that were exercisable within 60 days of September 15, 2000.

(5) Includes 656,100 shares of Common Stock held by Kern Capital Management, LLC ("KCM"). Robert E. Kern, Jr. and David Kern are controlling members of KCM and may be deemed the beneficial owner of the securities owned by KCM. Robert E. Kern, Jr., David Kern and KCM excessively deny beneficial ownership of the securities held by KCM.

(6) Includes 587,408 shares of Common Stock and 34,932 shares of Common Stock underlying warrants. Does not include shares of Common Stock underlying options owned by Eduardo Sitt, the President and a principal shareholder of Presencia and a director of the Company. See Note 4 immediately above.

(7) Includes 12,401 shares of Common Stock owned by the Estate of Sandra Williams, as custodian for Bronwyn Williams, Mr. and Mrs. Williams' minor daughter, and 53,266 shares owned by the Estate of Sandra Williams, Mr. Williams' wife. Also includes 321,241 shares of Common Stock and 190,000 shares of Common Stock underlying options that were exercisable within 60 days of September 15, 2000. Does not include 5,000 and 2,200 shares of Common Stock owned by Mr. Williams' brother and a trust of which Mr. Williams' mother is a beneficiary, respectively. Mr. Williams disclaims beneficial ownership of the shares of Common Stock that are owned by the Estate of Sandra Williams, individually and as custodian for Bronwyn Williams.


            (ii) Outstanding warrants, option agreements, convertible securities or other similar commitments:

        Warrants:
        --------

   WARRANT                 EXPIRATION                  NO. OF       EXERCISE PRICE /
    NUMBER                    DATE                     SHARES           SHARE
    ------                    ----                     ------           -----
      37                     11/03/03                   13,600          $ 8.00

      50                     09/15/03                   20,000          $ 8.00

      52                     11/04/04                   13,600          $ 8.00

      112                    04/15/04                  450,000          $ 8.00

      120            3 years from Commencement          70,000          $20.00
                       Date (term defined in
                             Warrant)

      127                     9/3/05                     6,000          $ 8.00

      129                    04/15/04                   10,932          $ 8.00

      131                    02/09/06                   28,226          $ 8.00

      132                    03/28/06                   24,000          $ 8.00

   133-141,                  12/21/00-                  21,572          $ 8.00
      144                    11/06/01

      145                    09/03/05                   20,000          $ 4.50


      174                    02/28/04                    2,000          $ 8.00

      175                    02/28/04                    2,000          $ 8.00

      176                    02/28/04                    2,000          $ 8.00

      177                    02/28/04                    1,000          $ 8.00

      178                    04/29/04                   22,200          $ 8.00


Representative's             12/16/02                  380,000          $ 8.40
Warrants
                             10/22/06                  200,000          $ 6.05

                             12/16/02                   20,000          $ 8.40



      See also 4.23 below with regard to Allen & Company warrants to be issued for services rendered related to the Transaction, and see 4.19(j) with regard to warrants which may be issued to Endeavor with regard to a consulting arrangement.

        Options:

      Options for the purchase of the common stock of the Company currently outstanding equal 2,393,307 shares, of which 1,772,497 are exercisable.*

            See also 4.2 above with regard to the Aernout warrant pertaining to Princeton Video Image Europe, N.V., which warrant shares possibly may be convertible to shares of Purchaser.

*Does not include option grants approved by the Princeton Video Image Compensation Committee under the Incentive Stock Option Plan on December 20, 2000: Options for 350,000 shares granted to employees at an exercise price equal to the stock's closing price on Friday, December 15, 2000 (the fair market value as defined under the Plan); Options for 195,000 shares granted to Vice-Presidents of the Company at an exercise price again equal to the stock's closing price on Friday, December 15, 2000 (the fair market value as defined under the Plan).

            (x) Preemptive or similar rights to purchase or acquire shares of capital stock.

                  None.

            (y) Agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, etc.) with respect to the sale, voting or transfer of any shares of capital stock of the Purchaser (whether outstanding or issuable upon conversion or exercise of outstanding securities) to which the Purchaser is a party or which the Purchaser has knowledge of except as contemplated by this Agreement.

                  None.

      Repurchase Agreements.

                  The Purchaser is subject to the terms and conditions of the issued and outstanding shares of Series A and B Preferred Stock for the repurchase thereof.

      Agreements or arrangements pursuant to which the Purchaser is required to register shares of its Common Stock or any other equity securities under the Securities Act.

      The Purchaser may be required to register certain shares of its Common Stock in accordance with Warrants issued to Allen & Company (580,000 shares total) and to Barington Capital (20,000 shares total).

                                  SCHEDULE 4.6

                       ABSENCE OF UNDISCLOSED LIABILITIES


      (b) Obligations or liabilities of any nature (matured or unmatured, fixed or contingent) which were not provided for or disclosed in the Purchaser Financial Statements.

            None.

                                  SCHEDULE 4.7

                               ABSENCE OF CHANGES

       (a)-(k)    Material Changes.

                  None.

                                  SCHEDULE 4.8

                                   TAX MATTERS


      Federal, state and local tax returns not filed by the Purchaser or its subsidiaries.

      None.

                                  SCHEDULE 4.9

                                     ASSETS


      Encumbrances, other than Permitted Encumbrances, on property and assets.

      None.

                                  SCHEDULE 4.10

                          INTELLECTUAL PROPERTY RIGHTS


      (a) List of Purchaser's and Subsidiaries' material Intellectual Property Rights.

      Patents.

      Patent No. 5,264,933, which relates to basic pattern recognition video insertion technology, was issued on November 23, 1993, will expire on January 28, 2012 and was assigned to Purchaser on January 22, 1992.

      Patent No. 5,543,856, which relates to the use of remote insertion of images that might be useful in a narrow casting application, was issued on August 6, 1996, will expire on October 27, 2013 and was assigned to Purchaser on October 22, 1993.

      Patent No. 5,627,915, which relates to a pattern recognition system using templates, was issued on May 6, 1997, will expire on January 31, 2015 and was assigned to Purchaser on January 30, 1995.

      Patent No. 5,808,695, which relates to a method of tracking scene motion for live video insertion systems, was issued on September 15, 1998 and will expire on December 29, 2015 and was assigned to Purchaser on December 27, 1995.

      Patent No. 5,892,554, which relates to inserting live and moving objects into scenes, was issued to Purchaser on April 6, 1999, will expire on November 28, 2015, and was assigned to Purchaser on March 31, 1998.

      Patent No. 5,953,076, which relates to techniques for occlusion processing, was issued on September 14, 1999 and will expire on June 12, 2016.

      Patent No. 6,100,925, which relates to techniques for combining camera sensors with image processing, was issued on August 8, 2000, and will expire on November 25, 2017.

      Trademarks.

      L-VIS (TM), C-TRAK (TM)

      License Grants to Purchaser.

      David Sarnoff Research Center, Inc. David Sarnoff Research Center, Inc. ("Sarnoff") has granted the Purchaser a worldwide license to practice Sarnoff's technology related to the electronic recognition of landmarks, including an exclusive license covering the specific fields of television advertising and television sports. The Purchaser has also been granted a non-exclusive license for use of the Sarnoff technology in all other fields relating to sports or advertising, including video production, local video insertion, private networks, medical and scientific applications and uses by the United States Department of Defense or any other United States government agency.

      General Electric Company. General Electric Company ("GE") granted the Purchaser a five-year non-exclusive, worldwide license relating to all GE patents on equipment for electronic recognition of selected landmarks; altering images in television programs for advertising purposes; or any purpose in television programs the principal focus of which is sports, as of July 1996.

      Theseus Research, Inc. Theseus Research, Inc. ("Theseus") has granted the Purchaser a non-exclusive, worldwide license to use and sell Theseus' patented technology for the warping of images in real time.

      (b)Third party ownership rights, title, interest, claims in or liens on any of the Purchaser's or its Subsidiaries' material Intellectual Property Rights.

            See Section 4.11 below regarding litigation regarding Purchaser's Intellectual Property Rights.

                                  SCHEDULE 4.11

                                   LITIGATION


      Princeton Video Image, Inc. v. Scidel USA Ltd.  (1999).

      Sportvision, Inc. and Fox Sports Productions, Inc. v. Princeton Video Image, Inc. (1999).

                                  SCHEDULE 4.12

                                   NO DEFAULTS


      (a) Default concerning the Purchaser's and Subsidiaries' respective articles of incorporation or bylaws, or under any note, indenture, mortgage, or any other material contract, agreement or instrument to which the Purchaser or its Subsidiaries are a party or by which they or any of their respective properties are bound or affected.

            None.

      (b) Default with respect to any order, writ, injunction, judgment or decree of any court or any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

            None.

                                  SCHEDULE 4.13

                                    EMPLOYEES


            (a)   Contracts with labor unions.

            None.

                                  SCHEDULE 4.14

                                   COMPLIANCE


            (a) Non-compliance with any laws, ordinances, regulations and orders applicable to their respective businesses or the ownership of their respective assets.

            None.

      (b) Governmental licenses and permits necessary or required to enable them to carry on their respective businesses as now conducted and as presently proposed to be conducted which have not been acquired.

            None.

                                  SCHEDULE 4.15

                                    INSURANCE


            Description of each insurance policy maintained by the Purchaser and its subsidiaries with respect to their properties, assets and business.

Insurance Carrier:            Chubb Insurance
Policy Period:                November 1, 2000 - November 1, 2001
Coverage

Domestic Package
      General Liability
            General Aggregate
            Products/Completed Ops.
            Advertising injury
            Each Occurrence
            Damage to Rented Premises
            Medical Expense Limit

      Employee Benefits Liability (Claims Made)
      Electronics B&O (Claims Made)
      Commercial Property
      Commercial Automobile
      Ocean Marine Policy
      Workers Compensation

International Package Policy
      General Liability
            Products/Completed Ops.
            Advertising Injury
            Each Occurrence
            Damage to Rented Premises
            Medical Expense Limit
            Automobile Liability
            Foreign Voluntary Workers Comp

Umbrella Liability

Insurance Carrier:            Travelers
Policy  Period:               December 8, 2000-November 1, 2001


      Mobile Equipment Coverage


Insurance Carrier:            Lloyds of London
Policy Period:                December 16, 2000-November 1, 2001


      Directors and Officers Liability


Insurance Carrier:            TIG
Policy Period:                December 16, 2000-November 1, 2001

      Excess Directors & Officers

                                  SCHEDULE 4.16

                                    CONFLICTS


      None.

                                  SCHEDULE 4.17

                        No Consents or Approval Required


            Consent, approval or authorization of, or declaration to, or filing with, any Person (governmental or private) required for the valid authorization, execution, delivery and performance by the Purchaser of the Transaction Documents or for the valid sale and delivery of the shares of Purchaser's Common Stock and Purchaser's Warrants included in the Purchase Price.

      Majority shareholder consent/approval in accordance with NASDAQ rules.

                                  SCHEDULE 4.19

                                   AGREEMENTS


            (a) List of all material contracts, commitments and agreements, written or oral, and all contracts, commitments and agreements, written or oral which cannot be terminated by the Purchaser or its Subsidiaries on less than one-year's notice, to which the Purchaser or its Subsidiaries is a party.

            See pertinent portions of filings with the Securities and Exchange Commission attached hereto as Addendum 1.

            License Agreement, to be executed, between Purchaser and Al Faher Information & Services, Dubai, UAE.

            License Agreement, dated December 28, 2000, between Purchaser and Virtual Media Lab, Inc., Seoul, South Korea.

            (a) Contract or contracts for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of $75,000 individually or $300,000 in the aggregate.

            None.

            (b) Contract or contracts for the employment of any officer, individual employee or other Person on a full-time basis or any contract with any Person on a consulting basis in excess of $75,000 per year or $300,000 per year in the aggregate.


                                             Current Annual Compensation
Name and Principal
    Position               Year              Salary                Bonus
    --------               ----              ------                -----
Brown F Williams           2000             $250,000          To be determined
Chairman of the Board                                         by the Board of
                                                                  Directors

Dennis P. Wilkinson        2000             $300,000          To be determined
President and Chief                                            by the Board of
Executive Officer                                                 Directors

Lawrence L. Epstein        2000             $160,000          To be determined
Vice President,                                               by the Board of
Finance and  Chief                                               Directors
Financial Officer

Samuel A. McCleery         2000             $160,000          To be determined
Vice President of                                             by the Board of
Business Development                                             Directors


Paul Slagle                2000             $175,000          To be determined
Vice President of                                             by the Board of
Sales and Marketing                                              Directors


Other Employees, Grouped by Salary Range:


Number of Employees           Salary Range
-------------------           ------------
      9                       $75,000 - $89,999

      8                       $90,000 - $109,999

      5                       $110,000 - $155,000

Note: For Princeton Video Image Europe, N.V., Managing director's annual salary is $145,800. (Based on conversion of the salary from euros to dollars at the currency exchange rates in effect on 12/15/00).

            (c) Bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others.

            Bonus Plan

            Amended 1993 Stock Option Plan

            Medicare & Dental

            Long term Disability

            Short Term Disability

            401K Plan

            Group Life Policy

            (d) Agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any assets of the Purchaser.

            Letter of Credit from Paine Webber in the approximate amount of $60,000; this is additional surety for a security deposit on leased property.

            Capitalized Lease Agreement & Purchase Money Security Interest, The Associates, Truck & Truck Body, September 30, 1999, in the principal amount of $71,154.

            (e) Loan or guaranty of any obligation for borrowed money or otherwise.

            None.

            (f) Lease or leases or agreement or agreements under which the Purchaser or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party requiring payments of more than $75,000 per year individually or $300,000 per year in the aggregate.

            All real property leases have been previously provided to Sellers.

            (g) Lease or agreement under which the Purchaser or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or Personal, owned or controlled by the Purchaser or any Subsidiary.

            None.

            (h) Agreement or agreements or other commitment for capital expenditures in excess of $75,000 per year individually or $300,000 in the aggregate.

            None.

            (i) Contract, agreement or commitment under which the Purchaser or any Subsidiary is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party.

            First Union Securities, Inc., under an agreement of August 23, 2000, subject to consummation, if any, of a financing transaction.

            Allen & Company Letter Agreement dated June 14, 2000, as amended.

            (j) Contract, agreement or commitment under which the Purchaser or any Subsidiary has issued, or may become obligated to issue, any shares of capital stock of the Purchaser or any Subsidiary or any warrants, options, convertible securities or other commitments pursuant to which the Purchaser or any Subsidiary is or may become obligated to issue any shares of its capital stock.

            Other than the Reorganization Agreement and Related Transactional
Documents:

                  The outstanding Warrants and Options set forth in response to
                  Section 4.3(b) above.

                  Purchaser has a consulting arrangement with Endeavor, which has not been reduced to writing, pursuant to which it will pay Endeavor a commission for its services in common stock, warrants or options, rather than cash.

                  See 4.2 with regard to the employment arrangement between Princeton Video Image Europe, N.V. and Mr. Aernout.

                  Allen & Company Letter Agreement dated June 14, 2000, as amended.

                  Allen & Company for providing fairness opinion on this transaction.

            (k) Any other material contract, agreement, arrangement or understanding.

            None.

            (l) Contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world.

            None.

                                   Addendum 1

1) Research Agreement dated November 1, 1990 between the Company and David Sarnoff Research Center, Inc., as amended by Agreement dated August 9, 1991, letter dated July 1, 1992, Letter Agreement dated July 9, 1992, letter dated November 30, 1992 and Agreement dated June 26, 1995 and effective as of December 31, 1993 (Incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

2) License Agreement dated as of July 24, 1996 between the Company and the General Electric Company (Incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

3) Letter Agreement dated May 1, 1993 between the Company and Grupo Sitt, as amended by Letter Agreement dated June 25, 1993 (Incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

4) License Agreement dated as of March 1, 1994 between the Company and Publicidad Virtual, S.A. de C.V. (Incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

5) License Agreement dated December 18, 1995 between the Company and Theseus Research, Inc. (Incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

6) Second Amended and Restated Registration Rights Agreement dated as of February 2, 1996, as amended by agreement dated October 20, 1997 and by agreement dated October 30, 1997 (Incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

7) Employment Agreement dated January 24, 1997 between the Company and Brown F Williams (Incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

8) Employment Agreement dated March 4, 1997 between the Company and Samuel A. McCleery (Incorporated by reference to Exhibit 10.13 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

9) Lease Agreement dated July 16, 1997 between the Company and Princeton South at Lawrenceville One (Incorporated by reference to Exhibit 10.20 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

10) Nonrecourse Promissory Note dated July 31, 1997 of Brown F Williams in favor of the Company (Incorporated by reference to Exhibit 10.21 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

11) Pledge Agreement dated July 31, 1997 between the Company and Brown F Williams (Incorporated by reference to Exhibit 10.22 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

12) Nonrecourse Promissory Note dated July 31, 1997 of Samuel A. McCleery in favor of the Company (Incorporated by reference to Exhibit 10.23 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

13) Pledge Agreement dated July 31, 1997 between the Company and Samuel A. McCleery (Incorporated by reference to Exhibit 10.24 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

14) Assignment dated January 22, 1992 by Roy Jonathon Rosser and Martin Leach to the Company regarding a patent (Incorporated by reference to Exhibit 10.25 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

15) Assignment dated October 22, 1993 by Roy Jonathon Rosser and Brown F Williams to the Company regarding a patent (Incorporated by reference to Exhibit
10.26 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

16) Assignment dated January 30, 1995 by Roy Rosser, Subhodev Das, Yi Tan and Peter von Kaenel to the Company regarding a patent (Incorporated by reference to Exhibit 10.27 to the Company's Registration Statement on Form SB-2 (Registration No. 333-37725) which became effective on December 16, 1997).

17) Employment Agreement, dated as of February 5, 1998, between the Company and Lawrence Epstein (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 1998).

18) Letter Agreement dated November 5, 1998 between the Company and CBS Sports, a division of CBS Broadcasting, Inc. (Incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 1998).

19) Employment Agreement dated November 23, 1998 between the Company and Dennis
P. Wilkinson (Incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 1998).

20) Amendment Agreement dated January 1, 1999 between the Company and Publicidad Virtual, S.A. de C.V. amending the License Agreement dated March 1, 1994 (Incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 1999).

21) Stock Purchase Agreement dated January 1, 1999 between the Company, Presencia en Medios, S.A. de C.V. and Eduardo Sitt. (Incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 1999).

22) Binding Letter of Intent between NFL International, a division of NFL Enterprises L.P., and the Company, executed on January 6, 1999 (Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998, filed on February 12, 1999).

23) Letter Agreement, dated July 19, 1999, between the Company and CanWest Global Communications Corporation (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 1999).

24) Agreement dated August 9, 1999, between the Company and CBS Sports, a division of CBS Corporation (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 1999).

25) Agreement dated August 31, 1999, between the Company and Sistemas de Publicidad Virtual, S.A. de C.V. (Incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 filed on November 15, 1999).

26) Employment Agreement dated September 30, 1999, between the Company and Paul Slagle (Incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed on November 15, 1999).

27) Form of Subscription Agreement dated October 20, 1999 between the Company and various subscribers (Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, filed on February 14, 2000).


28) Placement Agency Agreement dated October 13, 1999 between the Company and Allen & Company Incorporated (Incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, filed on February 14, 2000).

29) Warrant Certificate dated October 20, 1999 issued to Allen & Company Incorporated (Incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, filed on February 14, 2000).

30) Amended 1993 Stock Option Plan (Incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, filed on February 14, 2000).

31) Letter Agreement dated April 21, 2000 between the Company and NFL International, a division of NFL Enterprises, L.P. (Incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 12, 2000).

                                  SCHEDULE 4.21

                              CONFLICTS OF INTEREST


      (a) Officers or directors of Purchaser or any of its Subsidiaries or stockholders owning 5% or more of the Purchaser's outstanding stock with any direct or indirect interest in any entity which does business with the Purchaser or any of its Subsidiaries.

            Enrique Senior
            Eduardo Sitt
            John Torkelsen

      (b) Officers or directors of Purchaser or any of its Subsidiaries or stockholders owning 5% or more of the Purchaser's outstanding stock with any direct or indirect interest in any property, asset or right which is used by the Purchaser or any of its Subsidiaries in the conduct of their respective businesses.

            None.

      (c) Officers or directors of Purchaser or any of its Subsidiaries or stockholders owning 5% or more of the Purchaser's outstanding stock or any of its Subsidiaries with any direct or indirect interest in any contractual relationship with the Purchaser or its Subsidiaries other than as an employee, director or stockholder.

            Allen & Company, in which Enrique Senior has an interest, has had and has contractual relationship with the Purchaser, as described in the Purchaser's required filings with the Securities and Exchange Commission and as described herein.

            Entities, in which John B. Torkelsen has an interest, have had contractual relationships with the Purchaser, as described in the Purchaser's required filings with the Securities and Exchange Commission.

            Presencia en Medios, an entity in which Eduardo Sitt has an interest, has had and has contractual relationships with the Purchaser, as described in the Purchaser's required filings with the Securities and Exchange Commission and as described in the Reorganization Agreement.

                                  SCHEDULE 4.23

                               BROKERS OR FINDERS


      Agents, brokers, investment bankers or other persons entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Purchaser or any of its Subsidiaries.

      Upon closing of the transaction, Purchaser will issue to Allen & Company warrants for the purchase of 100,000 shares of the common stock of Purchaser for acting as financial advisor in this transaction; such warrant shall be exercisable at a price per share of common stock under each warrant equal to 110% of the average price per share of common stock of Purchaser for the ten
(10) days immediately preceding the closing of the transaction under the Reorganization Agreement, with such warrants to be exercisable for a period of five years from the closing date.

      Upon delivery of a fairness opinion with regard to this transaction, Purchaser will issue to Allen & Company warrants for the purchase of 100,000 shares of the common stock of Purchaser; such warrant shall be exercisable at a price per share of common stock under each warrant equal to 110% of the average price per share of common stock of Purchaser for the ten (10) days immediately preceding the delivery of the fairness opinion, with such warrants to be exercisable for a period of five years from the closing date. If Allen and Company does not provide a fairness opinion with regard to the transaction, it will not be entitled to receive the warrants.

                                  SCHEDULE 5.10

                          FORM OF EMPLOYMENT AGREEMENT

                                  SCHEDULE 5.11

                      FORM OF CONSULTANT SERVICES AGREEMENT

                          CONSULTANT SERVICES AGREEMENT

         THIS CONSULTANT SERVICES AGREEMENT (the "Agreement") by and among Publicidad Virtual, S.A. de C.V., a Mexican Limited Liability Company (the "Company"), Presencia en Medios, S.A., a Mexican corporation (the "Consultant Services Organization" or "CSO")(collectively referred to as the "Parties"), is made this ____ day of _________, 2001.

         WHEREAS, the Company and the Consultant Services Organization wish to enter into an agreement whereby the CSO: (a) agrees to provide certain consulting services to the Company; (b) agrees to make David Sitt and Roberto Sonabend available for employment by the Company's [Payroll Service Company]; and (c) agrees to not compete with the Parent and its Subsidiaries, as set forth herein; and

         WHEREAS, Princeton Video Image, Inc., a corporation formed under the laws of the State of New Jersey, USA, is the Parent corporation of the Company (the "Parent"); and

         WHEREAS, the Parent, as an inducement for the CSO to enter this Agreement, will guaranty the obligations of the Company with regard to payments due to the CSO for its services hereunder; and

         WHEREAS, the execution and delivery hereof is a condition precedent to the obligations of the interested parties to close the transactions set forth in the Reorganization Agreement, dated December _________, 2000, by and among the CSO, Eduardo Sitt, David Sitt and Roberto Sonabend, Presence in Media, L.L.C., Virtual Advertisement, L.L.C., PVI LA, L.L.C., the Parent and Princeton Video Image, Latin America, L.L.C. (the "Reorganization Agreement"); and

         WHEREAS, all terms not defined herein shall have the meanings assigned to them in the Reorganization Agreement;

         NOW therefore, in consideration of the premises, mutual covenants and promises contained herein, the Parties hereby agree as follows:

         1.       Agreement of CSO.

                  1.1. Availability of Certain Employees. As an inducement for the Company to enter into this Agreement, the CSO shall make Messrs. David Sitt and Roberto Sonabend available to work for the Company under separate agreements between the Company or its Affiliate and the respective individual. The Parties recognize and agree that execution and delivery of the agreements between the Company or its Affiliate and both Mr. Sitt and Mr. Sonabend is a condition precedent to the obligations created under this Agreement.

                  1.2. Consultant Services. The CSO agrees to provide the following consulting services to the Company: (a) providing guidance, advice and assistance in the development of the Company's existing and prospective customers and (b) developing and maintaining relations with third Parties to further the Company's objectives (the "Services"). Such Services shall be provided from time to time as reasonably requested by the Company and as may be consistent with the time and resources that the CSO is able to devote to the Company. In providing the Services hereunder, the CSO shall consult with and report to the Board of Directors of the Company or the Parent.

         2. Non-Disclosure. The CSO shall not, at any time during or after the Term of this Agreement, divulge, furnish or make accessible to anyone (other than in the regular course of business of the Company) or use for its own account or for the account of any other person any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, materials, devices or ideas or other know-how, whether patentable or not, with respect to any confidential or secret development or research work or with respect to any other confidential or secret aspects of the Company's business (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) (collectively, the "Confidential Information"). This Section 2 shall not apply to any information that (i) is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by the CSO or its officers, directors, agents, representatives or personnel, or its independent contractors, or (ii) is or becomes available to the CSO or its officers, directors, agents, representatives or personnel on a non-confidential basis from a person other than the Company or its officers, directors, agents, representatives or personnel, or its independent contractors, who, to the CSO's knowledge after due inquiry, is/are not and was/were not bound by a confidentiality obligation to the Company and is/are not and was/were not otherwise prohibited from transmitting such information to the CSO.

         Upon termination of this Agreement, the CSO shall promptly deliver to the Company all books, memoranda, plans, records and written data of every kind relating to the business and affairs of the Company and all copies of Confidential Information that are then in the possession and control of the CSO or in the possession or control of any of its officers, directors, agents, or employees.

         3.       Non-Competition.

                  3.1. Term and Scope. The Company and the CSO agree that the services rendered by the CSO are unique and irreplaceable. In addition to and in furtherance of this Agreement, the Company on the one hand and the CSO on the other hand agree that the CSO will have, and prior to the date hereof did have, access to the Confidential Information and that preserving the proprietary nature of the Confidential Information is of utmost importance to the Company. By giving the CSO an opportunity or incentive to breach its obligations to the Company under Section 2 of the Agreement, any relationship between the CSO and a competitor of the Company or any Subsidiary during or following the Term of this Agreement will potentially cause the Company irreparable injury, regardless of the circumstances under which the Term ends, and even if the CSO is terminated by the Company for Cause (as hereinafter defined). Therefore, in light of the reasons set forth herein, the CSO agrees that during the Initial Term of this Agreement and for a period of six months thereafter (the term of the Non-competition Obligation), the CSO shall not, directly or indirectly, through any other person, firm, corporation or other entity (whether as an officer, director, employee, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity):

                  (a) in Central America and South America, design, manufacture, sell, market, offer to sell or supply video or television technology similar to that being developed or sold by the Purchaser and any Subsidiary of the Purchaser on the Closing Date for any reason;

                  (b) solicit, induce, encourage or attempt to induce or encourage any employee of the Purchaser or any Subsidiary of the Purchaser to terminate his or her employment with the Purchaser or any Subsidiary of the Purchaser or to breach any other obligation to the Purchaser or any Subsidiary of the Purchaser;

                  (c) solicit, interfere with, disrupt, alter or attempt to disrupt or alter the relationship, contractual or otherwise, between the Purchaser or any Subsidiary of the Purchaser and any customer, potential customer, or supplier of the Purchaser or Subsidiary of the Purchaser; or

                  (d) engage in or participate in any business conducted under any name that shall be the same as or similar to the name of the Purchaser, any Subsidiary of the Purchaser or any trade name used by such Persons.

                  3.2 Acknowledgment and Agreement as to Scope. The terms and scope as set forth hereinabove, except for the period to which this provision is applicable, shall have the same meaning and effect as the provisions included at
Section 8.7 of the Reorganization Agreement. The CSO acknowledges that the geographic, activity and time limitations contained in this Section 4 are reasonable in scope and are reasonably required for the adequate protection of the Company's business. In the event that any such geographic, activity or time limitation is deemed to be unreasonable by a court of competent jurisdiction, the CSO shall submit to the reduction of said geographic, activity or time limitation, in accordance with Section 18, to the maximum extent to which such paragraph will reach as interpreted by the court in light of the intent of the Parties as exhibited in this Section 3. In the event that the CSO is in violation of the restrictive covenants set forth in this Section 3, then the time limitation for such covenants shall be extended for a period of time equal to the pendency of any proceedings brought to enforce such covenants, including any appeals taken as part of such proceedings. This Section 3 is to be specifically governed by the laws of Mexico, without regard to its conflicts of laws principles, and shall not be deemed unenforceable, restricted or otherwise limited except with specific reference to the law of Mexico. In addition, if the Purchaser shall fail to comply with its obligations under Section 7.1 of the Reorganization Agreement, and such failure is not cured within ten (10) days after notice of such failure from any member of the Seller Group, then CSO's obligations under this Section 3 shall immediately terminate.

                  3.3 Effect of Breach.

                  (a) Violation by the CSO. In the event of a breach of the Non-competition obligations under this Section 3 by the CSO, or by Mr. Sitt or Mr. Sonabend under their respective Employment Agreements, or by the Seller Group or any member thereof under the Reorganization Agreement, then the CSO shall forfeit any right or entitlement to any benefit of Section 5.2 hereof, regarding payment of the Contingent Service Fee. In the event of a breach by either Mr. Sitt or Mr. Sonabend of the non-competition obligations under his or their respective Employment Agreements, the CSO shall forfeit fifty percent (50%) of the Commission Override Fee payable under Section 5.3, such portion of the Commission Override Fee being attributable to the person who commits such breach. The forfeiture of the Contingent Service Fee and, if applicable, the Commission Override Fee shall occur from the initial act of competition in violation of this Section 3.

                  (b) Violation by the Company. In the event that the Company terminates this Agreement without Cause or if the Parent or the Company or any of their respective Affiliates breaches an obligation under the Transaction Documents and fails to cure such breach within 10 days after notice from the CSO, then the CSO's obligations under this Section 3 shall terminate.

         4.       Remedies.

                  4.1 Irreparable Harm to the Company. The CSO acknowledges that irreparable injury would result to the Company if the provisions of Section 2 or 3 were not specifically enforced and agrees that the Company shall be entitled to any appropriate legal, equitable or other remedy, including injunctive relief, with respect to any failure to comply with the provisions of said Sections 2 or 3.

                  4.2. Limitation of CSO's Liability. The CSO will not be liable for any breach of this of this Agreement, other than for a breach due to fraud or intentional misconduct, including the willful failure to perform under this Agreement for a period of thirty days following receipt of notice from the Company relating to such failure to perform. In the event of any such breach, the CSO's liability will be limited to five percent (5%) of the Contingent Service Fee for the year prior to the year of the breach. The Company shall have no rights to offset any amounts payable to the CSO hereunder against any liability owed by the CSO or any member of the Seller Group under any of the Transaction Documents, other than for the CSO's liability, if any, arising from an act or acts of fraud or intentional misconduct arising under the first two sentences of this Section 4.2.

         5.       Fees.

                  5.1 Service Fees. The Company shall pay to the CSO a Contingent Service Fee calculated and payable in accordance with Section 5.2 below and a Commission Override calculated and payable in accordance with
Section 5.3 below.

                  5.2 Contingent Service Fee. The Company shall pay to the CSO, not later than January 31, or as soon thereafter as practicable, of each year 2001 through 2004 (subject to closing of the transactions contemplated under the Reorganization Agreement, and if such closing occurs after January 31, 2001, then the first payment shall be due thirty (30) days after closing, or as soon thereafter as practicable), for a total of four (4) payments, an aggregate amount equal to (i) ten percent (10%) of the Adjusted Operating Cash Flow for the preceding calendar year if Adjusted Operating Cash Flow is greater than $0 but less than $1,000,000, or (ii) twenty percent (20%) of Adjusted Operating Cash Flow for the preceding calendar year if Adjusted Operating Cash Flow is $1,000,000 or greater but less than $2,000,000, or (iii) thirty percent (30%) of Adjusted Operating Cash Flow for the preceding calendar year if Adjusted Operating Cash Flow for such year is $2,000,000 or greater; provided, however, the maximum Contingent Service Fee for any given year shall not exceed $1,200,000; provided, further, that if the closing price of the Common Stock of Princeton Video Image, Inc., the Company's Parent, as reported on the Nasdaq National Market or other market, is equal to or greater than $12.00 per share (such price being adjusted to account for stock splits, stock dividends, or similar actions by the Company's Parent) on seventy five (75) days during any given year, the maximum Contingent Service Fee for such year shall not exceed $900,000. Subject to Section 5.5, the Contingent Service Fee due to the CSO under this Section shall be determined in good faith by the Board of Directors of the Company and the Parent.

                  5.3 Commission Override Fee. In addition to the Contingent Service Fee set forth in Section 5.2 above, the Company shall pay to the CSO a commission based upon the Adjusted Operating Cash Flow of the Company for each year as calculated in accordance with subsections 5.3(a) through (d) below; such Commission Override Fee shall be payable not later than January 31, or as soon thereafter as practicable, of each year 2002 through 2005, for a total of four
(4) payments; provided however, that the obligation to pay such Commission Override Fee under this Section 5.3 is contingent upon the continued employment by the Company or its Affiliate of Messrs. Sitt and Sonabend, as provided in the next two sentences. If either Mr. Sitt or Mr. Sonabend or both of them shall cease to be employed by the Company or its Affiliate at any time during the Term, the Commission Override Fee (a) shall be reduced by fifty percent (50%) of the amount calculated in the following sentence if one individual ceases to be employed by the Company or an Affiliate, or (b) shall no longer be payable if both Messrs. Sitt or Sonabend cease to be employed by the Company or an Affiliate, except if the Company terminates Mr. Sitt and/or Mr. Sonabend without Cause or Mr. Sitt and/or Mr. Sonabend terminate their employment for Good Reason, as such terms are defined under their respective Employment Agreements, dated _____________, between respectively, Mr. Sitt and Mr. Sonabend and [the Payroll Services Company]. Notwithstanding the foregoing, in the event that Mr. Sitt or Mr. Sonabend dies or becomes disabled during the Term, with disability defined in accordance with the respective Employment Agreements, then the Commission Override Fee shall be prorated at the time of the next calculation of the Commission Override Fee for the period during the preceding calendar year in which the respective Employee performed services for the Company. The payments due under this Section 5.3 shall be based upon the following schedule:

                  (a) on January 31, 2002, or as soon thereafter as practicable, the Company shall pay to the CSO, in United States currency, a commission equal to four percent (4%) of the Company's Adjusted Operating Cash Flow for the preceding calendar year plus the Commission Override Fee based on the Company's Adjusted Operating Cash Flow for the preceding calendar year;

                  (b) on January 31, 2003, or as soon thereafter as practicable, the Company shall pay to the CSO, in United States currency, a commission equal to six percent (6%) of the Company's Adjusted Operating Cash Flow for the preceding calendar year plus the Commission Override Fee based on the Company's Adjusted Operating Cash Flow for the preceding calendar year;

                  (c) on January 31, 2004, or as soon thereafter as practicable, the Company shall pay to the CSO, in United States currency, a commission equal to eight percent (8%) of the Company's Adjusted Operating Cash Flow for the preceding calendar year plus the Commission Override Fee based on the Company's Adjusted Operating Cash Flow for the preceding calendar year;

                  (d) on January 31, 2005 (and January 31 of subsequent years during any extension of this Agreement as provided in Section 6.2 hereof), or as soon thereafter as practicable, the Company shall pay to the CSO, in United States currency, a commission equal to eight percent (8%) of the Company's Adjusted Operating Cash Flow for the preceding calendar year plus the Commission Override Fee based on the Company's Adjusted Operating Cash Flow for the preceding calendar year.

         Subject to Section 5.5, the Commission Override Fee due to the CSO under this Section shall be determined in good faith by the Board of Directors of the Company and of the Parent.

                  5.4 Definitions Applicable to Section 5. The following capitalized terms as used in this Section shall have the meanings specified below:

                  (a) "Affiliate Specified Services", as used in this Section, shall mean all services which are of the type which the Company and the Parent provide to unaffiliated third parties as their primary business focus, are performed for or at the request of the Company by Parent or its Subsidiaries or any Affiliate of the Company and which the CSO, David Sitt or Roberto Sonabend agree are Affiliate Specified Services, such agreement not to be unreasonably withheld. For purposes of this definition, Affiliate Specified Services shall include video production, programming, video insertion, hardware sales, hardware installation and repair, and other similar services and sales and licenses of software, know-how, developments and other intellectual property (collectively, "IP") if such IP is developed for the Company and is not made, sold or licensed or otherwise made available by the Parent or its Subsidiaries (other than the Company) or any Affiliate of the Company to any unaffiliated third parties, and shall exclude general and administrative, technical assistance, research and development, advisory, know-how, training (at Parent's U.S. based locations, in accordance with Parent's past practice), consulting and other similar services, and sales and licenses of IP except as specifically provided above, and except to the extent necessary and appropriate for the delivery of the Affiliate Specified Services.

                  (b) "Company Specified Services", as used in this Section, shall mean all services which are performed by the Company for or at the request of Parent or its Subsidiaries or any Affiliate of the Company and which the CSO, David Sitt or Roberto Sonabend agree are Company Specified Services, such agreement not to be unreasonably withheld.

                  (c) "Specified Services", as used in this Section, shall mean Affiliate Specified Services and Company Specified Services.

                  (d) "Operating Cash Flow", as used in this Section, shall mean all of the Company's operating revenue in Mexico and all of the Company's operating revenue with respect to Specified Services, less all of the Company's operating expenses incurred with respect to operations in Mexico and all of the Company's operating expenses with respect to Specified Services, except depreciation, amortization, taxes, interest, and the Contingent Service Fee. Operating Cash Flow shall not include (i) revenues recognized or expenses incurred by the Company with respect to operations of the Company in any location other than Mexico, except for revenues and expenses with respect to Specified Services, it being understood that operations in Mexico shall include any operating revenues received by or due to the Company and operating expenses incurred by the Company with respect to all programs produced or broadcast in Mexico, (ii) any extraordinary items of revenue or expense, (iii) employee profit sharing expense to the extent incurred by the Company (directly or indirectly through reimbursement thereof to Princeton Video Image, Latin America, L.L.C., or to any other Affiliate of the Company) as required under the laws of Mexico, and (iv) any income or charge resulting from the consummation of transactions contemplated hereby and the Transaction Documents other than the fees pursuant to Section 11 of the Reorganization Agreement.

                  (e) "Adjusted Operating Cash Flow", as used in this Section, shall mean Operating Cash Flow excluding any revenue received or due from the Parent or any of its Subsidiaries or any Affiliate of the Company (other than Specified Services) or any expense paid or payable by the Company to the Parent or any of its Subsidiaries or any Affiliate of the Company (other than Princeton Video Image, Latin America, L.L.C., or any other Affiliate of the Company, solely in respect of services included in Operating Cash Flow in accordance with past practices between the Company and Consultares Asociados Dasi, S.C., and other than Specified Services), and shall be adjusted to include depreciation and amortization relating to the Company's operations in Mexico, but not any increase in the amount thereof resulting from the consummation of the transactions contemplated hereby and under the Reorganization Agreement by and between Princeton Video Image, Inc. and Presencia en Medios, S.A., et. al. and other instruments executed in accordance therewith, and such other adjustments as the Parties may agree, with such approval not to be unreasonably withheld.

                  (f) Operating Cash Flow and Adjusted Operating Cash flow shall be calculated in accordance with US GAAP, provided that if there is a material difference in the aggregate amount of Operating Cash Flow and/or Adjusted Operating Cash Flow (other than as a result of timing differences in the recognition of revenue and expenses and other than the adjustment referred to in 5.4(d)(iii) above) under Mexican GAAP and US GAAP, the parties will in good faith negotiate whether, in light of the circumstances and assumptions under which the Contingent Service Fee and the Commission Override Fee were agreed upon, an adjustment should be made to the amount of Operating Cash Flow and/or Adjusted Operating Cash Flow, and if so the amount of any such adjustment, and any dispute with respect thereto shall be resolved by the Compensation Committee of the Parent's Board of Directors.

                  5.5 Dispute Resolution Under Section 5. In the event of any dispute among any of the Parties hereto with regard to the calculation of the Contingent Service Fee and/or the Commission Override Fee, the Parties agree to the following method of resolving any such dispute:

                  (a) As soon as practicable, but in no event later than fifteen (15) Business Days following the CSO's receipt of the calculation of the Contingent Service Fee or the Commission Override Fee for the given year, the CSO shall notify the Company that the CSO either accepts or disagrees with the Company's calculations. In the event that the CSO accepts the Company's calculations in writing, those calculations shall be final, binding and unappealable by the Parties.

                  (b) In the event that the CSO disagrees with the Company's calculations, the written notice of disagreement that the CSO sends to the Company shall also set forth the basis of the CSO's disagreement and, if practicable, the CSO's own calculation of the Contingent Service Fee or the Commission Override Fee.

                  (c) The Parties agree to attempt in good faith to negotiate a resolution to their dispute. If the Parties reach an agreement, they shall set forth the agreed-upon amounts of the Contingent Service Fee or the Commission Override Fee, the Operating Cash Flow and Adjusted Operating Cash Flow in a writing signed by the Parties (a "Settlement Agreement"), and the calculations set forth in such Settlement Agreement shall be final, binding and unappealable by the Parties.

                  (d) In the event that a Settlement Agreement is not executed by the Parties within ten (10) Business Days following the date on which the Company receives the CSO's written notice of disagreement under this Section, the Parties hereby agree to retain an independent auditor selected by mutual agreement of the Parties. The independent auditor shall, within ten (10) Business Days following the retention, send to the CSO and the Company a written statement setting forth its calculation of the Contingent Service Fee or the Commission Override Fee, the Operating Cash Flow and Adjusted Operating Cash Flow, as well as the basis for such calculation. Following the retention of the independent auditor and prior to the issuance of the independent auditor's statement, the Parties agree to promptly provide the independent auditor with any and all documents and information, financial or otherwise, reasonably requested by the independent auditor. In the event that the independent auditor is not provided with such documents and/or information by either the Company or the CSO with sufficient promptness to allow the independent auditor to complete the required calculations within such 10-day period, the independent auditor is hereby authorized to withdraw by sending a written notice to the CSO and the Company stating which of the Parties has failed to provide the requested documents and/or information, and the Parties agree that the calculations of the Party that did not fail to provide such documents and/or information shall be deemed to be the final, binding and unappealable calculations of such figures for purposes of this Agreement. In the event that the independent auditor resigns for any reason and fails to state in writing to the Parties which of the Parties has failed to provide the documents and/or information requested by the auditor (or in the event that the auditor states that both Parties failed to provide such documents and/or information), the Parties agree that they will promptly select a new independent auditor in accordance with the terms of this Section and the resolution of their dispute shall proceed in accordance herewith. The independent auditor's calculation of the Contingent Service Fee or the Commission Override Fee, the Operating Cash Flow and Adjusted Operating Cash Flow shall be final, binding and unappealable by the Parties. The fees and expenses associated with any such audit shall be borne as the auditor determines.


         6.       Term.

                  6.1. Term of Agreement. Except as specifically provided herein, and unless renewed as provided in Section 6.2 hereof, this Agreement shall terminate on December 31, 2004 (the "Initial Term").

                  6.2 Renewal. The term of this Agreement shall be extended automatically for a period of one year following the expiration of the Initial Term and shall be automatically extended thereafter for additional periods of one year for so long as Mr. Sitt and/or Mr. Sonabend serve as officers of the Company, unless either Party notifies, in writing, the other Party of the intent that the Agreement shall not be extended, with such notice of non-renewal to be given at least ninety (90) days prior to the expiration of the then current Term. In the event that the Agreement is renewed as provided for in this Section 6.2, then only the Commission Override Fee, as calculated and payable under
Section 5.3, with such calculation to be at the rate set forth in Section 5.3(d) above. Upon conclusion of the Initial Term and the payment of all Contingent Services Fees and/or Commission Override Fees due for such Initial Term, the provisions pertaining to the Contingent Service Fee shall become null and void. Any reference to the Term herein shall include the Initial Term and any Renewal Term or either such Initial Term or any Renewal Term, as appropriate in the context.

                  6.3 Termination.

                  (a) The CSO may terminate this Agreement at any time upon one hundred and twenty (120) days prior written notice to the Company; provided however, that any termination by the CSO without Good Reason shall relieve the Company only of the obligation to pay the Contingent Service Fee under Section 5.2 hereof.

                  (b) The Company may terminate this Agreement only for a breach of the non-competition provisions contained herein (for "Cause"), in which event the termination will be immediately effective; provided, however, that any such termination under this Section 6.3(b) shall be operative only with regard to the Contingent Service Fee. The provisions of this Agreement pertaining to Commission Override Fee shall remain in full force and effect.

         7.       Representations And Warranties of the CSO.

                  7.1 The CSO represents and warrants to the Company as of the date of this Agreement as follows:

                           7.1.1 Existence and Power. The CSO is duly organized
and validly existing under the laws of Mexico, with corporate power and authority to engage in the business in which it is engaged, and is duly authorized and lawfully entitled to carry on its business as now carried on and that the CSO shall remain so organized and in good standing throughout the Term.

                           7.1.2 Power and Authority to Contract. The CSO has
the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such execution and delivery by the CSO and the consummation of such transactions on the part of the CSO have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the CSO are necessary to authorize the execution and delivery of this Agreement by the CSO or the consummation by the CSO of the transactions contemplated hereby. Moreover, execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not and will not result in any breach or default, or require consent, under any decree, mortgage, agreement, indenture or other instrument binding upon the CSO.

                           7.1.3 Valid and Binding Obligation. This Agreement
constitutes, and each instrument to be executed and delivered by the CSO in accordance herewith shall constitute, the valid and legally binding obligation of the CSO, enforceable against the CSO in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and other laws affecting creditors' rights and by principles of equity.

                           7.1.4 Access to Information. The Company has had
access to any and all material information, including all documents, records and books, pertaining to the CSO that it deems necessary or appropriate to enable it to determine whether to enter into this Agreement.

         8.       Representations And Warranties of the Company.

                  8.1 The Company represents and warrants to the CSO as of the date of this Agreement as follows:

                           8.1.1 Incorporation and Good Standing. The Company is
a limited liability company, duly organized and validly existing under the laws of Mexico, with corporate power and authority to engage in the business in which it is engaged, and is duly authorized and lawfully entitled to carry on its business as now carried on.

                           8.1.2 Power and Authority to Contract. The Company
has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such execution and delivery by the Company and the consummation of such transactions on the part of the Company have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby. Moreover, execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not and will not result in any breach or default, or require consent, under any decree, mortgage, agreement, indenture or other instrument binding upon the Company.

                           8.1.3 Valid and Binding Obligation. This Agreement
constitutes, and each instrument to be executed and delivered by the Company in accordance herewith shall constitute, the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and other laws affecting creditors' rights and by principles of equity.

                           8.1.4 Access to Information. The Company has had
access to any and all material information, including all documents, records and books, pertaining to the CSO that it deems necessary or appropriate to enable it to determine whether to enter into this Agreement.

         9.       Representations And Warranties of the Parent.

                  9.1 The Parent represents and warrants to the CSO as of the date of the this Agreement as follows:

                           9.11 Incorporation and Good Standing. The Parent is a
corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power, and authority to engage in business in which it is engaged, and is duly authorized and lawfully entitled to carry on its business as now carried on.

                           9.12 Power and Authority to Contract. The Parent has
the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such execution and delivery by the Parent and the consummation of such transactions on the part of the Parent have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent are necessary to authorize the execution and delivery of this Agreement by the Parent or the consummation by the Parent of the transactions contemplated hereby. Moreover, execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not and will not result in any breach or default, or require consent, under any decree, mortgage, agreement, indenture or other instrument binding upon the Parent.

                           9.13 Valid and Binding Obligation. This Agreement
constitutes, and each instrument to be executed and delivered by the Parent in accordance herewith shall constitute, the valid and legally binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and other laws affecting creditors' rights and by principles of equity.

                           9.14 Access to Information. The Parent has had access
to any and all material information, including all documents, records and books, pertaining to the CSO that it deems necessary or appropriate to enable it to determine to enter into this Agreement.

         10. Guaranty of the Company's Obligations. In consideration of the benefits which will accrue to the Parent, and as an inducement for and in consideration of the CSO entering this Agreement with the Company, Parent hereby, irrevocably and unconditionally, guarantees the collection of all of the Company's obligations to the CSO hereunder. The Parent and the Company, jointly and severally, agree that, during the Term of this Agreement, neither the Parent nor any Subsidiary, nor any Affiliate of the Company, will conduct any business operations in Mexico in competition with, as a joint venture, partnership or otherwise with the Company and the Company shall be the exclusive entity through which the Parent and all Affiliates of the Company operate in Mexico. The Parent and the Company, jointly and severally, agree that, during the Term of this Agreement, they will make and will cause the Company to make good faith and commercially reasonable efforts to maintain, develop and expand the business of the Company which is subject to the Contingent Service Fee and the Commission Override Fee. The Parent further agrees that it will, and will cause the Company's Affiliates to, license IP to the Company and shall, and shall cause the Company's Affiliates to, provide upgrades and training with respect thereto in accordance with the Company's past practices, and amounts payable in respect of the foregoing shall not be treated as an expense in respect of Affiliated Specified Services except as specifically provided in Section 5.4(a).

         11. Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Parent, including upon any sale of all or substantially all of the Company's or the Parent's assets, or upon any merger or consolidation of the Company or the Parent with or into any other entity (including, without limitation, any change in control of the Company or the Parent). Insofar as the CSO is concerned, this Agreement, being personal, may not be assigned, and any such purported assignment shall be void and of not effect; provided, however, that the CSO may assign to third parties the right to receive payment under this Agreement.

         12. Entire Agreement. This Agreement (as amended from time to time) and the other writings referred to herein or delivered pursuant hereto, which form a part hereof, contain the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         13. Notices. All notices, requests, consents and other communications hereunder to any Party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by overnight courier, facsimile transmission or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such Party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser listing all Parties:

                           If to the CSO, to:
                           Presencia en Medios, SA de CV
                           Palmas # 735-206
                           Mexico, DF  11000
                           MEXICO
                           Attn: Eduardo Sitt

                           With a copy (which shall not constitute notice) to:

                           Fried Frank Harris Shriver & Jacobson
                           One New York Plaza
                           New York, NY  10004
                           Facsimile: 212-859-4000
                           Attn: Joseph A. Stern, Esq.

                           If to the Company, to:

                           Publicidad Virtual, S.A. de C.V.
                           Paseo de los Laureles 458-301

                           Bosque de las Lomas C.P.  05120
                           Mexico, DF
                           MEXICO
                           Attn: Chairman of the Board of Directors

                           With a copy (which shall not constitute notice) to:

                           Smith, Stratton, Wise, Heher & Brennan
                           600 College Road East
                           Princeton, New Jersey 08540
                           Facsimile: 609-987-6651
                           Attn: Richard J. Pinto, Esquire

                           With a copy (which shall not constitute notice) to:

                           Princeton Video Image, Inc.
                           15 Princess Road
                           Lawrenceville, New Jersey 08648
                           Facsimile: 609-912-0044
                           Attn: Chairman of the Board of Directors

All such notices and communications shall be deemed to have been given in the case of (a) facsimile transmission, on the date sent, (b) personal delivery, on the date of such delivery, (c) overnight courier, on the day following delivery to such courier, and (d) mailing, on the third day after the posting thereof.

         14. Modification. The terms and provisions of this Agreement may not be modified, changed, supplemented or amended, or any of the provisions hereof waived, temporarily or permanently, except upon a written instrument duly executed by or on behalf of each Party hereto.

         15. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile signatures shall be accepted as originals.

         16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New Jersey, unless otherwise stated herein, without regard to its conflict of laws principles.

         18. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         19. Arbitration. Any dispute that arises under this Agreement (other than as set forth in Section 5.5 and other than as set forth in Section 19.1 immediately below) shall be referred by either party to arbitration, which shall be conducted in accordance with the rules of the American Arbitration Association (the "Rules"), and which shall take place in Princeton, New Jersey. In the event of an arbitration involving only two of the parties hereto, there shall be three arbitrators of whom each of the claimant and the respondent shall select one in accordance with the Rules. The two named arbitrators shall select a third arbitrator to serve as presiding arbitrator within thirty (30) calendar days of the selection of the second arbitrator. In the event of an arbitration involving more than two parties, there shall be three arbitrators who shall be jointly nominated by the parties. If any arbitrator has not been named within the time limits specified herein and in the Rules, such appointment shall be made by the American Arbitration Association upon the written request of any claimant or respondent within thirty (30) calendar days of such request. The decision of such arbitrators shall be binding, final and unappealable by the parties. The fees and expenses associated with any such arbitration shall be borne as the arbitrators determine.

                  19.1 Exception to Arbitration. Other than as provided in Sections 5.5 and 19 of this Agreement, the Courts of the United States of Mexico shall have exclusive jurisdiction of and be the exclusive forum for adjudicating any claim by the Company that the CSO has committed any breach of Section 1.2 of this Agreement, pertaining to the provision of Services by the CSO.

         20. Judgment Currency, etc.

         (a) All references herein to currency shall be references to the currency of the United States of America. All payments made pursuant to this Agreement shall be made in United States dollars.

         (b) The Company and Parent, jointly and severally, agree to indemnify the CSO against any loss incurred by the CSO as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and/or paid in currency (the "Judgment Currency') other than United States dollars and as a result of any variations as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the CSO is able to purchase United States dollars with the amount of the Judgment Currency actually received by the CSO. The foregoing indemnity shall constitute separate and independent obligations of the Company and Parent and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs or exchange payable in connection with the purchase of, or conversion into the relevant currency.

         21. Further Assurances. The Parties hereto shall, subsequent to the date hereof, execute and deliver such further documentation, and take such further action, in each case without cost to any other Party, as shall be reasonably requested by such other Party to further evidence and perfect the completion of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on their behalf on the day and date first set forth above.

                                 PUBLICIDAD VIRTUAL, S.A. de C.V.

                                  By:_____________________________

                                  Name:___________________________

                                  Title:__________________________


                                 PRESENCIA EN MEDIOS, S.A.

                                  By:_____________________________

                                  Name:___________________________

                                  Title:__________________________


                                 PRINCETON VIDEO IMAGE, INC.


                                  By:_____________________________

                                  Name:___________________________

                                  Title:__________________________

                                  SCHEDULE 6.14

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of ____________, by and among Princeton Video Image, Inc. (the "Company"), a New Jersey corporation, and each of the Persons who are named in Schedule A to this Agreement, as amended from time to time (collectively, the "Investors").

                             PRELIMINARY STATEMENTS

         A. As of the date hereof, Presencia en Medios, S.A., a Mexican corporation and one of the Investors, owns shares of Common Stock and Warrants.

         B. The Company and the Investors and certain Persons related to each of them have entered into the Reorganization Agreement dated as of December __, 2000 (the "Reorganization Agreement"), pursuant to which such Investors are acquiring shares of Common Stock and Warrants simultaneously with the execution hereof.

         C. The Company and certain of the Investors are entering into Employment Agreements (the "Employment Agreements") simultaneously with the execution hereof; in connection with their Employment Agreements, the Company is granting Warrants to such Investors.

         D. In connection with their acquisition of Common Stock and Warrants pursuant to the Reorganization Agreement and their receipt of Warrants in connection with their Employment Agreements, the Investors have requested that the Company grant them registration rights on the terms and conditions set forth in this Agreement.

         E. The Company has determined that it is advisable and in the Company's best interest to grant all of the Investors registration rights on the terms and conditions set forth in this Agreement and has agreed to do so.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

         1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. Terms defined in the Preliminary Statements shall have the meanings assigned to such terms therein.

         "Agreement" means this Registration Rights Agreement.

         "Board" means the Board of Directors of the Company.

         "Common Stock" means the common stock, no par value, of the Company.

         "Commission" means the United States Securities and Exchange
Commission.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means the record or beneficial owner of any Registrable Security.

         "Holders of a Majority of the Registrable Securities" means the Person or Persons who are the Holders of greater than 50% of the shares of Registrable Securities then outstanding.

         "Person" includes any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" means (1) all Common Stock or other equity securities of the Company currently held, acquired on the date hereof or hereafter acquired by the Investors, (2) all Common Stock or other equity securities of the Company issued or issuable upon exercise of the Warrants currently held, acquired on the date hereof or hereafter acquired by the Investors, and (3) any securities issued or issuable with respect to the Common Stock referred to in clauses (1) and (2) above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they (i) have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; (ii) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction; or
(iii) have not been sold pursuant to Rule 144.

         "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act or any similar successor rule.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Warrants" means any and all warrants, options or convertible or exchangeable securities issued by the Company, and currently held, acquired on the date hereof or hereafter acquired by the Investors, which are exercisable, convertible or exchangeable for Common Stock or other equity securities of the Company.

         2. Demand Registration Rights.

                  2.1 Grant of Demand Registration Rights.

                           2.1.1 Subject to the terms of this Agreement and
Sections 8.5 and 9.4 of the Reorganization Agreement, at any time from and after the date hereof, the Company agrees that the Holder or Holders (the "Requesting Holder" or "Requesting Holders," as the case may be) shall have the right to make a total of five (5) requests for registration under the Securities Act of no less than 150,000 shares of Registrable Securities then held by them (which number shall be adjusted to reflect any change in the Company's capitalization, at any time from and after the date hereof, by reason of a reclassification, recapitalization, reorganization, stock split, reverse stock split, repurchase of shares or otherwise) on Form S-1 or any similar long-form registration or, if available, on Form S-2 or Form S-3 or any similar short-form registration provided, however that the Requesting Holders may not make more than two (2) requests which result in Demand Registrations in any calendar year. Each such request for registration must specify the number of Registrable Securities requested to be registered, the anticipated price per share for such offering and whether such registration is to be in the form of an underwritten offering.

                           2.1.2 Within ten (10) days after receipt of any
request for registration by the Requesting Holder or Requesting Holders, as the case may be, pursuant to Section 2.1.1, the Company shall give written notice of such requested registration to all other Holders of Registrable Securities and will use its best efforts to cause to be included in such registration all Registrable Securities with respect to which the Company has received written requests for such inclusion not later than thirty (30) days after such other Holder's receipt of the Company's notice. All registrations referred to in this
Section 2 shall be referred to as "Demand Registrations." If the number of Registrable Securities to be offered in a Demand Registration is restricted, the number of shares to be included in such offering shall be determined pursuant to the provisions of Section 2.3 or Section 2.4, as the case may be.

                  2.2 Selection of Underwriter(s). If the Requesting Holder or Requesting Holders, as the case may be, elect to have the offering of Registrable Securities pursuant to a Demand Registration be in the form of an underwritten offering, the Holders of a Majority of the Registrable Securities to be included in such offering shall select and obtain the investment banker or investment bankers and manager or managers that will administer the offering (subject to the approval of the Company, not to be unreasonably withheld or delayed).

                  2.3 Priority on Underwritten Demand Registration.

                  (a) The number of Registrable Securities to be included in a Demand Registration may be reduced if and to the extent that the underwriter of securities included in the registration statement shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein; provided, however, that the percentage of the reduction of such Registrable Securities shall be no greater than the percentage reduction of securities of other selling stockholders, as such percentage reductions are determined in the good faith judgment of the Company.

                  (b) In a Demand Registration in which the Company participates, such registration statement will include, first, the securities proposed by the Company to be sold for its own account and, second, the Registrable Securities subject to any reduction pursuant to Section 2.3(a) hereof.

                  (c) In a Demand Registration in which the Company or other selling shareholders participate, if the aggregate number of shares actually offered by the Requesting Holders with respect to such registration is less than 75% of the aggregate number of shares such Requesting Holders initially requested to be offered as a result of a reduction pursuant to Section 2.3(a) hereof, then such registration shall not count as a Demand Registration hereunder and such Requesting Holders shall retain their rights hereunder with respect to the number of Demand Registrations without a reduction as a result of such registration.

                  (d) The Requesting Holders may abandon a Demand Registration at any time. An abandoned Demand Registration shall not count as a Demand Registration and such Requesting Holders shall retain their rights hereunder with respect to the number of Demand Registrations without a reduction as a result thereof if such Requesting Holders, at their option, pay all fees and expenses in connection with such abandoned registration.

                  2.4 Limitations on Demand Registration. Notwithstanding any other provision in this Agreement, the Company shall not be required to effect any Demand Registration at any time when another registration statement (other than on Form S-8) of the Company (A) is reasonably foreseen by the Board to be filed with the Commission within thirty (30) days after the date of request for Demand Registration, (B) has been filed and not yet become effective, or (C) has become effective less than six (6) months prior to the date of the request for Demand Registration.

                  2.5 Postponement of Demand Registration by the Company. The Company may postpone for up to 180 days the filing of a registration statement for a Demand Registration if the Company has delivered a certificate to the Holders of the Registrable Securities stating that the Board, acting in good faith, has determined that pursuance of such Demand Registration would be seriously detrimental to the Company and its shareholders; provided, however, that in the event of any such postponement, the

Requesting Holder or Requesting Holders, as the case may be, shall be entitled to withdraw the request for such Demand Registration and, if such request is withdrawn, such request shall not count as a Demand Registration hereunder; and provided, further, that the Company may not exercise its rights under this
Section 2.5 more than once in any twelve-month period.

         3.       Piggyback Registration Rights.

                  3.1 Grant of Piggyback Registration Rights. Subject to the terms of this Agreement and Sections 8.5 and 9.4 of the Reorganization Agreement, at any time from and after the date hereof at which the Company shall determine to file a registration statement under the Securities Act (other than on Form S-4, S-8 or a registration statement on Form S-l covering solely an employee benefit plan) in connection with the proposed offer and sale for money of any of its securities whether or not for its own account and/or on behalf of selling stockholders, the Company agrees promptly to give written notice of its determination to all Holders. Upon the written request of a Holder given within thirty (30) days after the receipt of such written notice from the Company, the Company agrees to use its best efforts to cause all such Registrable Securities, the Holders of which have so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition of the Registrable Securities to be so registered. All registrations of Registrable Securities referred to in this Section 3 may be referred to as "Piggyback Registrations." There is no limitation on the number of Piggyback Registrations which the Company is obligated to effect. No Piggyback Registration shall relieve the Company of its obligation to effect Demand Registrations.

                  3.2 Underwritten Piggyback Registration. If the registration of which the Company gives written notice pursuant to Section 3.1 is for a public offering involving an underwriting, the Company agrees to so advise the Holders as a part of its written notice.

                  3.3 Priority on Piggyback Registration.

                  (a) The number of Registrable Shares to be included in a Piggyback Registration may be reduced if and to the extent that the underwriter of securities included in the registration statement shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein; provided, however, that the percentage of the reduction of such Registrable Securities shall be no greater than the percentage reduction of securities of other selling stockholders, as such percentage reductions are determined in the good faith judgment of the Company.

                  (b) In a Piggyback Registration in which the Company participates, such registration statement will include, first, the securities proposed by the Company to be sold for its own account and, second, the Registrable Securities subject to any reduction pursuant to Section 3.3(a) hereof.

         4. Registration Procedures. If and as often as the Company is required by the provisions of Section 2 or Section 3 hereof to include shares of Registrable Securities held by various Holders in a registration statement filed under the Securities Act, the Company, at its expense and as expeditiously as possible, agrees to:

                  4.1 Registration Statement; Period of Effectiveness. In accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a Majority of the Registrable Securities covered by such Registration Statement copies of all such documents to be filed, which documents will be subject to review of such counsel) and use its best efforts to cause such registration statement to become and remain effective for a period of ninety (90) days (or, if such registration statement has been filed on Form S-3, for a period of one (1) year) and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete during such period of time;

                  4.2 Agreements and Other Actions. Enter into such customary agreements (including, if applicable, an underwriting or purchase agreement) and take such other actions as the Holders of a Majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  4.3 Copies of Registration Statement, Prospectus, Other Documents. Furnish to the Holders of Registrable Securities participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities;

                  4.4 Blue Sky Qualification. Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction;

                  4.5 Notification of Filing and Effectiveness. Notify the Holders participating in such registration, promptly after it shall receive notice thereof, (i) of the date and time when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement thereto or post-effective amendment to the registration statement has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) of any request by the Commission or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information;

                  4.6 Preparation of Amendments and Supplements at Holders' Request. Prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

                  4.7 Correction of Statements or Omissions. Notify such Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any Holder, the Company will prepare and furnish to such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  4.8 Listing. Unless at least 80% of the members of the Company's Board of Directors agree otherwise, use its best efforts to cause all such Registrable Securities to be listed on the Nasdaq National Market, provided that the Registrable Securities shall be listed on each exchange, if any, on which similar securities issued by the Company are then listed;

                  4.9 Transfer Agent. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement;

                  4.10 Stop Orders, Proceedings. Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  4.11 Inspection. Make available for inspection upon request by any Holder covered by such registration statement, by any managing underwriter of any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

                  4.12. Legal Opinion and Comfort Letter. Obtain an opinion from the Company's counsel and a "comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriters, if any, and to the Holders of a Majority of the Registrable Securities, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and underwriter (in the case of the opinion and the "cold comfort" letter);

                  4.13. Compliance. Comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earning statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  4.14. Marketing. Make reasonably available its officers, employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering; and

                  4.15 Incorporated Documents. Promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to counsel for the selling holders of Registrable Securities and to each managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning the selling holders prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

         5. Expenses. Except as set forth in Section 2.3(d), with respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 2 or Section 3 hereof, the Company agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided, however, that the Holders participating in any such registration agree to bear their pro rata share of any applicable underwriting discount and commissions.

         The fees, costs and expenses of registration to be borne as provided in the preceding sentence shall include, without limitation, all registration, filing, listing, and NASD fees, printing expenses, expenses incurred in connection with any road show, fees and disbursements of counsel and accountants for the Company, fees and disbursement of counsel for the underwriter or underwriters, if any, of the securities to be offered (if the Company and/or selling Holders who have requested registration of their Registrable Securities are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which such securities are to be registered or qualified, reasonable fees and disbursements of one firm of counsel for the Holders who have requested registration of their Registrable Securities, to be selected by the Holders of a majority of the shares of Registrable Securities to be included in such registration, and the premiums and other costs of policies of insurance against liability arising out of such public offering.

         6. Underwriting Agreements. In the event any Demand Registration or Piggyback Registration under this Agreement is an underwritten offering, the right of any Holder to participate therein, and the inclusion of such Holder's Registrable Securities therein, shall be subject to such Holder's agreeing to enter into, together with the Company, an underwriting agreement with the underwriter or underwriters selected for such underwriting.

         7. Indemnification.

                  7.1 Indemnification by Company. The Company hereby agrees to indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement (and any officer, director, employee, associate, affiliate, controlling Person, legal counsel and accountants thereof) pursuant to the provisions of this Agreement from and against, and agrees to reimburse such Holder (and any officer, director, employee, associate, affiliate, controlling Person, legal counsel and accountants thereof) with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs or expenses to which such Holder may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof.

                  7.2 Indemnification by Holders. Each Holder of shares of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement hereby agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, legal counsel and accountants and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, legal counsel, accountants and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, legal counsel, accountants or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, no Holder shall be obligated hereunder to pay more than the net proceeds realized by it upon its sale of Registrable Securities included in such registration statement.

                  7.3 Indemnification Procedure. Promptly after receipt by a party indemnified pursuant to the provisions of Section 7.1 or Section 7.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to Section 7.1 or Section 7.2, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7 and shall not relieve the indemnifying party from liability under this Section 7 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under Section 7.1 or Section 7.2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless: (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence; (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time; (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action; or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party, and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

                  7.4 Contribution.

                           7.4.1 If the indemnification provided for in Section
7.1 or Section 7.2 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such Section, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 7.4.1.

Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 7.4 shall be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities).

                           7.4.2 No person guilty of fraudulent
misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7.4 from any person who was not guilty of such fraudulent misrepresentation.

                           7.4.3 The indemnification and contribution required
by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         8. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any Holder, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         9. Form S-3. The Company agrees to take such measures and file such information, documents and reports, as shall be required of it by the Commission as a condition to the use of Form S-3. The Company also covenants to use its best efforts to qualify for the use of Form S-3.

         10. Shareholder Information. The Company may request each Holder of Registrable Securities as to which any registration is sought to be effected pursuant to this Agreement to furnish the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith, and each Holder as to which any registration is sought to be effected pursuant to this Agreement agrees to furnish the Company with such information.

         11. Additional Registration Rights. The Company may grant registration rights, pari passu with the rights granted in Section 2 and Section 3 of this Agreement, to persons who become holders of other securities of the Company subsequent to the date of this Agreement; provided, however, the Company shall not be obligated to seek or obtain the consent of the Investors in order to do so subject to the provisions of Sections
2.3 and 3.3 hereof.

         12. Forms. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

         13. Standstill. To the extent requested by the managing underwriter of any registration effected pursuant to Section 3 and offered by the Company, each Holder will defer the sale of Registrable Shares for a period commencing twenty
(20) days prior and terminating one hundred twenty (120) days after the effective date of the registration statement, provided that any principal shareholders of the Company who also have shares included in the registration statement will also defer their sales for a similar period.

         13. Miscellaneous; Termination of Rights.

                  13.1 Termination. The rights and obligations of the Holders under this Agreement shall terminate at such time when, pursuant to clause (k) of Rule 144, the Holders are no longer subject to the volume limitations contained in clauses (c), (e), (f) and (h) of Rule 144 as determined by counsel to the Holders.

                  13.2 Waivers and Amendments.

                           13.2.1 With the written consent of the Holders of a
Majority of the Registrable Securities, the obligations of the Company to the Investors and the rights of the Investors under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder or thereunder of the Investors and the Company; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid proportion of Registrable Securities, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of all of the Holders; and provided, further, that, without the consent of any of the Holders, the Company may, from time to time, amend this Agreement in any manner that, viewed in its entirety, is ameliorative of, or provides all of the Holders with rights that are superior to or of greater benefit to such Holders than, the rights that such Holders hold prior to the date of any such amendment. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company agrees to give prompt written notice thereof to the Holders who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 13.2. Specifically, but without limiting the generality of the foregoing, the failure of any Investor at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of any such Investor at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                           13.2.2 Notwithstanding the foregoing and without the
consent of any other Holders, the rights and obligations of any Holder under this Agreement may be transferred to any transferee to whom Registrable Securities are transferred; provided, however, that: (i) such transfers are in compliance with all other documents and agreements between the Company and the Holder making such transfer; (ii) the Holder making such transfer provides the Company with written notice of the transfer of such Registrable Securities at or prior to such transfer, advising the Company of the name and address of the proposed transferee and identifying the securities to be transferred; and (iii) such proposed transferee agrees in writing to be bound by all of the provisions of this Agreement. In such event, such transferee shall be added to Schedule A and become an Investor under this Agreement.

                  13.3 Effect of Waiver or Amendment. Each Investor acknowledges that by operation of Section 13.2 the Holders of a Majority of the Registrable Securities will, subject to the limitations contained in such Section 13.2, have the right and power to diminish or eliminate certain rights of all of the Investors under this Agreement.

                  13.4 Rights of Investors Inter Se. Each Investor shall have the absolute right to exercise or refrain from exercising any right or rights which such Investor may have by reason of this Agreement, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Investor shall not incur any liability to any other Investor with respect to exercising or refraining from exercising any such right or rights.

                  13.5 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail.

                           13.5.1 If to any Investor, addressed to such Investor
at its last known address set forth on the Company's corporate records, or at such other address as such Investor may specify by written notice to the Company; or

                           13.5.2 If to the Company, at 15 Princess Road,
Lawrenceville, New Jersey 08648, Attention: __________, or at such other address as the Company may specify by written notice to the Investors.

                           Each such notice, request, consent and other
communication shall, for all purposes of the Agreement, be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of U.S. mail, addressed and postage prepaid as aforesaid.

                  13.6 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                  13.7 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall be binding upon and inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Registrable Securities. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

                  13.8 Headings. The headings of the sections, subsections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  13.9 Choice of Law. It is the intention of the parties that the internal substantive laws, without regard to the laws of conflicts, of the State of New Jersey should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                  13.10 Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any New Jersey State or Federal court sitting in the State of New Jersey, for any action or proceeding arising out of or related to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in New Jersey State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

                  13.11 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings of the parties relating to the subject matter hereof. All such agreements shall terminate and be of no further force or effect.

                  13.12 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

                                            BY THE COMPANY:

                                            PRINCETON VIDEO IMAGE, INC.

                                            By:
                                               ----------------------------
                                                 Name:
                                                 Title:

                                            BY THE INVESTORS:

                                            -------------------------------

                                            -------------------------------

                                            -------------------------------

                                   Schedule A

                                  SCHEDULE 6.16

                         FORM OF STOCK OPTION AGREEMENT

                           PRINCETON VIDEO IMAGE, INC.
                             STOCK OPTION AGREEMENT

OPTIONEE: _____________   INCENTIVE STOCK OPTION SHARES:  _____________________
ADDRESS: _____________ NON-QUALIFIED STOCK OPTION SHARES: _________________ _____________ EXERCISE PRICE: ____________________________________
                          DATE OF GRANT: ______________________________________
                          EXPIRATION DATE:  ___________________________________

VESTING SCHEDULE: Subject to the additional provisions of this Stock Option Agreement (this "Agreement") and the 1993 Stock Option Plan (the "Plan"), as amended, of Princeton Video Image, Inc. (the "Company"),

MONTHLY VESTING: One thirty-sixth (1/36) of the total number of shares subject to this Agreement shall vest and shall become exercisable on and after the first day of the first month following the Date of Grant and an additional one thirty-sixth (1/36) of the total number of shares subject to this Agreement shall vest and shall become exercisable on and after the first day of each subsequent month, until all of the shares are exercisable.

         1. Grant of Option. Pursuant to the terms of this Agreement, the Company hereby grants to the above named Optionee an option (the "Option") to purchase the total number of shares of Common Stock of the Company ("Shares") set forth above, at the Exercise Price and in accord with the Vesting Schedule set forth above, and in all respects subject to the terms, definitions and provisions of the Plan, a copy of which is attached hereto and which is incorporated by reference herein. Unless otherwise defined, the terms defined in the Plan shall have the same defined meanings in this Agreement.

         2. Method of Exercise. The Option shall be exercised by the completion and execution of a notice in the form attached as Exhibit A. The notice shall be signed by Optionee, shall be delivered in person or by certified mail to the President or Chief Financial Officer of the company and shall be accompanied by payment of the exercise price in cash or check. The Option may not be exercised for a fraction of a Share. The Option may not be exercised and no Shares will be issued unless such exercise and issuance shall comply with all relevant provisions of law and the requirements of any automated quotation system or stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares. Prior to the issuance of Shares upon exercise of the Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligation of the Company.

         3. Termination of Status as an Employee or Consultant. In the event of termination of Optionee's Continuous Status as an Employee or Consultant, Optionee may, but only within ninety (90) days after the date of such termination (but in no event later than the Expiration Date), exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, this Agreement shall terminate.

         4. Breach by Employee. In the event the Employee should breach the non-competition provisions set forth at Section 9 of the Employment Agreement, dated _____________, between Employee and Newco (the "Employment Agreement"), then any vested but unexercised and/or any unvested options hereunder shall be forfeit and any rights of Employee hereunder shall lapse and become null and void.

         5. Special Remedies Available to Employee. If the Purchaser (as defined in the Reorganization Agreement referred to herein) shall fail to comply with its obligations under Section 7.1 of the Reorganization Agreement, dated December __, 2000, between Princeton Video Image, Inc., and Presencia en Medios, et al. (the "Reorganization Agreement"), and such failure is not cured within ten (10) days after notice of such failure from Employee or any member of the Seller Group, as defined under the Reorganization Agreement, then notwithstanding anything to the contrary contained herein or in the Plan or in the Transaction Documents (as defined in the Reorganization Agreement), at the end of such ten (10) day period, all stock options subject to this Stock Option Agreement which are not then vested shall immediately vest. Additionally, if any event pertaining to a change in control of the Company, as specified in Section 4(g) of the Employment Agreement, occurs, then all unvested options hereunder shall immediately vest and become exercisable in accordance with the terms of
Section 4(g) and 4(h) of the Employment Agreement, which sections are incorporated by reference as if set forth herein at length.

         6. Death or Disability of Optionee. Subject to Section 4 above and notwithstanding the provisions of Section 3 above, in the event of Optionee's death or the termination of Optionee's consulting relationship or Continuous Status as an Employee as a result of Optionee's total and permanent disability (as defined in Section 22(c)(3) of the Code), Optionee's estate or Optionee (as the case may be) may, but only within twelve (12) months from the date of death or such termination (but in no event later than the Expiration Date), exercise the Option to the extent Optionee was entitled to exercise it at the date of death or such termination. To the extent that Optionee was not entitled to exercise the Option at the date of death or such termination, or if Optionee's estate or Optionee does not exercise the Option to the extent so entitled within the time specified herein, this Agreement shall terminate.

         7. Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of

Optionee, only by Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs successors and assigns of Optionee.

         8. Term of Option. Notwithstanding any provision herein to the contrary, the Option may not be exercised more than ten years from the Date of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

         9. Incentive Stock Options. The Option is intended to qualify as an incentive stock option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") with respect to the Incentive Stock Option Shares. To the extent that the aggregate fair market value of the Incentive Stock Option Shares (determined for each Share as of the grant date of the option covering such Share), together with the aggregate fair market value of Common Stock subject to any additional ISOs held by Optionee, for which such options are exercisable for the first time by the Optionee in any calendar year exceeds $100,000, or any of the terms or conditions of this Option are inconsistent with the requirements imposed by the Code for treatment of this Option as an ISO, the Incentive Stock Option Shares shall be considered Non-Qualified Stock Option Shares.

         10. Early Disposition of Stock. If Optionee is an Employee Optionee understands that, if Optionee disposes of any Shares received under this Option within two (2) years after the date of this Option or within one (1) year after such Shares were transferred to Optionee, Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured as the difference between the price paid for the Shares and the lower of the fair market value of the Shares at the date of exercise or the fair market value of the Shares at the date of disposition. The amount of such ordinary income may be measured differently if Optionee is an officer, director or 10% shareholder of the Company, or if the Shares were subject to a substantial risk of forfeiture at the time they were transferred. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain. Optionee hereby agrees to notify the Company in writing within thirty (30) days after the date of any such disposition. The notice shall include Optionee's name, the number, Exercise Price, exercise date, sales price of the Shares so disposed, and the date of disposition. Optionee understands that if Optionee disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be treated as long-term capital gain.

         11. Tax Consequences. Optionee understands that any of the foregoing references to taxation are based on federal income tax laws and regulations now in effect. Optionee has reviewed with Optionee's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Optionee is relying solely on such advisors and not on any statements or representations of Company or any of its agents. Optionee understands that the Optionee (and not the Company) shall be responsible for Optionee's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

                                       PRINCETON VIDEO IMAGE, INC.

                                       By: ____________________________
                                       Name: __________________________
                                       Title: _________________________

         OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES HEREUNDER IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THE OPTION, THE PLAN, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR CONSULTING FOR ANY PERIOD AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

THIS OPTION HAS BEEN GRANTED PURSUANT TO AN AMENDMENT TO THE COMPANY'S 1993 AMENDED STOCK OPTION PLAN AUTHORIZING AN INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN. THE AMENDMENT WAS ADOPTED BY THE COMPANY'S BOARD OF DIRECTORS ON APRIL 5, 2000 AND IS BEING SUBMITTED TO THE SHAREHOLDERS OF THE COMPANY FOR RATIFICATION. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN THE EVENT THAT THE AMENDMENT IS NOT RATIFIED BY THE COMPANY'S SHAREHOLDERS ON OR BEFORE APRIL 5, 2001, NONE OF THE OPTION SHARES UNDER THIS AGREEMENT WILL BE ELIGIBLE FOR TREATMENT AS QUALIFIED INCENTIVE STOCK OPTION SHARES UNDER THE INTERNAL REVENUE CODE.

         Optionee acknowledges receipt of a copy of the Plan, represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan. Optionee further agrees to notify the Company upon any change in the residence address indicated above.

_______________________________________
Optionee Signature

_______________________________________

Optionee's Social Security Number

Dated: ______________________

                                    EXHIBIT A

                       NOTICE OF EXERCISE OF STOCK OPTION

TO:      Princeon Video Image, Inc (the "Company")

         In accordance with the terms of the Stock Option Agreement, dated _______________________(the "Option"), between the Company and
_____________________________________ (print name of Optionee), I hereby exercise the Option to purchase _____shares of Common Stock of the Company at $ _______ per share (total exercise price of $ ____________), effective today's date by delivery of this notice and payment of the total exercise price.

         Attached is cash or a check payable to the Company for the total exercise price of the shares being purchased. The undersigned confirms the representations made in the Option.

         Please prepare the stock certificates in the following name(s):

                __________________________________________________

                __________________________________________________


         (If the shares of Common Stock are to be registered in name other than that of Optionee, please provide proof acceptable to the Company of such person's legal right to exercise the Option, if applicable, and to own the shares of Common Stock of the Company issued hereunder.)

                                Sincerely,


                                _____________________________________
                                Signature

                                _____________________________________
                                Print Name

                                __________________________
                                Date


Letter and consideration received
On _______________________


Princeton Video Image, Inc.


By:  __________________________

Name: ________________________

Title: _________________________

                                SCHEDULE 6.17(a)

                          FORM OF CORPORATION'S LETTER

                       [LETTERHEAD OF PUBLICIDAD VIRTUAL]


                                            Date
Presencia en Medios, SA de CV
Palmas # 735-206
Mexico DF  11000
MEXICO
Attn: Eduardo Sitt

       Re: Reorganization Agreement dated as of December __, 2000 by and among Presencia en Medios, S.A., Eduardo Sitt, David Sitt and Roberto Sonabend, Presence in Media LLC, Virtual Advertisement LLC, PVI LA, LLC, Princeton Video Image, Inc., and Princeton Video Image Latin America, LLC (the "Reorganization Agreement")

Gentlemen:

            This letter is to confirm that in consideration of the Reorganization Agreement and the transactions contemplated thereby and by the other Transaction Documents (as such term is defined in the Reorganization Agreement), Publicidad Virtual, S.A. de C.V (the "Corporation") will pay Presencia en Medios, SA de CV ("Presencia") two million (2,000,000) Pesos, lawful currency of the United States of Mexico. This amount shall be payable in whole or in part at any time, with the timing of such payments to be made as the Corporation's cash position allows, as determined in the Corporation's sole good faith discretion, provided that this amount shall be paid in full not later than December 31, 2001. The amount payable hereunder shall be reduced by the sum of
(a) the aggregate of all amounts paid by the Corporation to Presencia after the date of the Reorganization Agreement and prior to the Closing Date (as such term is defined in the Reorganization Agreement), other than payments ("Specified Payments") of not more than three million (3,000,000) Pesos by the Corporation to Presencia., in respect of the Corporation's payable after giving effect to the two million (2,000,000) Pesos of capital (as described in the first item listed on Schedule 3.6 to the Reorganization Agreement), and (b) the excess of any amounts over three million Pesos (3,000,000), minus the aggregate of Specified Payments, owed by the Corporation to Presencia on the Closing Date, other than payments required under this letter and the provisions of the Consulting Services Agreement dated as of ___________, 2001 between Presencia and the Corporation and other than any indemnification obligation in respect of guarantees referred to in Schedule 3.21 of the Reorganization Agreement. Notwithstanding any other provision of this letter agreement, Princeton Video Image, Inc. is not guaranteeing this obligation of the Corporation, and Presencia shall have no right, claim or entitlement against Princeton Video Image, Inc. for this obligation of the Corporation and shall have no right to enforce any judgment against the Corporation in any currency other than Pesos.

                                              Very truly yours,